Exhibit 10.1

EXECUTION VERSION

AMENDMENT AND RESTATEMENT AGREEMENT

Dated as of March 26, 2013

THIS AMENDMENT AND RESTATEMENT AGREEMENT (this “Agreement”) is made as of March 26, 2013 by and among Endo Health Solutions Inc. (formerly known as Endo Pharmaceuticals Holdings Inc.) (the “Borrower”), the Subsidiaries of the Borrower listed on the signature pages hereof (together with the Borrower, the “Loan Parties”), the financial institutions listed on the signature pages hereof (collectively, the “Lenders”) and Morgan Stanley Senior Funding, Inc., in its capacity as administrative agent for the Lenders (the “Administrative Agent”), under that certain Credit Agreement dated as of June 17, 2011 by and among the Borrower, the lenders from time to time party thereto and the Administrative Agent (as in effect on the date hereof, the “Existing Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Restated Credit Agreement (as defined below).

WHEREAS, the Borrower, the Lenders party hereto and the Administrative Agent have agreed to amend and restate the Existing Credit Agreement;

WHEREAS, the parties hereto have agreed to such amendment and restatement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have agreed to enter into this Agreement.

1. Amendment and Restatement of the Existing Credit Agreement. (a) Effective on the Restatement Effective Date (as defined below), the Existing Credit Agreement is hereby amended and restated in its entirety to read as set forth in Exhibit A hereto (the “Restated Credit Agreement”). From and after the effectiveness of such amendment and restatement, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof” and words of similar import, as used in the Restated Credit Agreement (including all exhibits and schedules thereto), shall, unless the context otherwise requires, refer to the Restated Credit Agreement, and the term “Credit Agreement”, as used in the other Loan Documents (including all exhibits and schedules thereto), shall mean the Restated Credit Agreement.

(b) Subject to Section 1(c) below, all “Revolving Commitments” as defined in, and in effect under, the Existing Credit Agreement on the Restatement Effective Date shall continue in effect under the Restated Credit Agreement, and all “Loans” and “Letters of Credit” as defined in, and outstanding under, the Existing Credit Agreement on the Restatement Effective Date shall continue to be outstanding under the Restated Credit Agreement, and on and after the Restatement Effective Date the terms of the Restated Credit Agreement will govern the rights and obligations of the Borrower, the Lenders and the Administrative Agent with respect thereto.

(c) Effective upon the Restatement Effective Date and after giving effect to the provisions of Sections 8 and 9 hereof and Section 1.06 of the Restated Credit Agreement, (i) each Lender that, on or prior to the requisite time on the date hereof, has executed and delivered to the Administrative Agent (or its counsel) a counterpart of this Agreement as a “2016 Term A Lender” (or evidence thereof as contemplated by Section 4(a) below) shall be a 2016 Term A Lender under the Restated Credit

Agreement, and its Term A Loans under the Existing Credit Agreement shall be 2016 Term A Loans under the Restated Credit Agreement, (ii) each Lender that, on or prior to the requisite time on the date hereof, has executed and delivered to the Administrative Agent (or its counsel) a counterpart of this Agreement as a “2018 Term A Lender” (or evidence thereof as contemplated by Section 4(a) below) shall be a 2018 Term A Lender under the Restated Credit Agreement, and its Term A Loans under the Existing Credit Agreement shall be 2018 Term A Loans under the Restated Credit Agreement, (iii) each other Term A Lender under the Existing Credit Agreement shall be a 2016 Term A Lender under the Restated Credit Agreement and its Term A Loans under the Existing Credit Agreement shall be 2016 Term A Loans under the Restated Credit Agreement, (iv) each Lender that, on or prior to the requisite time on the date hereof, has executed and delivered to the Administrative Agent (or its counsel) a counterpart of this Agreement as a “2016 Revolving Lender” (or evidence thereof as contemplated by Section 4(a) below) shall be a 2016 Revolving Lender under the Restated Credit Agreement, and its Dollar Tranche Commitment, Multicurrency Tranche Commitment, Dollar Tranche Revolving Loans and Multicurrency Tranche Revolving Loans under the Existing Credit Agreement shall be a 2016 Dollar Tranche Commitment, 2016 Multicurrency Tranche Commitment, 2016 Dollar Tranche Revolving Loans and 2016 Multicurrency Tranche Revolving Loans under the Restated Credit Agreement, respectively, (v) each Lender that, on or prior to the requisite time on the date hereof, has executed and delivered to the Administrative Agent (or its counsel) a counterpart of this Agreement as a “2018 Revolving Lender” (or evidence thereof as contemplated by Section 4(a) below) shall be a 2018 Revolving Lender under the Restated Credit Agreement, and its Dollar Tranche Commitment, Multicurrency Tranche Commitment, Dollar Tranche Revolving Loans and Multicurrency Tranche Revolving Loans under the Existing Credit Agreement shall be a 2018 Dollar Tranche Commitment, 2018 Multicurrency Tranche Commitment, 2018 Dollar Tranche Revolving Loans and 2018 Multicurrency Tranche Revolving Loans under the Restated Credit Agreement, respectively, and (vi) each other Revolving Lender under the Existing Credit Agreement shall be a 2016 Revolving Lender under the Restated Credit Agreement and its Dollar Tranche Commitment, Multicurrency Tranche Commitment, Dollar Tranche Revolving Loans and Multicurrency Tranche Revolving Loans under the Existing Credit Agreement shall be a 2016 Dollar Tranche Commitment, 2016 Multicurrency Tranche Commitment, 2016 Dollar Tranche Revolving Loans and 2016 Multicurrency Tranche Revolving Loans under the Restated Credit Agreement, respectively.

(d) The amendment and restatement of the Existing Credit Agreement as contemplated hereby shall not be construed to discharge or, except as expressly contemplated under Section 1(c) above, otherwise affect any obligations of the Borrower accrued or otherwise owing under the Existing Credit Agreement that have not been paid, it being understood that such obligations will constitute obligations under the Restated Credit Agreement.

2. Amendment to Subsidiary Guaranty. Effective as of the Restatement Effective Date, the Subsidiary Guaranty is hereby amended to (a) replace the reference to “Obligations” in each of (i) the second WHEREAS clause, (ii) the third WHEREAS clause and (iii) Section 3 thereof with “Secured Obligations”, and (b) add the following as a new Section 24 thereto:

SECTION 24. Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Subsidiary Guarantor to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 24 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 24, or otherwise under this Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Guaranteed Obligations are indefeasibly

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paid in full in cash. Each Qualified ECP Guarantor intends that this Section 24 constitute, and this Section 24 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Subsidiary Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

3. Amendment to Pledge and Security Agreement. Effective as of the Restatement Effective Date, the Pledge and Security Agreement is hereby amended by replacing each reference to the “Effective Date” with “Original Effective Date”.

4. Conditions of Effectiveness. The effectiveness of the amendment and restatement of the Existing Credit Agreement pursuant to Section 1 of this Agreement, the amendment to the Subsidiary Guaranty pursuant to Section 2 of this Agreement and the amendment to the Pledge and Security Agreement pursuant to Section 3 of this Agreement (the “Restatement Effective Date”) shall be subject to the satisfaction of the following conditions precedent:

(a) The Administrative Agent (or its counsel) shall have received from the Borrower, the Subsidiary Guarantors, the Required Lenders, each 2018 Revolving Lender, each 2018 Term A Lender, each Issuing Bank, the Swingline Lender and the Administrative Agent either a counterpart of this Agreement signed on behalf of such party or written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Restatement Effective Date) of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Loan Parties, covering such matters relating to the Loan Parties, the Loan Documents, this Agreement and the transactions contemplated hereby as the Administrative Agent shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion.

(c) The Administrative Agent shall have received:

(i)	a Certificate of the Secretary or an Assistant Secretary of each Loan Party certifying (w) that there have been no changes in the Certificate of Incorporation or other charter document of such Loan Party, as attached thereto and as certified as of a recent date by the Secretary of State of the jurisdiction of its organization, since the date of the certification thereof by such secretary of state, (x) the ByLaws or other applicable organizational document, as attached thereto, of such Loan Party as in effect on the date of such certification, (y) resolutions of the Board of Directors or other governing body of such Loan Party authorizing the execution, delivery and performance of each Loan Document to which it is a party, and (z) the names and true signatures of the incumbent officers of each Loan Party authorized to sign the Loan Documents to which it is a party, and (in the case of the Borrower) authorized to request a Borrowing or the issuance of a Letter of Credit under the Restated Credit Agreement;

(ii)	a Good Standing Certificate for each Loan Party from the Secretary of State of the jurisdiction of its organization; and

(iii)

a Certificate signed by a Responsible Officer of the Borrower certifying as of the Restatement Effective Date the following: (x) all of the representations and warranties of the Borrower set forth in the Restated Credit Agreement are true

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and correct in all material respects (other than to the extent qualified by materiality or “Material Adverse Effect”, in which case, such representations and warranties are true and correct), except in the case of any such representation and warranty that expressly relates to an earlier date, in which case such representation and warranty is true and correct in all material respects, other than to the extent qualified by materiality or “Material Adverse Effect”, in which case such representation and warranty is true and correct on and as of such earlier date and (y) no Default or Event of Default has occurred and is continuing.

(d) The Administrative Agent shall have received (i) all fees and other amounts due and payable on or prior to the Restatement Effective Date (which, in the case of fees calculated by reference to a Lender’s Revolving Commitment and/or Term Loans, shall be calculated with reference to each such Lender’s Revolving Commitment and/or Term Loans outstanding as of the Restatement Effective Date after giving effect to any prepayments occurring on or prior to such date), including, to the extent invoiced at least one day prior to the Restatement Effective Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Loan Documents and (ii) all accrued and unpaid interest under the Existing Credit Agreement, all accrued and unpaid fees under Sections 2.12(a) and 2.12(b) of the Existing Credit Agreement and any amounts due and payable under Section 2.16 of the Existing Credit Agreement, in each case, with respect to any Lender’s Revolving Commitment and/or Term A Loans under the Existing Credit Agreement that are being reduced and/or terminated pursuant to this Agreement and Section 1.06 of the Restated Credit Agreement as of the Restatement Effective Date. If any LC Disbursements and/or Swingline Loans are outstanding as of the Restatement Effective Date, such LC Disbursements and/or Swingline Loans shall be repaid, together with any interest accrued thereon.

The Administrative Agent shall notify the Borrower and the Lenders of the Restatement Effective Date, and such notice shall be conclusive and binding.

5. Representations and Warranties of the Borrower. The Borrower hereby represents and warrants as follows:

(a) This Agreement and the Restated Credit Agreement constitute legal, valid and binding obligations of the Borrower, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) As of the date hereof and giving effect to the terms of this Agreement, (i) all of the representations and warranties of the Borrower set forth in the Restated Credit Agreement are true and correct in all material respects (other than to the extent qualified by materiality or “Material Adverse Effect”, in which case, such representations and warranties are true and correct), except in the case of any such representation and warranty that expressly relates to an earlier date, in which case such representation and warranty is true and correct in all material respects, other than to the extent qualified by materiality or “Material Adverse Effect”, in which case such representation and warranty is true and correct on and as of such earlier date and (ii) no Default or Event of Default has occurred and is continuing.

6. No Novation. This Agreement shall not extinguish the Loans or other obligations outstanding under the Existing Credit Agreement. This Agreement shall be a Loan Document for all purposes.

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7. Consent and Reaffirmation.(a) In connection with the execution and delivery of this Agreement, each of the undersigned Subsidiary Guarantors, as debtor, grantor, pledgor, guarantor, or in any other similar capacity in which such Subsidiary Guarantor grants liens or security interests in its properties or otherwise acts as an accommodation party or guarantor, as the case may be, in each case under the Loan Documents heretofore executed and delivered in connection with or pursuant to the Existing Credit Agreement, (i) hereby consents to the Agreement and the transactions contemplated thereby, (ii) hereby ratifies and reaffirms all of its remaining payment and performance obligations, contingent or otherwise, if any, under each of the Loan Documents (as amended, restated, supplemented or otherwise modified by the Agreement, as the case may be) to which it is a party, (iii) to the extent such Subsidiary Guarantor granted liens on or security interests in any of its properties pursuant to any such Loan Documents, hereby ratifies and reaffirms such grant of security and confirms that such liens and security interests continue to secure the Secured Obligations and (iv) to the extent such Subsidiary Guarantor guaranteed the Secured Obligations or any portion thereof, hereby ratifies and reaffirms such guaranties.

(b) Each of the undersigned Subsidiary Guarantors further agrees that all references in the Loan Documents (including all exhibits and schedules thereto) to the Existing Credit Agreement shall hereafter mean and refer to the Existing Credit Agreement as amended and restated by the Agreement. All references in the Loan Documents to the term “Obligations” or “Secured Obligations” shall hereafter mean and refer to the Obligations and the Secured Obligations, as the case may be, as redefined in the Restated Credit Agreement and shall include all additional Obligations and the Secured Obligations resulting from or incurred pursuant to the Restated Credit Agreement. All references in the Loan Documents to “Endo Pharmaceuticals Holdings Inc.” shall hereafter mean and refer to “Endo Health Solutions Inc.”.

8. Prepayment and Commitment Reduction. Notwithstanding anything herein or in the Restated Credit Agreement to the contrary, in connection with the amendment and restatement of the Existing Credit Agreement on the Restatement Effective Date, (a) each of the undersigned 2018 Term A Lenders hereby waives any payment that it may be entitled to receive pursuant to Section 2.18(d) in connection with any prepayment of the outstanding Term A Loans of any 2016 Term A Lenders, (b) the Required Lenders hereby waive the requirement that any reduction of the Revolving Commitments be made ratably among the Revolving Lenders pursuant to Section 2.09(c) of the Existing Credit Agreement, in each case of clauses (a) and (b), in connection with prepayments and commitment reductions contemplated by this Agreement and the Restated Credit Agreement and made on the Restatement Effective Date and (c) the Required Lenders hereby waive any requirement of prior notice of such prepayment and/or commitment reduction described in the foregoing clauses (a) and (b).

9. Lender Acknowledgment. Each of the undersigned Lenders hereby acknowledges that (i) its Revolving Commitments under the Restated Credit Agreement shall be as set forth on Schedule 2.01 of the Restated Credit Agreement and (ii) the Term Loans held by it under the Restated Credit Agreement shall be as set forth in the Register maintained by the Administrative Agent in accordance with Section 9.04(b)(iv) of the Restated Credit Agreement as of the Restatement Effective Date (which amount as of the Restatement Effective Date shall have been confirmed to each Lender on or prior to the Restatement Effective Date).

10. Governing Law; Jurisdiction. This Agreement shall be construed in accordance with and governed by the law of the State of New York. The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and

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each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

11. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

12. Counterparts. This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Signatures delivered by facsimile or PDF shall have the same force and effect as manual signatures delivered in person.

[Signature Pages Follow]

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IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

ENDO HEALTH SOLUTIONS INC., as the Borrower

By	/S/ RAJIV DE SILVA
	Name:	Rajiv De Silva
	Title:	President and Chief Executive Officer

Signature Page to Amendment and Restatement Agreement

Endo Health Solutions Inc.

ENDO PHARMACEUTICALS INC.		AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.

By:	/S/ MARK A. GOTTLIEB	By:	/S/ MARK A. GOTTLIEB
Name:	Mark A. Gottlieb	Name:	Mark A. Gottlieb
Title:	Vice President, Treasury and Business Development Finance	Title:	Vice President, Treasury and Business Development Finance

ENDO PHARMACEUTICALS SOLUTIONS INC.		AMERICAN MEDICAL SYSTEMS, INC.

By:	/S/ MARK A. GOTTLIEB	By:	/S/ MARK A. GOTTLIEB
Name:	Mark A. Gottlieb	Name:	Mark A. Gottlieb
Title:	Vice President, Treasury and Business Development Finance	Title:	Vice President, Treasury and Business Development Finance

ENDO PHARMACEUTICALS VALERA INC.		AMS RESEARCH CORPORATION

By:	/S/ MARK A. GOTTLIEB	By:	/S/ MARK A. GOTTLIEB
Name:	Mark A. Gottlieb	Name:	Mark A. Gottlieb
Title:	Vice President, Treasury and Business Development Finance	Title:	Vice President, Treasury and Business Development Finance

GENERICS INTERNATIONAL (US), INC.		AMS SALES CORPORATION

By:	/S/ MARK A. GOTTLIEB	By:	/S/ MARK A. GOTTLIEB
Name:	Mark A. Gottlieb	Name:	Mark A. Gottlieb
Title:	Vice President, Treasury and Business Development Finance	Title:	Vice President, Treasury and Business Development Finance

GENERICS BIDCO I, LLC		LEDGEMONT ROYALTY SUB LLC

By:	GENERICS INTERNATIONAL (US), INC., as its Manager	By:	ENDO PHARMACEUTICALS SOLUTIONS INC., as its Manager

By:	/S/ MARK A. GOTTLIEB	By:	/S/ MARK A. GOTTLIEB
Name:	Mark A. Gottlieb	Name:	Mark A. Gottlieb
Title:	Vice President, Treasury and Business Development Finance	Title:	Vice President, Treasury and Business Development Finance

Signature Page to Amendment and Restatement Agreement

Endo Health Solutions Inc.

LASERSCOPE		GENERICS INTERNATIONAL (US MIDCO), INC.

By:	/S/ MARK A. GOTTLIEB	By:	/S/ MARK A. GOTTLIEB
Name:	Mark A. Gottlieb	Name:	Mark A. Gottlieb
Title:	Vice President, Treasury and Business Development Finance	Title:	Vice President, Treasury and Business Development Finance

GENERICS INTERNATIONAL (US PARENT), INC.		GENERICS INTERNATIONAL (US HOLDCO), INC.

By:	/S/ MARK A. GOTTLIEB	By:	/S/ MARK A. GOTTLIEB
Name:	Mark A. Gottlieb	Name:	Mark A. Gottlieb
Title:	Vice President, Treasury and Business Development Finance	Title:	Vice President, Treasury and Business Development Finance

VINTAGE PHARMACEUTICALS, LLC		GENERICS BIDCO II, LLC

By:	GENERICS INTERNATIONAL (US),	By:	GENERICS INTERNATIONAL (US),
	INC., as its Manager		INC., as its Manager

By:	/S/ MARK A. GOTTLIEB	By:	/S/ MARK A. GOTTLIEB
Name:	Mark A. Gottlieb	Name:	Mark A. Gottlieb
Title:	Vice President, Treasury and Business Development Finance	Title:	Vice President, Treasury and Business Development Finance

MOORES MILL PROPERTIES, L.L.C.		QUARTZ SPECIALTY PHARMACEUTICALS, LLC

By:	GENERICS INTERNATIONAL (US), INC., as its Manager	By:	GENERICS INTERNATIONAL (US), INC., as its Manager

By:	/S/ MARK A. GOTTLIEB	By:	/S/ MARK A. GOTTLIEB
Name:	Mark A. Gottlieb	Name:	Mark A. Gottlieb
Title:	Vice President, Treasury and Business Development Finance	Title:	Vice President, Treasury and Business Development Finance

WOOD PARK PROPERTIES LLC

By:	GENERICS INTERNATIONAL (US), INC., as its Manager

By:	/S/ MARK A. GOTTLIEB
Name:	Mark A. Gottlieb
Title:	Vice President, Treasury and Business Development Finance

Signature Page to Amendment and Restatement Agreement

Endo Health Solutions Inc.

MORGAN STANLEY SENIOR FUNDING, INC., as Swingline Lender, as Administrative Agent, as a 2018 Term A Lender and as a Term B Lender

By	/S/ STEPHEN B. KING
	Name:	Stephen B. King
	Title:	Authorized Signatory

Signature Page to Amendment and Restatement Agreement

Endo Health Solutions Inc.

MORGAN STANLEY BANK, N.A., as Issuing Bank, as a 2018 Revolving Lender and as a 2018 Term A Lender

By	/S/ STEPHEN B. KING
	Name:	Stephen B. King
	Title:	Authorized Signatory

Signature Page to Amendment and Restatement Agreement

Endo Health Solutions Inc.

BANK OF AMERICA, N.A., as Syndication Agent and individually as a 2018 Revolving Lender and a 2018 Term A Lender

By	/S/ JEREMY SCHMITT
	Name:	Jeremy Schmitt
	Title:	Vice President

Signature Page to Amendment and Restatement Agreement

Endo Health Solutions Inc.

ROYAL BANK OF CANADA., as Issuing Bank and individually as a 2018 Revolving Lender and a 2018 Term A Lender

By	/S/ DEAN SAS
	Name:	Dean Sas
	Title:	Authorized Signatory

Signature Page to Amendment and Restatement Agreement

Endo Health Solutions Inc.

	,		,
as a 2016 Revolving Lender		as a 2018 Revolving Lender

By		By
Name:		Name:
Title:		Title:

	,		,
as a 2016 Term A Lender		as a 2018 Term A Lender

By		By
Name:		Name:
Title:		Title:

,
as a Term B Lender

By
Name:
Title:

Signature Page to Amendment and Restatement Agreement

Endo Health Solutions Inc.

EXHIBIT A

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

June 17, 2011

as amended and restated as of March 26, 2013

among

ENDO HEALTH SOLUTIONS INC.

(formerly known as Endo Pharmaceuticals Holdings Inc.)

The Lenders Party Hereto

MORGAN STANLEY SENIOR FUNDING, INC.

as Administrative Agent

and

BANK OF AMERICA, N.A.

as Syndication Agent

and

DEUTSCHE BANK SECURITIES INC., DNB BANK ASA, NEW YORK BRANCH,

ROYAL BANK OF CANADA, SUNTRUST BANK, CITIBANK, N.A.,

BARCLAYS BANK PLC and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

as Co-Documentation Agents

MORGAN STANLEY SENIOR FUNDING, INC., CITIBANK, N.A.,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

BARCLAYS BANK PLC and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

as Joint Bookrunners

MORGAN STANLEY SENIOR FUNDING, INC. and

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

as Joint Lead Arrangers

(continued)

(continued)

(continued)

Page

SCHEDULES:

Schedule 1.01 – Specified Litigation
Schedule 2.01 – Commitments
Schedule 2.02 – Mandatory Cost
Schedule 2.06 – Existing Letters of Credit
Schedule 3.01 – Subsidiaries
Schedule 3.06 – Material Litigation
Schedule 3.07 – Compliance with Laws
Schedule 6.01 – Existing Indebtedness
Schedule 6.02 – Existing Liens
Schedule 6.03 – Intercompany Reorganizations
Schedule 6.04 – Existing Investments
Schedule 6.08 – Existing Restrictions

EXHIBITS:

Exhibit A – Form of Assignment and Assumption
Exhibit B – List of Closing Documents
Exhibit C – Auction Procedures

AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) dated as of June 17, 2011, as amended and restated as of March 26, 2013, among ENDO HEALTH SOLUTIONS INC. (formerly known as Endo Pharmaceuticals Holdings Inc.), the LENDERS from time to time party hereto, MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent, BANK OF AMERICA, N.A., as Syndication Agent and DEUTSCHE BANK SECURITIES INC., DNB BANK ASA, NEW YORK BRANCH, ROYAL BANK OF CANADA, SUNTRUST BANK, CITIBANK, N.A., BARCLAYS BANK PLC and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH as Co-Documentation Agents.

WHEREAS, the Borrower, the lenders party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent thereunder, are currently party to the Credit Agreement, dated as of June 17, 2011 (as amended, supplemented or otherwise modified prior to the Restatement Effective Date, the “Existing Credit Agreement”).

WHEREAS, the Borrower, the Lenders party to the Amendment and Restatement Agreement and the Administrative Agent have entered into the Amendment and Restatement Agreement in order to (i) amend and restate the Existing Credit Agreement in its entirety; (ii) extend the applicable maturity date for the 2018 Revolving Lenders and the 2018 Term A Lenders (each as defined herein) in respect of the existing revolving credit facility and the term loan A facility, respectively, under the Existing Credit Agreement; (iii) re-evidence the “Secured Obligations” under, and as defined in, the Existing Credit Agreement, which shall be repayable in accordance with the terms of this Agreement; and (iv) set forth the terms and conditions under which the Lenders will, from time to time, make loans and extend other financial accommodations to or for the benefit of the Borrower.

WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities of the parties under the Existing Credit Agreement or be deemed to evidence or constitute full repayment of such obligations and liabilities, but that this Agreement amend and restate in its entirety the Existing Credit Agreement and re-evidence the obligations and liabilities of the Borrower and the Subsidiaries outstanding thereunder, which shall be payable in accordance with the terms hereof.

WHEREAS, it is also the intent of the Borrower and the Subsidiary Guarantors to confirm that all obligations under the applicable “Loan Documents” (as referred to and defined in the Existing Credit Agreement) shall continue in full force and effect as modified or restated by the Loan Documents (as referred to and defined herein) and that, from and after the Restatement Effective Date, all references to the “Credit Agreement” contained in any such existing “Loan Documents” (including all exhibits and schedules thereto) shall be deemed to refer to this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree that the Existing Credit Agreement is hereby amended and restated as follows:

The parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to a Loan, or the Loans comprising such Borrowing, bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acquisition Consideration” shall mean the sum of the cash purchase price for any Permitted Acquisition payable at or prior to the closing date of such Permitted Acquisition (and which, for the avoidance of doubt, shall not include any purchase price adjustment, royalty, earnout, contingent payment or any other deferred payment of a similar nature) plus the aggregate principal amount of Indebtedness assumed on such date in connection with such Permitted Acquisition.

“Additional Notes” is defined in Section 6.01(x).

“Adjusted LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the sum of (i) (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate plus, without duplication and (ii) in the case of Loans by a Lender from its office or branch in the United Kingdom, the Mandatory Cost.

“Administrative Agent” means Morgan Stanley Senior Funding, Inc., in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Available Revolving Commitment” means, at any time, the aggregate Revolving Commitments then in effect minus the Revolving Credit Exposure of all the Lenders at such time.

“Agreed Currencies” means (i) Dollars, (ii) euro, (iii) Japanese Yen, (iv) Pounds Sterling and (v) any other Foreign Currency agreed to by the Administrative Agent and each of the Multicurrency Tranche Lenders.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus  1/2 of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such page) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

“Amendment and Restatement Agreement” means the Amendment and Restatement Agreement dated as of March 26, 2013, among the Borrower, the Subsidiary Guarantors party thereto, the Lenders party thereto and the Administrative Agent.

“AMS” means American Medical Systems Holdings, Inc., a Delaware corporation.

“AMS Acquisition” means the acquisition by the Borrower, directly or indirectly, of all the issued and outstanding Equity Interests of AMS.

“Applicable Lender” is defined in Section 2.06(d).

“Applicable Percentage” means, (a) with respect to any Multicurrency Tranche Lender in respect of a Multicurrency Tranche Credit Event, its Multicurrency Tranche Percentage, (b) with respect to any Dollar Tranche Lender in respect of a Dollar Tranche Credit Event, its Dollar Tranche Percentage, (c) with respect to any Term A Lender, a percentage equal to a fraction the numerator of which is the outstanding principal amount of such Lender’s Term A Loans and the denominator of which is the aggregate outstanding amount of the Term A Loans of all Term A Lenders, and (d) with respect to any Term B Lender, a percentage equal to a fraction the numerator of which is the outstanding principal amount of such Lender’s Term B Loans and the denominator of which is the aggregate outstanding amount of the Term B Loans of all Term B Lenders; provided that in the case of Section 2.22 when a Defaulting Lender shall exist, the outstanding balance of such Lender’s Term A Loans or Term B Loans, as the case may be, shall be disregarded in the calculation.

“Applicable Pledge Percentage” means 100% but only 65% in the case of a pledge by the Borrower or any Material Domestic Subsidiary of its Equity Interests in (a) a Foreign Subsidiary or (b) a Foreign Holdco.

“Applicable Rate” means, for any day, (a) with respect to any Eurocurrency Revolving Loan, any Eurocurrency Term A Loan, any ABR Revolving Loan, any ABR Term A Loan or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Eurocurrency Spread for Revolving Loans”, “Eurocurrency Spread for Term A Loans”, “ABR Spread for Revolving Loans”, “ABR Spread for Term A Loans” or “Commitment Fee Rate”, as the case may be, based upon the Leverage Ratio applicable on such date:

	Leverage Ratio:	Commitment Fee Rate	Eurocurrency Spread for Revolving Loans	ABR Spread for Revolving Loans	Eurocurrency Spread for Term A Loans	ABR Spread for Term A Loans
Category 1:	≤ 2.75x	0.375%	1.75%	0.75%	1.75%	0.75%
Category 2:	> 2.75x but ≤ 3.25x	0.50%	2.00%	1.00%	2.00%	1.00%
Category 3:	> 3.25x but ≤ 3.75x	0.50%	2.25%	1.25%	2.25%	1.25%
Category 4:	> 3.75x	0.50%	2.50%	1.50%	2.50%	1.50%

and (b) with respect to (i) any Eurocurrency Term B Loan, 3.00% per annum and (ii) any ABR Term B Loan, 2.00% per annum.

For purposes of the foregoing clause (a),

(i) if at any time the Borrower fails to deliver the Financials on or before the date the Financials are due pursuant to Section 5.01, Category 4 shall be deemed applicable for the period commencing three (3) Business Days after the required date of delivery and ending on the date which is three (3) Business Days after the Financials are actually delivered, after which the Category shall be determined in accordance with the table above as applicable;

(ii) adjustments, if any, to the Category then in effect shall be effective three (3) Business Days after the Administrative Agent has received the applicable Financials (it being understood and agreed that each change in Category shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change); and

(iii) notwithstanding the foregoing, Category 4 shall be deemed to be applicable until the Administrative Agent’s receipt of the applicable Financials for the Borrower’s second full fiscal quarter ending after the Original Effective Date and adjustments to the Category then in effect shall thereafter be effected in accordance with the preceding paragraphs.

“Approved Fund” has the meaning assigned to such term in Section 9.04.

“Asset Sale” means any Disposition of property or series of related Dispositions of property in respect of which either the fair market value of such property or the Disposition Consideration payable to the Borrower or any of its Restricted Subsidiaries exceeds $2,000,000.

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Attributable Receivables Indebtedness” means the principal amount of Indebtedness (other than any subordinated Indebtedness owing by a Receivables Entity to a Receivables Seller or a Receivables Seller to another Receivables Seller in connection with the transfer, sale and/or pledge of Permitted Receivables Facility Assets) which (i) if a Permitted Receivables Facility is structured as a secured lending agreement or other similar agreement, constitutes the principal amount of such Indebtedness or (ii) if a Permitted Receivables Facility is structured as a purchase agreement or other similar agreement, would be outstanding at such time under such Permitted Receivables Facility if the same were structured as a secured lending agreement rather than a purchase agreement or such other similar agreement.

“Auction Manager” has the meaning assigned to such term in Section 2.24.

“Auction Procedures” means the auction procedures with respect to Purchase Offers set forth in Exhibit C hereto.

“Available Revolving Commitment” means, at any time with respect to any Lender, the Revolving Commitments of such Lender then in effect minus the Revolving Credit Exposure of such Lender at such time; it being understood and agreed that any Lender’s Swingline Exposure shall not be deemed to be a component of the Revolving Credit Exposure for purposes of calculating the commitment fee under Section 2.12(a).

“Banking Services” means each and any of the following bank services provided to the Borrower or any Subsidiary by any Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Banking Services Agreement” means any agreement entered into by the Borrower or any Subsidiary in connection with Banking Services.

“Banking Services Obligations” means any and all obligations of the Borrower or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means Endo Health Solutions Inc. (formerly known as Endo Pharmaceuticals Holdings Inc.), a Delaware corporation.

“Borrowing” means (a) Revolving Loans of the same Class, Type and currency made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect; provided that until the 2016 Maturity Date, the 2016 Revolving Loans and the 2018 Revolving Loans will be deemed to constitute a single Class for purposes of this definition, (b) Term Loans of the same Class and Type made on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect; provided that until the 2016 Maturity Date, the 2016 Term A Loans and the 2018 Term A Loans will be deemed to constitute a single Class for purposes of this definition or (c) a Swingline Loan.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.

“Burdensome Restrictions” means any consensual encumbrance or restriction of the type described in clause (a) or (b) of Section 6.08.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in the relevant Agreed Currency in the London interbank market or the principal financial center of the country of such Agreed Currency (and, if the Borrowings or LC Disbursements which are the subject of a borrowing, drawing, payment, reimbursement or rate selection are denominated in euro, the term “Business Day” shall also exclude any day on which the TARGET payment system is not open for the settlement of payments in euro).

“CAM” means the mechanism for the allocation and exchange of interests in the Specified Obligations and collections thereunder established under Article X.

“CAM Exchange” means the exchange of the Lenders’ interests provided for in Article X.

“CAM Exchange Date” means the first date on which there shall occur (a) any event referred to in (h), (i) or (j) of Article VII in respect of the Borrower or (b) an acceleration of Loans pursuant to Article VII.

“CAM Percentage” means, as to each Lender, a fraction, expressed as a decimal, of which (a) the numerator shall be the aggregate Dollar Amount (determined on the basis of Exchange Rates on the CAM Exchange Date) of the Specified Obligations owed to such Lender immediately prior to the CAM Exchange Date and (b) the denominator of which shall be the Dollar Amount (as so determined) of the Specified Obligations owed to all the Lenders.

“Capital Expenditures” means, without duplication, any expenditures for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries prepared in accordance with GAAP but excluding (i) expenditures made in connection with any replacement, substitution or restoration of property as a result of any involuntary loss of title, any involuntary loss of, damage to or any destruction of, or any condemnation or other taking (including by any Governmental Authority) of, any property of the Borrower or any of its Restricted Subsidiaries, (ii) expenditures constituting consideration for any Permitted Acquisitions, (iii) expenditures constituting interest capitalized during such period, (iv) expenditures that are accounted for as capital expenditures of such Person and that actually are paid for by a third party and for which no Loan Party has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other person, (v) expenditures made in connection with the Headquarters Transaction and (vi) the purchase price of equipment that is purchased substantially contemporaneously with the trade in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided, however, that, for the avoidance of doubt, any obligations relating to a lease that was accounted for by such Person as an operating lease as of the Restatement Effective Date and any similar lease entered into after the Restatement Effective Date by such Person shall be accounted for as obligations relating to an operating lease and not as Capital Lease Obligations.

“Cash Collateralized” shall mean, with respect to any Letter of Credit, as of any date, that Borrower shall have deposited in the LC Collateral Account, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to 105% of the LC Exposure as of such date plus any accrued and unpaid interest thereon pursuant to such documentation and arrangements as are reasonably satisfactory to the Administrative Agent. “Cash Collateralize” shall have the correlative meaning.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the Restatement Effective Date), of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated; or (c) the occurrence of a change in control, or other similar provision, as defined in any agreement or instrument evidencing any Material Indebtedness (triggering a default or mandatory prepayment, which default or mandatory prepayment has not been waived in writing) other than Indebtedness permitted under Section 6.01(r).

“Change in Law” means the occurrence, after the Restatement Effective Date (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rules, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof shall be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented and (ii) all reports, notes, guidelines and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, in each case, be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.

“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are 2016 Multicurrency Tranche Revolving Loans, 2018 Multicurrency Tranche Revolving Loans, 2016 Dollar Tranche Revolving Loans, 2018 Dollar Tranche Revolving Loans, 2016 Term A Loans, 2018 Term A Loans, Term B Loans, Other Refinancing Term Loans or Swingline Loans, (b) any Commitment, refers to whether such Commitment is a 2016 Multicurrency Tranche Commitment, a 2018 Multicurrency Tranche Commitment, a 2016 Dollar Tranche Commitment, a 2018 Dollar Tranche Commitment or an Other Refinancing Revolving Commitment and (c) any Lender, refers to whether such Lender is a 2016 Revolving Lender, a 2018 Revolving Lender, a 2016 Term A Lender, a 2018 Term A Lender or a Term B Lender; provided that, for the avoidance of doubt, other than in respect of Section 2.09, until the 2016 Maturity Date, (i) 2016 Revolving Loans, 2016 Revolving Borrowings and 2016 Revolving Commitments, on the one hand and 2018 Revolving Loans, 2018 Revolving Borrowings and 2018 Revolving Commitments, on the other hand, shall be deemed to be of the same Class for purposes of this Agreement and (ii) 2016 Term A Loans and 2016 Term A Borrowings, on the one hand and 2018 Term A Loans and 2018 Term A Borrowings, on the other hand, shall be deemed to be of the same Class for purposes of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means any and all property owned, leased or operated by a Person covered by the Collateral Documents, but only so long as the Collateral Documents are then in effect, and any and all other property of any Loan Party, now existing or hereafter acquired and wherever located, that may at any time be or become subject to a security interest or Lien in favor of Administrative Agent, on behalf of itself and the Secured Parties, to secure the Secured Obligations; provided that Collateral shall exclude Excluded Assets.

“Collateral Documents” means, collectively, the Security Agreement, the Mortgages and all other agreements, instruments and documents executed in connection with this Agreement that are intended to create, perfect or evidence Liens to secure the Secured Obligations, and shall also include, without limitation, all other security agreements, pledge agreements, mortgages, deeds of trust, loan agreements, notes, guarantees, subordination agreements, intercreditor agreements, pledges, powers of attorney, consents, assignments, contracts, fee letters, notices, leases, financing statements and all other written matter whether heretofore, now, or hereafter executed by the Borrower or any of its Restricted Subsidiaries and delivered to the Administrative Agent.

“Collateral Period” means (i) the period commencing on the Original Effective Date and ending on the first Collateral Release Date occurring thereafter and (ii) any other period commencing on a Collateral Trigger Date and ending on the occurrence of a Collateral Release Date subsequent to such Collateral Trigger Date.

“Collateral Release Date” means any date following the repayment in full in cash of the Term B Loans and the 2016 Term A Loans and the termination in full of the 2016 Revolving Commitments, in each case, in accordance with this Agreement and on which no Default is continuing so long as each of the following events has occurred and is in effect: (a) the S&P Rating is BBB- (with stable outlook) or better and (b) the Moody’s Rating is Baa3 (with stable outlook) or better; provided that, if either S&P or Moody’s is unwilling to provide a S&P Rating or a Moody’s Rating, as applicable, following the use of commercially reasonable efforts by the Borrower to obtain such rating, such rating shall be replaced by a comparable rating of a substitute rating agency to be agreed by the Borrower and the Administrative Agent.

“Collateral Requirements” has the meaning assigned to such term in Section 5.09(f).

“Collateral Trigger Date” means any date following a Collateral Release Date on which one of the following events has occurred: (a) the S&P Rating is BB+ or worse, (b) the Moody’s Rating is Ba1 or worse, (c) no S&P Rating is in effect or (d) no Moody’s Rating is in effect; provided that, if either S&P or Moody’s is unwilling to provide a S&P Rating or a Moody’s Rating, as applicable, the Borrower shall have a period not to exceed thirty (30) days (or such longer period as may be approved by the Administrative Agent in its reasonable discretion) to obtain a comparable rating of a substitute rating agency to be agreed by the Borrower and the Administrative Agent.

“Commitment” means, with respect to each Lender, the sum of such Lender’s 2016 Multicurrency Tranche Revolving Commitment, 2018 Multicurrency Tranche Revolving Commitment, 2016 Dollar Tranche Commitment, 2018 Dollar Tranche Commitment, Extended Revolving Commitment, Extended Term A Loan Commitment, Extended Term B Loan Commitment, Incremental Revolving Commitment, Other Refinancing Revolving Commitment, Incremental Term A Loan Commitment and Incremental Term B Loan Commitment.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Computation Date” is defined in Section 2.04.

“Consolidated Cash Interest Expense” means, with reference to any period, the Consolidated Interest Expense of the Borrower and its Restricted Subsidiaries paid or payable in cash and calculated on a consolidated basis for such period but shall exclude, to the extent otherwise included in the calculation of Consolidated Interest Expense for the applicable period, without duplication, (i) debt issuance costs, debt discount or premium and other financing fees and expenses, (ii) any cash costs associated with breakage in respect of Swap Agreements, (iii) annual agency or trustee fees, unused line fees and letter of credit fees and expenses and (iv) all non-recurring cash interest expense consisting of liquidated damages for failure to timely comply with registration rights obligations under any agreement governing Indebtedness.

“Consolidated EBITDA” means Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) expense for taxes paid or accrued, (iii) depreciation, (iv) amortization, (v) extraordinary, unusual or non-recurring non-cash expenses or losses incurred other than in the ordinary course of business, (vi) non-cash expenses related to stock based compensation, (vii) fees and expenses directly incurred or paid in connection with (x) the Transactions, the acquisitions of Qualitest and Penwest, the AMS Acquisition or any other Permitted Acquisition and, to the extent permitted hereunder, Investments (other than Permitted Acquisitions) and Dispositions, to the extent (A) not in excess of $75,000,000 for each such Permitted Acquisition, Investment or Disposition and (B) the aggregate amount of all such fees and expenses does not exceed $200,000,000 during any fiscal year and (y) to the extent permitted hereunder, issuances or incurrence of Indebtedness, issuances of Equity Interests or refinancing transactions and modifications of instruments of Indebtedness, (viii) any non-recurring charges, costs, fees and expenses directly incurred or paid directly as a result of discontinued operations (other than such charges, costs, fees and expenses to the extent constituting losses arising from such discontinued operations), (ix) all settlement payments paid to Governmental Authorities in connection with any investigation (to the extent in effect on, and disclosed in the Borrower’s public filings with the SEC, on the Restatement Effective Date) of the United States Department of Health and Human Services, Office of Inspector General (OIG) or the United States Department of Justice, (x) any unrealized losses in respect of Swap Agreements, (xi) any other extraordinary, unusual or non-recurring cash charges or expenses incurred outside of the ordinary course of business to the extent not in excess of $100,000,000 during any fiscal year, (xii) Milestone Payments and Upfront Payments, (xiii) the amount of cost savings and synergies projected by the Borrower in good faith to be realized as a result of any Permitted Acquisition, in each case within the first four consecutive fiscal quarters following the consummation of such acquisition, calculated as though such cost savings and synergies had been realized on the first day of such period and net of the amount of actual benefits received during such period from such acquisition; provided that (A) a duly completed certificate signed by a Responsible Officer of the Borrower shall be delivered to the Administrative Agent certifying that such cost savings and synergies are reasonably expected and factually supportable in the good faith judgment of the Borrower and (B) no cost savings or synergies shall be added pursuant to this clause (xiii) to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period, (xiv) all payments paid (including settlements and judgments) (A) pursuant to the Impax Settlement Agreement, (B) to Governmental Authorities in connection with state drug price claims brought by Governmental Authorities and (C) in respect of mesh device claims (to the extent such claims were asserted on or prior to December 31, 2013), in each case as further described on Schedule 1.01 and including any legal fees and expenses incurred in connection therewith, and (xv) the aggregate amount of all other non-cash charges, expenses or losses reducing Consolidated Net Income during such period (including all reserves taken during such period on account of contingent cash payments that may be required in a future period), minus, to the extent included in Consolidated Net Income, (1) interest income, (2) income tax credits and refunds (to the extent not netted from tax expense), (3) any cash payments made during such period in respect of items described in clauses (v), (vi) or (xv) above subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were incurred, (4) any non-recurring income or gains directly as a result of discontinued operations, (5) any unrealized income or gains in respect of Swap Agreements and (6) extraordinary, unusual or non-recurring income or gains realized other than in the ordinary course of business, all calculated for the Borrower and its Restricted Subsidiaries in accordance with GAAP (to the extent applicable) on a consolidated basis. For the avoidance of doubt, the foregoing additions to, and subtractions from, Consolidated EBITDA shall not give effect to any items attributable to the Unrestricted Subsidiaries. For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”), (i) if at any time during such Reference Period the Borrower or any Restricted Subsidiary shall have made any Material Disposition or converted any Restricted Subsidiary into an Unrestricted Subsidiary, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition or to such conversion for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period, and (ii) if during such Reference Period the Borrower or any Restricted Subsidiary shall have made a Material Acquisition or converted any Unrestricted Subsidiary into a Restricted Subsidiary, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto in accordance with Section 1.04(b) as if such Material Acquisition or such conversion occurred on the first day of such Reference Period.

“Consolidated First Lien Senior Debt” means, as of any date of determination and without duplication, the aggregate principal amount of Consolidated Total Indebtedness on such date to the extent such Indebtedness constitutes (i) Secured Obligations (other than Secured Obligations that are secured by a Lien that is junior to the Lien securing the Secured Obligations that are secured on a first lien basis) or (ii) any other Indebtedness that is secured by a Lien on the assets of the Borrower or any of its Restricted Subsidiaries and permitted under Section 6.02 (other than a Lien that is junior to the Lien securing the Secured Obligations that are secured on a first lien basis).

“Consolidated Interest Expense” means, with reference to any period, the interest expense (including without limitation interest expense under Capital Lease Obligations that is treated as interest in accordance with GAAP) of the Borrower and its Restricted Subsidiaries calculated on a consolidated basis for such period with respect to (a) all outstanding Indebtedness of the Borrower and its Restricted Subsidiaries allocable to such period in accordance with GAAP (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing and net costs and benefits under interest rate Swap Agreements to the extent such net costs and benefits are allocable to such period in accordance with GAAP) and (b) the interest component of all Attributable Receivable Indebtedness of the Borrower and its Restricted Subsidiaries for such period. In the event that the Borrower or any Restricted Subsidiary shall have completed a Material Acquisition (other than a Drug Acquisition) or a Material Disposition since the beginning of the relevant period, Consolidated Interest Expense shall be determined for such period on a pro forma basis as if such acquisition or disposition, and any related incurrence or repayment of Indebtedness, had occurred at the beginning of such period.

“Consolidated Net Income” means, with reference to any period, the net income (or loss) of the Borrower and its Restricted Subsidiaries calculated in accordance with GAAP on a consolidated basis (without duplication) for such period plus the aggregate amount of cash dividends or other cash distributions actually paid to the Borrower or any Restricted Subsidiary by the Unrestricted Subsidiaries during such period; provided that there shall be excluded any income (or loss) of any Person other than the Borrower or a Restricted Subsidiary, but any such income so excluded may be included in such period or any later period to the extent of any cash dividends or distributions actually paid in the relevant period to the Borrower or any wholly-owned Restricted Subsidiary of the Borrower.

“Consolidated Net Tangible Assets” means the aggregate amount of assets of the Borrower and its Restricted Subsidiaries (less applicable reserves and other properly deductible items) after deducting therefrom (to the extent otherwise included therein) (a) all current liabilities (other than Borrowings under this Agreement or current maturities of long-term Indebtedness), and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other intangible assets, all computed on a consolidated basis in accordance with GAAP.

“Consolidated Total Assets” means, as of the date of any determination thereof, total assets of the Borrower and its Restricted Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date.

“Consolidated Total Indebtedness” means at any time the sum, without duplication, of (a) the aggregate Indebtedness of the Borrower and its Restricted Subsidiaries that is of a type that would be reflected on a consolidated balance sheet of the Borrower prepared as of such time in accordance with GAAP and (b) Indebtedness of the type referred to in clause (a) hereof of another Person guaranteed by the Borrower or any of its Restricted Subsidiaries; provided that Consolidated Total Indebtedness shall not include Indebtedness in respect of any letter of credit or bank guaranty, except to the extent of unreimbursed obligations in respect of any drawn letter of credit or bank guaranty. For the avoidance of doubt, Consolidated Total Indebtedness includes all Attributable Receivables Indebtedness of the Borrower and its Restricted Subsidiaries.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Affiliate” has the meaning assigned to such term in Section 3.18.

“Convertible Debt Security” means debt securities, the terms of which provide for conversion into Equity Interests, cash in lieu thereof or a combination of Equity Interests and cash in lieu thereof.

“Credit Agreement Refinancing Indebtedness” means any (a) Permitted Pari Passu Secured Refinancing Debt, (b) Permitted Junior Secured Refinancing Debt, (c) Permitted Unsecured Refinancing Debt or (d) Indebtedness incurred pursuant to a Refinancing Amendment, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or part, existing Loans or Commitments (including any successive Credit Agreement Refinancing Indebtedness) (“Refinanced Debt”); provided that (i) such exchanging, extending, renewing, replacing or refinancing Indebtedness (including, if such Indebtedness includes any Other Refinancing Revolving Commitments, the unused portion of such Other Refinancing Revolving Commitments) is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Debt (and, in the case of Refinanced Debt consisting, in whole or in part, of unused Revolving Commitments, Incremental Revolving Commitments, Extended Revolving Commitments or Other Refinancing Revolving Commitments, the amount thereof) except by an amount equal to unpaid accrued interest and premium (including tender premium) thereon plus reasonable upfront fees and OID on such exchanging, extending, renewing, replacing or refinancing Indebtedness, plus other reasonable and customary fees and expenses in connection with such exchange, modification, refinancing, refunding, renewal, replacement or extension, (ii) such Indebtedness has a later maturity than, and, except in the case of Other Refinancing Revolving Commitments, a Weighted Average Life to Maturity equal to or greater than, the Refinanced Debt, (iii) the terms and conditions of such Indebtedness (except as otherwise provided in clause (ii) above and with respect to pricing, premiums and optional prepayment or redemption terms) are substantially identical to, or (taken as a whole) are no more favorable to the lenders or holders providing such Indebtedness, than those applicable to the Loans or Commitments being refinanced (except for covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of incurrence of such Indebtedness) (provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, providing a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, and evidence reasonably satisfactory to the Administrative Agent that the board of directors of the Borrower has determined in good faith that such terms and conditions satisfy the requirement of this clause (iii) shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies the Borrower within such five (5) Business Day period that it disagrees with such determination (including a description of the basis upon which it disagrees)) and (iv) such

Refinanced Debt shall be repaid, defeased or satisfied and discharged, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained.

“Credit Event” means a Borrowing, the issuance of a Letter of Credit, an LC Disbursement or any of the foregoing.

“Credit Exposure” means, as to any Lender at any time, the sum of (a) such Lender’s Revolving Credit Exposure at such time, plus (b) an amount equal to the aggregate principal amount of its Term Loans outstanding at such time.

“Credit Party” means the Administrative Agent, the Issuing Bank, the Swingline Lender or any other Lender.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within three (3) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized signatory of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of a Bankruptcy Event.

“Designated Representative” means, with respect to any series of Permitted Pari Passu Secured Refinancing Debt or Permitted Junior Secured Refinancing Debt, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Disposition” means a sale, transfer, lease, disposition or Exclusive License.

“Disposition Consideration” means (a) for any Disposition (other than an Exclusive License), the aggregate fair market value of any assets sold, transferred, leased or otherwise disposed of and (b) for any Exclusive License, the aggregate cash payment paid to the Borrower or any Restricted Subsidiary on or prior to the consummation of the Exclusive License (and which, for the avoidance of doubt, shall not include any royalty, earnout, contingent payment or any other deferred payment that may be payable thereafter).

“Disqualified Equity Interest” means, with respect to any Person, any Equity Interest in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:

(a) matures or is mandatorily redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise;

(b) is convertible or exchangeable at the option of the holder thereof for Indebtedness or Equity Interests (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests); or

(c) is or may be redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) or is or may be required to be repurchased by such Person or any of its Affiliates, in whole or in part, at the option of the holder thereof;

in each case, on or prior to the date that occurs 91 days after the Latest Maturity Date.

“Dollar Amount” of any currency at any date shall mean (i) the amount of such currency if such currency is Dollars or (ii) the equivalent in such currency of Dollars if such currency is a Foreign Currency, calculated on the basis of the Exchange Rate for such currency, on or as of the most recent Computation Date provided for in Section 2.04.

“Dollar Tranche Commitment” means a 2016 Dollar Tranche Commitment or a 2018 Dollar Tranche Commitment, as the context may require, and “Dollar Tranche Commitments” means, collectively, the 2016 Dollar Tranche Commitments and the 2018 Dollar Tranche Commitments.

“Dollar Tranche Credit Event” means a Dollar Tranche Revolving Borrowing of any Class, the issuance of a Dollar Tranche Letter of Credit, an LC Disbursement with respect to a Dollar Tranche Letter of Credit or any of the foregoing.

“Dollar Tranche LC Exposure” means, at any time, the sum of (a) the aggregate undrawn Dollar Amount of all outstanding Dollar Tranche Letters of Credit at such time plus (b) the aggregate Dollar Amount of all LC Disbursements in respect of Dollar Tranche Letters of Credit that have not yet been reimbursed by or on behalf of the Borrower at such time. The Dollar Tranche LC Exposure of any Dollar Tranche Lender at any time shall be its Dollar Tranche Percentage of the total Dollar Tranche LC Exposure at such time.

“Dollar Tranche Lender” means a 2016 Dollar Tranche Lender or a 2018 Dollar Tranche Lender, as the context may require, and “Dollar Tranche Lenders” means, collectively, the 2016 Dollar Tranche Lenders and the 2018 Dollar Tranche Lenders.

“Dollar Tranche Letter of Credit” means any letter of credit issued under the Dollar Tranche Commitments pursuant to this Agreement.

“Dollar Tranche Percentage” the percentage equal to a fraction the numerator of which is such Lender’s Dollar Tranche Commitment and the denominator of which is the aggregate Dollar Tranche Commitments of all Dollar Tranche Lenders (if the Dollar Tranche Commitments of any Class have terminated or expired, the Dollar Tranche Percentages shall be determined based upon the Dollar

Tranche Commitments of such Class most recently in effect, giving effect to any assignments); provided that in the case of Section 2.22 when a Defaulting Lender shall exist, any such Defaulting Lender’s Dollar Tranche Commitment shall be disregarded in the calculation.

“Dollar Tranche Revolving Borrowing” means a Borrowing comprised of Dollar Tranche Revolving Loans of any Class.

“Dollar Tranche Revolving Credit Exposure” means a 2016 Dollar Tranche Revolving Credit Exposure or a 2018 Dollar Tranche Revolving Credit Exposure, as the context may require, and “Dollar Tranche Credit Exposure” means, collectively, the 2016 Dollar Tranche Revolving Credit Exposure and the 2018 Dollar Tranche Revolving Credit Exposure.

“Dollar Tranche Revolving Loan” means a 2016 Dollar Tranche Revolving Loan or a 2018 Dollar Tranche Revolving Loan, as the context may require, and “Dollar Tranche Revolving Loans” means, collectively, the 2016 Dollar Tranche Revolving Loans and the 2018 Dollar Tranche Revolving Loans.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means a Subsidiary organized under the laws of a jurisdiction located in the United States of America.

“Drug Acquisition” means any acquisition (including any license or any acquisition of any license) solely or primarily of all or any portion of the rights in respect of one or more drugs or pharmaceutical products, whether in development or on market (including related intellectual property), but not of Equity Interests in any Person or any operating business unit.

“ECP” means an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder.

“Embargoed Person” has the meaning assigned to such term in Section 3.19.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, or binding orders, decrees, judgments, injunctions, notices or agreements issued, promulgated or entered into by any Governmental Authority, relating to pollution or protection of the environment, including management or reclamation of natural resources, and the management, Release or threatened Release of any Hazardous Material or to occupational health and safety matters, as such occupational health and safety matters relate to exposure or handling of Hazardous Materials.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Restricted Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing; provided that “Equity Interests” shall not include Convertible Debt Securities or Permitted Convertible Debt Hedge Transactions.

“Equivalent Amount” of any currency with respect to any amount of Dollars at any date shall mean the equivalent in such currency of such amount of Dollars, calculated on the basis of the Exchange Rate for such other currency at 11:00 a.m., London time, on the date on or as of which such amount is to be determined.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan other than the PBGC premiums due but not delinquent under Section 4007 of ERISA; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition upon the Borrower or any of its ERISA Affiliates of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“EU” means the European Union.

“euro” and/or “EUR” means the single currency of the participating member states of the EU.

“Eurocurrency”, when used in reference to a currency means an Agreed Currency and when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted LIBO Rate.

“Eurocurrency Payment Office” of the Administrative Agent shall mean, for each Foreign Currency, the office, branch, affiliate or correspondent bank of the Administrative Agent for such currency as specified from time to time by the Administrative Agent to the Borrower and each Lender.

“Event of Default” has the meaning assigned to such term in Article VII.

“Exchange Rate” means, on any day, with respect to any Foreign Currency, the rate at which such Foreign Currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m., Local Time, on such date on the Reuters World Currency Page for such Foreign Currency. In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate with respect to such Foreign Currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be reasonably selected by the Administrative Agent or, in the event no such service is selected, such Exchange Rate shall instead be calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Administrative Agent for such Foreign Currency on the London market at 11:00 a.m., Local Time, on such date for the purchase of Dollars with such Foreign Currency, for delivery two Business Days later; provided, that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the Borrower, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Accounts” has the meaning assigned to such term in the Security Agreement.

“Excluded Assets” means (a) motor vehicles and other equipment subject to a certificate of title statute, (b) leasehold interests in real property, (c) assets subject to a Lien securing Capital Lease Obligations, Synthetic Lease Obligations or purchase money debt obligations, in each case permitted hereunder, if the contract or other agreement in which such Lien is granted prohibits the creation of any other Lien on such assets (other than to the extent that any such prohibition would be rendered ineffective pursuant to the UCC of any relevant jurisdiction or any other applicable law); provided that such asset (i) will be an Excluded Asset only to the extent and for so long as the consequences specified above will result and (ii) will cease to be an Excluded Asset and will become subject to the Lien granted under the Security Agreement, immediately and automatically, at such time as such consequences will no longer result, (d) any fee-owned real property with an appraised value of less than $20,000,000, (e) any lease, license, contract, property right or agreement to which any Loan Party is a party or any of its rights or interests thereunder if and only for so long as the grant of a Lien hereunder is prohibited by any law, rule or regulation or will constitute or result in a breach, termination or default, or requires any consent not obtained, under any such lease, license, contract, property right or agreement (other than to the extent that any such applicable law, rule, regulation or term would be rendered ineffective pursuant to the UCC of any relevant jurisdiction or any other applicable law); provided that such lease, license, contract, property right or agreement will be an Excluded Asset only to the extent and for so long as the consequences specified above will result and will cease to be an Excluded Asset and will become subject to the Lien granted under the Security Agreement, immediately and automatically, at such time as such consequences will no longer result, (f) any Excluded Equity Interests, (g) any applications for trademarks or service marks filed in the United States Patent and Trademark Office (“PTO”), or any successor office thereto pursuant to 15 U.S.C. §1051 Section 1(b) unless and until evidence of use of the mark in interstate commerce is submitted to the PTO pursuant to 15 U.S.C. §1051 Section 1(c) or Section 1(d) and (h) any Excluded Accounts.

“Excluded Equity Interests” means (a) any portion of the issued and outstanding Equity Interests of a Pledge Subsidiary not required to be subject to a perfected lien in favor of the Administrative Agent in accordance with Section 5.09(b), (b) Equity Interests in entities where a Loan Party holds 50% or less of the outstanding Equity Interests of such entity, to the extent a pledge of such Equity Interests is prohibited by the organizational documents, or agreements with the other equity holders, of such entity, (c) Equity Interests in Unrestricted Subsidiaries or Receivables Entities, to the extent a pledge of such Equity Interests is prohibited by the organizational documents, or agreements with other equity holders, of such entity, (d) Equity Interests in any Foreign Subsidiary that is not a Material Foreign Subsidiary, (e) any Equity Interests of a Domestic Subsidiary which is a Subsidiary of a Foreign Subsidiary and (f) any Equity Interests of any Foreign Subsidiary that (A) would violate applicable law (including corporate benefit, financial assistance, fraudulent preference, thin capitalization rules and similar laws or regulations which limit the ability to provide collateral security on local assets or properties) or (B) would reasonably be expected to (i) violate or conflict with any fiduciary duties of officers or directors of such Foreign Subsidiary or (ii) result in a risk of personal or criminal liability of any officer or director of such Foreign Subsidiary (it being understood and agreed that the Grantors shall use their commercially reasonable efforts to avoid or mitigate such limitations, and any such limitation shall be no more than the minimum required by applicable law).

“Excluded Swap Obligation” means, with respect to any Subsidiary Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Subsidiary Guarantor of, or the grant by such Subsidiary Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Subsidiary Guarantor’s failure for any reason to constitute an ECP at the time the Guarantee of such Subsidiary Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal. For purposes of this definition, “Swap Obligation” means, with respect to any Subsidiary Guarantor, any obligation of the Borrower or any Restricted Subsidiary to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Excluded Taxes” means, with respect to any payments made to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 2.17(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.17(a), (d) any Taxes attributable to such Person’s failure to comply with Section 2.17(f), (e) any Taxes imposed as a result of such Person’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction by a final and nonappealable judgment) and (f) any United States federal withholding tax that is imposed pursuant to FATCA.

“Exclusive License” means any license with a term greater than five (5) years and made on an exclusive basis. “Exclusively License” shall have the correlative meaning.

“Executive Order” has the meaning assigned to such term in Section 3.19.

“Existing Credit Agreement” is defined in the recitals hereof.

“Existing Letters of Credit” has the meaning assigned to such term in Section 2.06(a).

“Existing Loans” has the meaning assigned to such term in Section 2.01.

“Existing Target 2036 Notes” means the 3.25% Convertible Senior Subordinated Notes Due 2036 issued by AMS.

“Existing Target 2041 Notes” means the 4.00% Convertible Senior Subordinated Notes Due 2041 issued by AMS.

“Existing Target Notes” means the Existing Target 2036 Notes and the Existing Target 2041 Notes.

“Extended Commitments” means the Extended Term A Loan Commitment, the Extended Term B Loan Commitment and the Extended Revolving Commitment.

“Extended Loans” means the Extended Term A Loans, the Extended Term B Loans and the Extended Revolving Loans.

“Extended Revolving Commitment” shall have the meaning given to such term in Section 2.23(a)(ii).

“Extended Term A Loan Commitment” means the commitment of any Lender, established pursuant to Section 2.23, to make Extended Term A Loans to the Borrower.

“Extended Term A Loans” shall have the meaning given to such term in Section 2.23(a)(iii).

“Extended Term B Loan Commitment” means the commitment of any Lender, established pursuant to Section 2.23, to make Extended Term B Loans to the Borrower.

“Extended Term B Loans” shall have the meaning given to such term in Section 2.23(a)(iv).

“Extended Revolving Loans” means Revolving Loans made by one or more Lenders to the Borrower pursuant to Section 2.23.

“Extending Revolving Lender” shall have the meaning given to such term in Section 2.23(a)(ii).

“Extending Term A Lender” shall have the meaning given to such term in Section 2.23(a)(iii).

“Extending Term B Lender” shall have the meaning given to such term in Section 2.23(a)(iv).

“Extension” shall have the meaning given to such term in Section 2.23(a).

“Extension Amendment” shall mean any amendment entered into pursuant to Section 2.23(c).

“Extension Offer” shall have the meaning given to such term in Section 2.23(a).

“FATCA” means Sections 1471 through 1474 of the Code, as of the Restatement Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

“Financials” means the annual or quarterly financial statements, and accompanying certificates and other documents, of the Borrower and its Subsidiaries required to be delivered pursuant to Section 5.01(a) or 5.01(b).

“First Lien Intercreditor Agreement” means a “pari passu” intercreditor agreement among the Administrative Agent and one or more Designated Representatives for holders of Permitted Pari Passu Secured Refinancing Debt in form and substance reasonably satisfactory to the Administrative Agent.

“First Lien Senior Secured Leverage Ratio” means the ratio of (a) Consolidated First Lien Senior Secured Debt minus the aggregate amount (not to exceed $250,000,000) of unrestricted and unencumbered (other than pursuant to the Collateral Documents or Liens permitted by clauses (b), (t), (u), (v) or (w) of Section 6.02) cash and Permitted Investments maintained by the Borrower and the Loan Parties in the United States to (b) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending as of the most recently completed fiscal quarter of the Borrower, all calculated for the Borrower and its Restricted Subsidiaries on a consolidated basis.

“First Tier Foreign Subsidiary” means each Foreign Subsidiary with respect to which any one or more of the Borrower and its Domestic Subsidiaries directly owns or Controls more than 50% of such Foreign Subsidiary’s issued and outstanding Equity Interests.

“Foreign Assets Control Regulations” has the meaning assigned to such term in Section 3.19.

“Foreign Currencies” means Agreed Currencies other than Dollars.

“Foreign Currency LC Exposure” means, at any time, the sum of (a) the Dollar Amount of the aggregate undrawn and unexpired amount of all outstanding Foreign Currency Letters of Credit at such time plus (b) the aggregate principal Dollar Amount of all LC Disbursements in respect of Foreign Currency Letters of Credit that have not yet been reimbursed at such time.

“Foreign Currency Letter of Credit” means a Multicurrency Tranche Letter of Credit denominated in a Foreign Currency.

“Foreign Holdco” means any Domestic Subsidiary that (i) has assets substantially all of which consist of stock of a controlled foreign corporation (as defined in Section 957 of the Code), (ii) does not conduct any business or operations (other than (a) ownership and acquisition of such corporations, (b) performance of obligations under, and in connection with, the Loan Documents, (c) actions required to maintain its existence and (d) activities incidental to its maintenance and continuance of the foregoing activities) and (iii) does not have any assets and liabilities (other than ownership of such corporations and bank accounts and immaterial liabilities incidental to such ownership and its existence).

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the lesser of (a) the stated or determinable amount of the primary payment obligation in respect of which such Guarantee is made and (b) the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary payment obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of the Guarantee shall be such guaranteeing Person’s maximum reasonably possible liability in respect thereof as reasonably determined by the Borrower in good faith.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of similar nature regulated pursuant to any Environmental Law.

“Headquarters Transaction” means the Build to Suit Lease Agreement dated as of October 28, 2011 among the RT/TC Atwater LP, as landlord, Endo Pharmaceuticals Inc., as tenant, and the Borrower, as guarantor, in respect of the Borrower’s headquarters located at 1400 Atwater Drive, Malvern, Pennsylvania 19355.

“Immaterial Asset Sale” means any Disposition of property or series of related Dispositions of in respect of which the fair market value of such property and the Disposition Consideration payable to the Borrower or any of its Restricted Subsidiaries is equal to or less than $2,000,000.

“Impax Settlement Agreement” means the June 2010 Settlement and License Agreement between Endo Pharmaceuticals Inc. and Impax Laboratories, Inc., as in effect on the Restatement Effective Date.

“Incremental Amendment” means an Incremental Amendment among the Borrower, the Administrative Agent and one or more Incremental Term Lenders and/or Incremental Revolving Lenders entered into pursuant to Section 2.20.

“Incremental Amount” means, at any time, (x) an amount not to exceed the excess, if any, of (a) $500,000,000 over (b) the aggregate principal amount of (i) all Incremental Term Loan Commitments and Incremental Revolving Commitments established prior to such time pursuant to Section 2.20 and (ii) the aggregate principal amount of any Additional Notes outstanding at such time and (y) if the First Lien Senior Secured Leverage Ratio, at the time of incurrence of such Incremental Amount and after giving effect thereto on a pro forma basis in accordance with Section 1.04(b), is less than or equal to 1.50 to 1.00 (assuming for purposes of such calculation that all Revolving Commitments are fully drawn), an unlimited amount.

“Incremental Commitments” means the Incremental Term A Loan Commitment, the Incremental Term B Loan Commitment and the Incremental Revolving Commitment.

“Incremental Loans” means the Incremental Term Loans and the Incremental Revolving Loans.

“Incremental Revolving Commitment” means any increased or incremental Revolving Commitment provided pursuant to Section 2.20.

“Incremental Revolving Lender” means a Lender with a Revolving Commitment or an outstanding Revolving Loan as a result of an Incremental Revolving Commitment.

“Incremental Revolving Loans” means additional Revolving Loans made by one or more Lenders to the Borrower pursuant to Section 2.20.

“Incremental Term A Lender” shall mean a Lender with an Incremental Term A Loan Commitment or an outstanding Incremental Term A Loan.

“Incremental Term A Loan Commitment” means the commitment of any Lender, established pursuant to Section 2.20, to make Incremental Term A Loans to the Borrower.

“Incremental Term A Loans” means Term A Loans made by one or more Lenders to the Borrower pursuant to Section 2.20. Incremental Term A Loans may be made in the form of additional Term A Loans or, to the extent permitted by Section 2.20 and provided for in the relevant Incremental Amendment, Other Term A Loans.

“Incremental Term B Lender” shall mean a Lender with an Incremental Term B Loan Commitment or an outstanding Incremental Term B Loan.

“Incremental Term B Loan Commitment” means the commitment of any Lender, established pursuant to Section 2.20, to make Incremental Term B Loans to the Borrower.

“Incremental Term B Loans” means Term B Loans made by one or more Lenders to the Borrower pursuant to Section 2.20. Incremental Term B Loans may be made in the form of additional Term B Loans or, to the extent permitted by Section 2.20 and provided for in the relevant Incremental Amendment, Other Term B Loans.

“Incremental Term Lender” means any Incremental Term A Lender or any Incremental Term B Lender.

“Incremental Term Loans” means the Incremental Term A Loans and the Incremental Term B Loans.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (excluding trade accounts payable incurred in the ordinary course of business), (d) all obligations of such Person in respect of the deferred purchase price of property or services (including payments or other arrangements representing acquisition consideration, in each case entered into in connection with an acquisition, but excluding (i) accounts payable not more than 60 days overdue incurred in the ordinary course of business, (ii) deferred compensation and (iii) any purchase price adjustment, royalty, earnout, contingent payment or deferred payment of a similar nature incurred in connection with an acquisition), (e) all Capital Lease Obligations and Synthetic Lease Obligations of such Person, (f) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (g) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (h) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed; provided that, if such Person has not assumed or otherwise become liable in respect of such Indebtedness, such obligations shall be deemed to be in an amount equal to the lesser of (i) the amount of such Indebtedness and (ii) fair market value of such property at the time of determination (in the Borrower’s good faith estimate), (i) all Guarantees by such Person of Indebtedness of others, (j) all Attributable Receivables Indebtedness of such Person and (k) all Disqualified Equity Interests. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means Taxes imposed on or with respect to any payments made by or on account of any obligation of the Borrower hereunder other than (i) Excluded Taxes and (ii) Other Taxes.

“Information Memorandum” means the lender presentation dated as of March 7, 2013 relating to the Borrower and the Transactions.

“Interest Coverage Ratio” has the meaning assigned to such term in Section 6.12(b).

“Interest Election Request” means a request by the Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.08.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December and the applicable Maturity Date, (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the applicable Maturity Date and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid and the latest Maturity Date with respect to any Revolving Commitments.

“Interest Period” means with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (or, if acceptable to all Lenders, nine or twelve months thereafter), as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurocurrency Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Issuing Bank” means (a) solely with respect to standby Letters of Credit, Morgan Stanley Bank, N.A. and (b) each other Lender designated by the Borrower as an “Issuing Bank” hereunder that has agreed to such designation (and is reasonably acceptable to the Administrative Agent), each in its capacity as the issuer of one or more Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i), in each case so long as such Person shall remain an Issuing Bank hereunder; provided that, solely with respect to the Existing Letters of Credit issued by Royal Bank of Canada, Royal Bank of Canada shall be deemed to be an Issuing Bank (and each reference in this Agreement to the “Issuing Bank” solely when made in respect of the Existing Letters of Credit issued by Royal Bank of Canada, shall be deemed to refer to Royal Bank of Canada). All references contained in this Agreement and the other Loan Documents to the “Issuing Bank” shall be deemed to apply equally to each of the institutions referred to in the foregoing sentence of this definition in their respective capacities as issuers of any and all Letters of Credit issued by each such institution. The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Japanese Yen” means the lawful currency of Japan.

“JV Subsidiary” means any Subsidiary that is not a wholly owned Subsidiary and that is a joint venture with a third party unaffiliated with the Borrower or any other Subsidiary.

“Latest Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Loan or Commitment hereunder at such time, including the latest maturity date of any Refinancing Term Loan, any Refinancing Term Commitment, any Other Refinancing Revolving Commitment, any Other Term Loan, any Extended Term A Loan, any Extended Term B Loan, any Extended Commitment, any Incremental Term Loan or any Incremental Revolving Commitments, in each case as extended in accordance with this Agreement from time to time.

“LC Collateral Account” has the meaning assigned to such term in Section 2.06(j).

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn Dollar Amount of all outstanding Letters of Credit at such time plus (b) the aggregate Dollar Amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Multicurrency Tranche Lender at any time shall be its Multicurrency Tranche Percentage of the total Multicurrency Tranche LC Exposure at such time and the LC Exposure of any Dollar Tranche Lender at any time shall be its Dollar Tranche Percentage of the total Dollar Tranche LC Exposure at such time.

“Lenders” means the Persons listed on Schedule 2.01, the Persons that are “Lenders” under the Existing Credit Agreement as of the Restatement Effective Date and any other Person that shall have become a Lender hereunder pursuant to Section 2.20, Section 2.25 or pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Letter of Credit” means any Multicurrency Tranche Letter of Credit or Dollar Tranche Letter of Credit.

“Leverage Ratio” has the meaning assigned to such term in Section 6.12(a).

“LIBO Rate” means, for any Interest Period (a) with respect to any Term B Loan that is a Eurocurrency Borrowing, the greater of (i) 1.00% per annum and (ii) the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page on such screen) at approximately 11:00 a.m., London time, on the Quotation Day for such Interest Period, as the rate for deposits in the relevant Agreed Currency in the London interbank market with a maturity comparable to such Interest Period (the “Eurocurrency Base Rate”) and (b) with respect to any other Eurocurrency Borrowing, the Eurocurrency Base Rate. In the event that the Eurocurrency Base Rate is not available at such time for any reason, then the “Eurocurrency Base Rate” shall be determined by reference to such other publicly available service displaying interest rates applicable to deposits in such Agreed Currency in the London interbank market as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which deposits in such Agreed Currency in reasonable market size and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, on the Quotation Day for such Interest Period.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Liquidity” means, at any time the same is to be determined, the sum of (a) unencumbered cash and Permitted Investments held by the Borrower and its Restricted Subsidiaries, plus (b) the Aggregate Available Revolving Commitment hereunder at such time.

“Loan Documents” means this Agreement, any promissory notes issued pursuant to Section 2.10(e) of this Agreement, any Letter of Credit applications, the Collateral Documents, the Subsidiary Guaranty, the Amendment and Restatement Agreement, any Incremental Amendment, Extension Amendment or Refinancing Amendment, any intercreditor agreements and subordination agreements, and all written notices and certificates executed and/or delivered to the Administrative Agent pursuant to this Agreement. Any reference in the Agreement or any other Loan Document to a Loan

Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loan Parties” means, collectively, the Borrower and the Subsidiary Guarantors.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement (or, in the case of the Existing Loans, re-evidenced by this Agreement).

“Local Time” means (i) New York City time in the case of a Loan, Borrowing or LC Disbursement denominated in Dollars and (ii) local time in the case of a Loan, Borrowing or LC Disbursement denominated in a Foreign Currency (it being understood that such local time shall mean London, England time unless otherwise notified by the Administrative Agent).

“Majority in Interest”, when used in reference to Lenders of any Class, means, at any time (i) in the case of the Revolving Lenders, Lenders having Revolving Credit Exposures and unused Revolving Commitments representing more than 50% of the sum of the aggregate Revolving Credit Exposures and the unused aggregate Revolving Commitments at such time, (ii) in the case of the Term A Lenders, Lenders holding outstanding Term A Loans representing more than 50% of all Term A Loans outstanding at such time, and (iii) in the case of the Term B Lenders, Lenders holding outstanding Term B Loans representing more than 50% of all Term B Loans outstanding at such time.

“Mandatory Cost” is described in Schedule 2.02.

“Material Acquisition” means any Permitted Acquisition (other than a Drug Acquisition) that involves the payment of Acquisition Consideration by the Borrower and its Restricted Subsidiaries in excess of $25,000,000.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, property or condition (financial or otherwise) of the Borrower and the Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any and all other Loan Documents or the rights or remedies of the Administrative Agent and the Lenders thereunder.

“Material Disposition” means any Disposition of property or series of related Dispositions of property that involves payment of Disposition Consideration to the Borrower or any of its Restricted Subsidiaries in excess of $25,000,000.

“Material Domestic Subsidiary” means each Domestic Subsidiary (other than Unrestricted Subsidiaries) (i) which, as of the most recent fiscal quarter of the Borrower, for the period of four consecutive fiscal quarters then ended, for which financial statements have been delivered pursuant to Section 5.01, contributed greater than five percent (5%) of the Borrower’s Consolidated EBITDA for such period or (ii) which contributed greater than five percent (5%) of the Borrower’s Consolidated Total Assets as of such date; provided that, if at any time the aggregate amount of Consolidated EBITDA or Consolidated Total Assets attributable to all Domestic Subsidiaries that are not Material Domestic Subsidiaries exceeds ten percent (10%) of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for any such period or ten percent (10%) of Consolidated Total Assets of the Borrower and its Restricted Subsidiaries as of the end of any such fiscal quarter, the Borrower (or, in the event the Borrower has failed to do so within forty-five (45) days, the Administrative Agent) shall designate sufficient Domestic Subsidiaries (other than Unrestricted Subsidiaries) as “Material Domestic Subsidiaries” to eliminate such excess, and such designated Subsidiaries shall for all purposes of this Agreement constitute Material Domestic Subsidiaries.

“Material Foreign Subsidiary” means each Foreign Subsidiary (i) which, as of the most recent fiscal quarter of the Borrower, for the period of four consecutive fiscal quarters then ended, for which financial statements have been delivered pursuant to Section 5.01, contributed greater than five percent (5%) of the Borrower’s Consolidated EBITDA for such period or (ii) which contributed greater than five percent (5%) of the Borrower’s Consolidated Total Assets as of such date; provided that, if at any time the aggregate amount of Consolidated EBITDA or Consolidated Total Assets attributable to all Foreign Subsidiaries that are not Material Foreign Subsidiaries exceeds ten percent (10%) of the Borrower’s Consolidated EBITDA for any such period or ten percent (10%) of the Borrower’s Consolidated Total Assets as of the end of any such fiscal quarter, the Borrower (or, in the event the Borrower has failed to do so within forty-five (45) days, the Administrative Agent) shall designate sufficient Foreign Subsidiaries as “Material Foreign Subsidiaries” to eliminate such excess, and such designated Subsidiaries shall for all purposes of this Agreement constitute Material Foreign Subsidiaries.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and its Restricted Subsidiaries in an aggregate principal amount exceeding $100,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Restricted Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material Restricted Subsidiary” means each Material Subsidiary that is a Restricted Subsidiary.

“Material Subsidiary” means each Material Domestic Subsidiary and each Material Foreign Subsidiary.

“Maturity Date” means (i) with respect to the 2016 Term A Loans that have not been extended pursuant to Section 2.23, the 2016 Maturity Date, (ii) with respect to the 2018 Term A Loans that have not been extended pursuant to Section 2.23, the 2018 Maturity Date, (iii) with respect to the Term B Loans that have not been extended pursuant to Section 2.23, June 17, 2018, (iv) with respect to the portion of the 2016 Revolving Commitments of the 2016 Revolving Lenders that have not been extended pursuant to Section 2.23, the 2016 Maturity Date, (v) with respect to the portion of the 2018 Revolving Commitments of the 2018 Revolving Lenders that have not been extended pursuant to Section 2.23, the 2018 Maturity Date, and (vi) with respect to any other tranche of Term Loans or Revolving Commitments (including any Extended Term Loans, Extended Revolving Commitments, Incremental Revolving Commitments and Other Refinancing Revolving Commitments), the maturity dates specified therefor in the applicable Incremental Amendment, Extension Amendment or Refinancing Amendment; provided that if any such day is not a Business Day, the Maturity Date shall be the Business Day immediately succeeding such day.

“Milestone Payments” means payments made under contractual arrangements existing during the period of twelve months ending on the Original Effective Date or contractual arrangements arising thereafter, in each case in connection with any Permitted Acquisition to sellers (or licensors) of the assets or Equity Interests acquired (or licensed) therein based on the achievement of specified revenue, profit or other performance targets (financial or otherwise).

“Minimum Extension Condition” shall have the meaning given to such term in Section 2.23(b).

“Minimum Tranche Amount” shall have the meaning given to such term in Section 2.23(b).

“Moody’s” means Moody’s Investors Service, Inc.

“Moody’s Rating” means, at any time, the corporate family rating issued by Moody’s and then in effect with respect to the Borrower’s senior unsecured long-term debt securities without third-party credit support.

“Mortgage” means each mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of the Administrative Agent, for the benefit of the Administrative Agent and the Secured Parties, on real property of a Loan Party, including any amendment, restatement, modification or supplement thereto.

“Mortgage Instruments” means such title reports, title insurance, flood certifications and flood insurance, opinions of counsel, surveys, appraisals and environmental reports and other similar information and related certifications as are requested by, and in form and substance reasonably acceptable to, the Administrative Agent from time to time.

“Multicurrency Tranche Commitment” means a 2016 Multicurrency Tranche Commitment or a 2018 Multicurrency Tranche Commitment, as the context may require, and “Multicurrency Tranche Commitments” means, collectively, the 2016 Multicurrency Tranche Commitments and the 2018 Multicurrency Tranche Commitments.

“Multicurrency Tranche Credit Event” means a Multicurrency Tranche Revolving Borrowing of any Class, the issuance of a Multicurrency Letter of Credit, an LC Disbursement with respect to a Multicurrency Tranche Letter of Credit or any of the foregoing.

“Multicurrency Tranche LC Exposure” means, at any time, the sum of (a) the aggregate undrawn Dollar Amount of all outstanding Multicurrency Tranche Letters of Credit at such time plus (b) the aggregate Dollar Amount of all LC Disbursements in respect of Multicurrency Tranche Letters of Credit that have not yet been reimbursed by or on behalf of the Borrower at such time. The Multicurrency Tranche LC Exposure of any Multicurrency Tranche Lender at any time shall be its Multicurrency Tranche Percentage of the total Multicurrency Tranche LC Exposure at such time.

“Multicurrency Tranche Lender” means a 2016 Multicurrency Tranche Lender or a 2018 Multicurrency Tranche Lender, as the context may require, and “Multicurrency Tranche Lenders” means, collectively, the 2016 Multicurrency Tranche Lenders and the 2018 Multicurrency Tranche Lenders.

“Multicurrency Tranche Letter of Credit” means any letter of credit issued under the Multicurrency Tranche Commitments pursuant to this Agreement.

“Multicurrency Tranche Percentage” the percentage equal to a fraction the numerator of which is such Lender’s Multicurrency Tranche Commitment and the denominator of which is the aggregate Multicurrency Tranche Commitments of all Multicurrency Tranche Lenders (if the Multicurrency Tranche Commitments of any Class have terminated or expired, the Multicurrency Tranche Percentages shall be determined based upon the Multicurrency Tranche Commitments of such Class most recently in effect, giving effect to any assignments); provided that in the case of Section 2.22 when a Defaulting Lender shall exist, any such Defaulting Lender’s Multicurrency Tranche Commitment shall be disregarded in the calculation.

“Multicurrency Tranche Revolving Borrowing” means a Borrowing comprised of Multicurrency Tranche Revolving Loans of any Class.

“Multicurrency Tranche Revolving Credit Exposure” means a 2016 Multicurrency Tranche Revolving Credit Exposure or a 2018 Multicurrency Tranche Revolving Credit Exposure, as the context may require, and “Multicurrency Tranche Revolving Credit Exposure” means, collectively, the 2016 Multicurrency Tranche Revolving Credit Exposure and the 2018 Multicurrency Tranche Revolving Credit Exposure.

“Multicurrency Tranche Revolving Loan” means a 2016 Multicurrency Tranche Revolving Loan or a 2018 Multicurrency Tranche Revolving Loan, as the context may require, and “Multicurrency Tranche Revolving Loans” means, collectively, the 2016 Multicurrency Tranche Revolving Loans and the 2018 Multicurrency Tranche Revolving Loans.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a Sale and Leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event and (iii) the amount of all taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer), provided that on the date on which such reserve is no longer required to be maintained, the remaining amount of such reserve shall then be deemed to be Net Proceeds.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of the Borrower and its Subsidiaries to any of the Lenders, the Administrative Agent, the Issuing Bank or any indemnified party, individually or collectively, existing on the Original Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans made or reimbursement or other obligations incurred or any of the Letters of Credit or other instruments at any time evidencing any thereof.

“OFAC” means Office of Foreign Assets Control of the United States Department of the Treasury.

“Original Effective Date” means June 17, 2011.

“Other Refinancing Commitments” means the Other Refinancing Revolving Commitments and the Other Refinancing Term Commitments.

“Other Refinancing Loans” means the Other Refinancing Revolving Loans and the Other Refinancing Term Loans.

“Other Refinancing Revolving Commitments” means one or more Classes of revolving credit commitments hereunder or extended Revolving Commitments that result from a Refinancing Amendment.

“Other Refinancing Revolving Loans” means the Revolving Loans made pursuant to any Other Refinancing Revolving Commitment.

“Other Refinancing Term Commitments” means one or more Classes of term loan commitments hereunder that result from a Refinancing Amendment.

“Other Refinancing Term Loans” means one or more Classes of Term Loans that result from a Refinancing Amendment.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Other Term A Loans” has the meaning set forth in Section 2.20(a).

“Other Term B Loans” has the meaning set forth in Section 2.20(a).

“Other Term Loans” means Other Term A Loans and Other Term B Loans.

“Overnight Foreign Currency Rate” means, for any amount payable in a Foreign Currency, the rate of interest per annum as determined by the Administrative Agent at which overnight or weekend deposits in the relevant currency (or if such amount due remains unpaid for more than three (3) Business Days, then for such other period of time as the Administrative Agent may elect) for delivery in immediately available and freely transferable funds would be offered by the Administrative Agent to major banks in the interbank market upon request of such major banks for the relevant currency as determined above and in an amount comparable to the unpaid principal amount of the related Credit Event, plus any taxes, levies, imposts, duties, deductions, charges or withholdings imposed upon, or charged to, the Administrative Agent by any relevant correspondent bank in respect of such amount in such relevant currency.

“Parent” means, with respect to any Lender, any Person as to which such Lender is directly or indirectly, a subsidiary.

“Participant” has the meaning set forth in Section 9.04.

“Participant Register” has the meaning set forth in Section 9.04.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Penwest” means Penwest Pharmaceuticals Co., a Washington corporation.

“Permitted Acquisition” means the purchase or other acquisition by the Borrower or any Restricted Subsidiary of Equity Interests in, or all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line (including rights in respect of any drug or other pharmaceutical product) or line of business of), any Person, or any Exclusive License of rights to a drug or other product line, in a single transaction or a series of related transactions if (a) (i) in the case of any purchase or other acquisition of Equity Interests in a Person, such Person (including each subsidiary of such Person to the extent such subsidiary was wholly-owned by such Person immediately prior to the purchase or acquisition), upon the consummation of such purchase or acquisition, will be a wholly-owned Restricted Subsidiary (including as a result of a merger or consolidation between the Borrower or any Restricted Subsidiary and such Person, with, in the case of a merger or consolidation involving the Borrower, the Borrower being the surviving entity) or (ii) in the case of any purchase, license or other acquisition of other assets, such assets will be owned and/or licensed by the Borrower or a wholly-owned Restricted Subsidiary; (b) the business of such Person, or the business conducted with such assets, as the case may be, constitutes a business permitted by Section 6.03(b); and (c) at the time of and immediately after giving effect (including pro forma effect) to any such purchase, license or other acquisition, (i) no Default shall have occurred and be continuing, (ii) the Borrower shall be in compliance with the covenants set forth in Section 6.12 on a pro forma basis in accordance with Section 1.04(b) (without any pro forma adjustment to Consolidated EBITDA for any Drug Acquisition), (iii) if the Acquisition Consideration with respect thereto exceeds $50,000,000, the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all the requirements set forth in this definition have been satisfied with respect to such purchase or other acquisition, together, except in the case of a Drug Acquisition, with reasonably detailed calculations demonstrating satisfaction of the requirements set forth in clause (c)(ii) above.

“Permitted Bond Hedge” means any Swap Agreement that is settled (after payment of any premium or any prepayment thereunder) through the delivery of cash and/or Equity Interests of the Borrower and is entered into in connection with any Convertible Debt Securities, one of the purposes of which is, together with any Permitted Warrant entered into concurrently therewith, to provide for an effectively higher conversion premium.

“Permitted Convertible Debt Hedge Transaction” means (i) any Permitted Bond Hedge and any Permitted Warrant or (ii) any capped call transaction having substantially the same economic effect as the foregoing.

“Permitted Encumbrances” means:

(a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04 and Liens for unpaid utility charges;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than forty-five (45) days or are being contested in compliance with Section 5.04;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations or employment laws or to secure other public, statutory or regulatory obligations;

(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) judgment Liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII or securing appeal or surety bonds related to such judgments;

(f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Restricted Subsidiary;

(g) banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions; provided that such deposit accounts or funds are not established or deposited for the purpose of providing collateral for any Indebtedness; and

(h) Liens arising by virtue of Uniform Commercial Code financing statement filings (or similar filings under applicable law) regarding operating leases entered into by the Borrower and the Restricted Subsidiaries in the ordinary course of business.

“Permitted Exchange” shall mean an exchange of real property of the Borrower or any Restricted Subsidiary which qualifies as a like kind exchange pursuant to and in compliance with Section 1031 of the Code.

“Permitted First Lien Indebtedness” shall mean Indebtedness secured on a pari passu first lien basis with the Secured Obligations that is incurred by the Borrower or any Subsidiary after the Restatement Effective Date and any Permitted Refinancing Indebtedness in respect of any such Indebtedness; provided that (i) both immediately prior to and after giving effect (including pro forma effect) thereto, no Default or Event of Default shall exist or result therefrom, (ii) such Indebtedness matures after, and does not require any scheduled amortization or other scheduled payments of principal prior to the date that is 91 days after the Latest Maturity Date (it being understood that any provision requiring an offer to purchase such Indebtedness as a result of a change of control or asset sale shall not violate the foregoing restriction), (iii) such Indebtedness is not guaranteed by any Restricted Subsidiary of the Borrower other than the Subsidiary Guarantors (which guarantees, if such Indebtedness is subordinated, shall be expressly subordinated to the Secured Obligations on terms not less favorable to the Lenders than the subordination terms of such Subordinated Indebtedness) and (iv) (x) immediately after giving effect to the issuance, incurrence or assumption of such Indebtedness, the First Lien Senior Secured Leverage Ratio on a pro forma basis shall not be greater than 1.50 to 1.00 and (y) the Borrower is in pro forma compliance with the covenants set forth in Section 6.12.

“Permitted Foreign Loan” means a loan made by the Borrower or a Loan Party to any wholly-owned (other than on account of directors’ qualifying shares) Restricted Subsidiary that is a Foreign Subsidiary after the Restatement Effective Date that satisfies the following requirements: (a) the proceeds of such loan are used, directly or indirectly, to finance an acquisition permitted under clause (b) or (p) of Section 6.04; (b) such loan is evidenced by a promissory note of such Permitted Foreign Entity; and (c) such promissory note is delivered and pledged to the Administrative Agent pursuant to the Security Agreement, and is accompanied by a certificate of a responsible officer of the issuer representing that such promissory note constitutes a valid and binding obligation of such issuer.

“Permitted Indebtedness” means Indebtedness (including Subordinated Indebtedness) of the Borrower or its Restricted Subsidiaries and any Permitted Refinancing Indebtedness in respect of any such Indebtedness; provided that (i) both immediately prior to and after giving effect (including pro forma effect) thereto, no Default or Event of Default shall exist or result therefrom, (ii) such Indebtedness matures after, and does not require any scheduled amortization or other scheduled payments of principal prior to, the date that is 91 days after the Latest Maturity Date (it being understood that any provision requiring an offer to purchase such Indebtedness as a result of a change of control, delisting, or asset sale or any provision permitting holders to convert such Indebtedness shall not violate the foregoing restriction), (iii) such Indebtedness is not guaranteed by any Restricted Subsidiary of the Borrower other than the Subsidiary Guarantors (which guarantees, if such Indebtedness is subordinated, shall be expressly subordinated to the Secured Obligations on terms not less favorable to the Lenders than the subordination terms of such Subordinated Indebtedness) and (iv) the aggregate principal amount of Indebtedness permitted to be issued or incurred under this definition during such time as the Leverage Ratio equals or exceeds the maximum permitted Leverage Ratio set forth for the current period in Section 6.12(a) (assuming that the maximum permitted Leverage Ratio permitted at the time was in fact 0.25 to 1 less than the ratio set forth in Section 6.12(a) for such period) (whether prior to or after giving effect (including pro forma effect) thereto), shall be limited to the greater of (x) together with the aggregate amount of all Indebtedness incurred pursuant to Section 6.01(u), $500,000,000 and (y) 10% of Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending as of the last day of the most recent fiscal quarter for which Financials have been delivered at any time (it being understood and agreed that, for the avoidance of doubt, Indebtedness incurred during such time when the Leverage Ratio is less than the maximum permitted Leverage Ratio set forth for the current period in Section 6.12(a) (assuming that the maximum permitted Leverage Ratio permitted at the time was in fact 0.25 to 1 less than the ratio set forth in Section 6.12(a) for such period) (whether prior to or after giving effect (including pro forma effect) thereto) shall be excluded from the limitation in this clause (iv)).

“Permitted Investments” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a rating of P-2 (or higher) according to Moody’s or A-2 (or higher) according to S&P (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));

(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d) fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(e) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000;

(f) in the case of any Foreign Subsidiary, other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdiction of such Foreign Subsidiary for cash management purposes;

(g) investments in auction rate securities to the extent held by the Borrower or any Restricted Subsidiary on the Restatement Effective Date; and

(h) any other cash equivalent investments permitted by the Borrower’s investment policy as such policy is in effect and as disclosed to the Administrative Agent prior to the Restatement Effective Date and as such policy may be amended, restated, supplemented or otherwise modified from time to time with the consent of the Administrative Agent.

“Permitted Junior Secured Refinancing Debt” means any secured Indebtedness incurred by the Borrower in the form of one or more series of second-lien secured notes or second-lien secured loans; provided that (i) such Indebtedness is secured by all or a portion of the Collateral on a second-priority basis with the Obligations and is not secured by any property or assets of the Borrower or any Subsidiary other than the Collateral, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness, (iii) such Indebtedness does not mature or have scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (other than customary offers to repurchase upon a change of control, asset sale or casualty event and customary acceleration rights after an event of default, in each case subject to and after giving effect to such offers and rights under this Agreement) prior to the Latest Maturity Date at the time such Indebtedness is incurred, (iv) the security agreements relating to such Indebtedness are substantially the same as the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (v) such Indebtedness is not guaranteed by any Subsidiaries other than the Subsidiary Guarantors and (vi) a Designated Representative acting on behalf of the holders of such Indebtedness shall have become party to or otherwise subject to the provisions of a Second Lien Intercreditor Agreement; provided that if such Indebtedness is the initial Permitted Junior Secured Refinancing Debt incurred by the Borrower, then the Borrower, the Subsidiary Guarantors, the Administrative Agent and the Designated Representative for such Indebtedness shall have executed and delivered a Second Lien Intercreditor Agreement. Permitted Junior Secured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Pari Passu Secured Refinancing Debt” means any secured Indebtedness incurred by the Borrower in the form of one or more series of senior secured notes or loans; provided that (i) such Indebtedness is secured by all or a portion of the Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations and is not secured by any property or assets of the Borrower or any Subsidiary other than the Collateral, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness, (iii) such Indebtedness does not mature or have scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (other than customary offers to repurchase upon a change of control, asset sale or casualty event and customary acceleration rights after an event of default, in each case subject to and after giving effect to such offers and rights under this Agreement) prior to the Latest Maturity Date at the time such Indebtedness is incurred, (iv) the security agreements relating to such Indebtedness are substantially the same as the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (v) such Indebtedness is not guaranteed by any Subsidiaries other than the Subsidiary Guarantors and (vi) a Designated Representative acting on behalf of the holders of such Indebtedness shall have become party to or otherwise subject to the provisions of a First Lien Intercreditor Agreement; provided that if such Indebtedness is the initial Permitted Pari Passu Secured Refinancing Debt incurred by the Borrower, then the Borrower, the Subsidiary Guarantors, the Administrative Agent and the Designated Representative for such Indebtedness shall have executed and delivered a First Lien Intercreditor Agreement. Permitted Pari Passu Secured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Receivables Facility” shall mean a receivables facility or facilities created under the Permitted Receivables Facility Documents and which is designated as a “Permitted Receivables Facility” (as provided below), providing for the transfer, sale and/or pledge by the Borrower and/or one or more other Receivables Sellers of Permitted Receivables Facility Assets (thereby providing financing to the Borrower and/or the Receivables Sellers) to (i) a Receivables Entity (either directly or through another Receivables Seller), which in turn shall transfer, sell and/or pledge interests in the respective Permitted Receivables Facility Assets to third-party lenders or investors pursuant to the Permitted Receivables Facility Documents in return for the cash used by such Receivables Entity to acquire the Permitted Receivables Facility Assets from the Borrower and/or the respective Receivables Sellers or (ii) a bank or other financial institution, which in turn shall finance the acquisition of the Permitted Receivables Facility Assets through a commercial paper conduit or other conduit facility, or directly to a commercial paper conduit or other conduit facility established and maintained by a bank or other financial institution that will finance the acquisition of the Permitted Receivables Facility Assets through the commercial paper conduit or other conduit facility, in each case, either directly or through another Receivables Seller, so long as, in the case of each clause (i) and clause (ii), no portion of the Indebtedness or any other obligations (contingent or otherwise) under such receivables facility or facilities (x) is guaranteed by the Borrower or any Subsidiary of the Borrower (excluding guarantees of obligations pursuant to Standard Securitization Undertakings), (y) is recourse to or obligates the Borrower or any other Subsidiary of the Borrower in any way (other than pursuant to Standard Securitization Undertakings) or (z) subjects any property or asset of the Borrower or any other Subsidiary of the Borrower, directly or indirectly, contingently or otherwise, to the satisfaction thereof (other than pursuant to Standard Securitization Undertakings). Any such designation shall be evidenced to the Administrative Agent by filing with the Administrative Agent a certificate signed by a Financial Officer of the Borrower certifying that, to the best of such officer’s knowledge and belief after consultation with counsel, such designation complied with the foregoing conditions.

“Permitted Receivables Facility Assets” shall mean (i) Receivables (whether now existing or arising in the future) of the Borrower and its Subsidiaries which are transferred, sold and/or pledged to a Receivables Entity or a bank, other financial institution or a commercial paper conduit or other conduit facility established and maintained by a bank or other financial institution, pursuant to a Permitted Receivables Facility and any related Permitted Receivables Related Assets which are also so transferred, sold and/or pledged to such Receivables Entity, bank, other financial institution or commercial paper conduit or other conduit facility, and all proceeds thereof and (ii) loans to the Borrower and its Subsidiaries secured by Receivables (whether now existing or arising in the future) and any Permitted Receivables Related Assets of the Borrower and its Subsidiaries which are made pursuant to a Permitted Receivables Facility.

“Permitted Receivables Facility Documents” shall mean each of the documents and agreements entered into in connection with any Permitted Receivables Facility, including all documents and agreements relating to the issuance, funding and/or purchase of certificates and purchased interests or the incurrence of loans, as applicable, all of which documents and agreements shall be in form and substance reasonably satisfactory to the Administrative Agent, in each case as such documents and agreements may be amended, modified, supplemented, refinanced or replaced from time to time so long as any such amendments, modifications, supplements, refinancings or replacements (x) are not adverse, taken as a whole, to the Lenders or (y) are otherwise in form and substance reasonably satisfactory to the Administrative Agent.

“Permitted Receivables Related Assets” means any other assets that are customarily transferred, sold and/or pledged or in respect of which security interests are customarily granted in connection with asset securitization transactions involving receivables similar to Receivables and any collections or proceeds of any of the foregoing (including, without limitation, lock-boxes, deposit accounts, records in respect of Receivables and collections in respect of Receivables).

“Permitted Refinancing Indebtedness” means any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), other Indebtedness; provided that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so refinanced (plus unpaid accrued interest and premium (including tender premium) thereon, any committed or undrawn amounts and underwriting discounts, fees, commissions and expenses, associated with such Permitted Refinancing Indebtedness), (b) the final maturity date of such Permitted Refinancing Indebtedness is no earlier than the date that is 91 days after the Latest Maturity Date (it being understood that, in each case, any provision requiring an offer to purchase such Indebtedness as a result of a change of control, delisting, asset sale or similar provision or any provision permitting holders to convert such Indebtedness shall not violate the foregoing restriction), (c) if the Indebtedness (including any Guarantee thereof) being Refinanced is by its terms subordinated in right of payment to the Secured Obligations, such Permitted Refinancing Indebtedness (including any Guarantee thereof) shall be subordinated in right of payment to the Secured Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced, taken as a whole (as determined in good faith by the board of directors of the Borrower), (d) such Permitted Refinancing Indebtedness contains mandatory redemption (or similar provisions), if any, covenants, if any, and events of default, if any, and is benefited by guarantees, if any, which are customary for Indebtedness of such type (reasonably determined in good faith by the board of directors of the Borrower), (e) no Permitted Refinancing Indebtedness shall have obligors or contingent obligors that were not obligors or contingent obligors (or that would not have been required to become obligors or contingent obligors) in respect of the Indebtedness being Refinanced and (f) if the Indebtedness being Refinanced is secured, such Permitted Refinancing Indebtedness may be secured on terms no less favorable, taken as a whole, to the Secured Parties than those contained in the documentation (including any intercreditor agreement) governing the Indebtedness being Refinanced (reasonably determined in good faith by the board of directors of the Borrower).

“Permitted Unsecured Refinancing Debt” means any unsecured Indebtedness incurred by the Borrower in the form of one or more series of unsecured notes or loans; provided that (i) such Indebtedness is not secured by any property or assets of the Borrower or any Subsidiary, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness, (iii) such Indebtedness does not mature or have scheduled amortization prior to the Latest Maturity Date at the time such Indebtedness is incurred (other than customary offers to repurchase upon a change of control or asset sale and customary acceleration rights after an event of default, in each case subject to and after giving effect to such offers and rights under this Agreement), and (iv) such Indebtedness is not guaranteed by any Subsidiaries other than the Subsidiary Guarantors. Permitted Unsecured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Warrant” means one or more call options in respect of the Borrower’s Equity Interests sold by the Borrower concurrently with the entry into one or more Permitted Bond Hedges and having an initial strike or exercise price (howsoever defined) that is greater than the strike or exercise price (howsoever defined) of such Permitted Bond Hedge.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pledge Subsidiary” means (i) each Domestic Subsidiary and (ii) each First Tier Foreign Subsidiary which is a Material Foreign Subsidiary.

“Pounds Sterling” means the lawful currency of the United Kingdom.

“Prepayment Event” means:

(a) any Asset Sale described in Section 6.03(a)(xix) (other than the Net Proceeds which, together with the aggregate amount of Net Proceeds received from all such sales, transfers or other dispositions occurring in the same fiscal year of the Borrower, do not exceed $25,000,000); or

(b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Restricted Subsidiary with a fair market value immediately prior to such event greater than $25,000,000; or

(c) the incurrence by the Borrower or any Restricted Subsidiary of any Indebtedness (other than Loans), other than Indebtedness permitted under Section 6.01 or permitted by the Required Lenders pursuant to Section 9.02.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by Morgan Stanley Senior Funding, Inc. as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Prohibited Person” means any Person (a) listed in the Annex to the Executive Order or identified pursuant to Section 1 of the Executive Order, (b) that is owned or controlled by, or acting for or on behalf of, any Person listed in the Annex to the Executive Order or identified pursuant to the provisions of Section 1 of the Executive Order, (c) with whom a Lender is prohibited from dealing or otherwise engaging in any transaction by any terrorism or anti-laundering law, including the Executive Order, (d) who commits, threatens, conspires to commit, or support “terrorism” as defined in the Executive Order, (e) who is named as a “Specially designated national or blocked person” on the most current list published by the OFAC at its official website, at http://www.treas.gov/offices/enforcement/ofac/sdn/t11sdn.pdf or any replacement website or other replacement official publication of such list or (f) who is owned or controlled by a Person listed above in clause (c) or (e).

“Purchase Offer” has the meaning assigned to such term in Section 2.24.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Subsidiary Guarantor that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an ECP and can cause another person to qualify as an ECP at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. For purposes of this definition, “Swap Obligation” has the meaning set forth in the definition of Excluded Swap Obligation.

“Qualitest” means Generics International (US Parent), Inc. (doing business as Qualitest Pharmaceuticals), a Delaware corporation.

“Quotation Day” means, with respect to any Eurocurrency Borrowing and any Interest Period, the Business Day on which it is market practice in the London interbank market for the Administrative Agent to give quotations for deposits in the Agreed Currency of such Eurocurrency Borrowing for delivery on the first day of such Interest Period.

“Receivables” shall mean any right to payment created by or arising from sales of goods, leases of goods or the rendition of services rendered no matter how evidenced whether or not earned by performance (whether constituting accounts, general intangibles, chattel paper or otherwise).

“Receivables Entity” shall mean any direct or indirect wholly-owned Subsidiary of the Borrower which engages in no activities other than in connection with the financing of accounts receivable of the Receivables Sellers and which is designated (as provided below) as a “Receivables Entity” (a) with which neither the Borrower nor any of its Subsidiaries has any contract, agreement, arrangement or understanding (other than pursuant to the Permitted Receivables Facility Documents (including with respect to fees payable in the ordinary course of business in connection with the servicing of accounts receivable and related assets)) on terms less favorable to the Borrower or such Subsidiary than those that might be obtained at the time from persons that are not Affiliates of the Borrower and (b) to which neither the Borrower nor any other Subsidiary of the Borrower has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results (other than pursuant to Standard Securitization Undertakings). Any such designation shall be evidenced to the Administrative Agent by filing with the Administrative Agent an officer’s certificate of the Borrower certifying that, to the best of such officer’s knowledge and belief after consultation with counsel, such designation complied with the foregoing conditions.

“Receivables Sellers” shall mean the Borrower and those Subsidiaries that are from time to time party to the Permitted Receivables Facility Documents (other than any Receivables Entity).

“Refinanced Debt” has the meaning assigned to such term in the definition of “Credit Agreement Refinancing Indebtedness”.

“Refinancing Amendment” means an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower executed by each of (a) the Borrower, (b) the Administrative Agent, (c) the Issuing Bank (in the case of Other Refinancing Revolving Commitments or Other Refinancing Revolving Loans) and (d) each Refinancing Lender and Lender that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 2.25.

“Refinancing Lender” means, at any time, any bank, other financial institution or institutional investor that, in any case, is not an existing Lender and that agrees to provide any portion of any Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.25; provided that each Refinancing Lender (other than any Person that is a Lender, an Affiliate of a Lender or an Approved Fund of a Lender at such time) shall be subject to the approval of the Administrative Agent and the Issuing Bank (in the case of Other Refinancing Revolving Commitments or Other Refinancing Revolving Loans) (such approval not to be unreasonably withheld or delayed), in each case to the extent any such consent would be required from the Administrative Agent and the Issuing Bank (in the case of Other Refinancing Revolving Commitments or Other Refinancing Revolving Loans) under Section 9.04(b)(i) for an assignment of Loans or Commitments to such Refinancing Lender.

“Register” has the meaning set forth in Section 9.04.

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act, substantially identical notes (having the same Guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Related Indemnified Person” of an indemnified person means (a) any controlling person or controlled affiliate of such indemnified person, (b) the respective directors, officers, or employees of such indemnified person or any of its controlling persons or controlled affiliates and (c) the respective agents of such indemnified person or any of its controlling persons or controlled affiliates, in the case of this clause (c), acting at the instructions of such indemnified person, controlling person or such controlled affiliate; provided that each reference to a controlled affiliate or controlling person in this sentence pertains to a controlled affiliate or controlling person involved in the negotiation or syndication of this Agreement and the Loans.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration of Hazardous Materials into the environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata).

“Required Lenders” means, at any time, Lenders having Credit Exposures and unused Commitments representing more than 50% of the sum of the total Credit Exposures and unused Commitments at such time.

“Responsible Officer” means the chief executive officer, president, an executive vice president or senior vice president or a Financial Officer of the Borrower.

“Restatement Effective Date” has the meaning specified in the Amendment and Restatement Agreement.

“Restricted Payment” means (x) any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any Restricted Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any Restricted Subsidiary or (y) any amount paid in cash to settle any Convertible Debt Securities or Permitted Convertible Debt Hedge Transactions upon conversion.

“Restricted Subsidiary” means any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

“Revolving Commitment” means a 2016 Dollar Tranche Commitment, a 2018 Dollar Tranche Commitment, a 2016 Multicurrency Tranche Commitment or a 2018 Multicurrency Tranche Commitment, as the context may require, and “Revolving Commitments” means, collectively, the 2016 Dollar Tranche Commitments, the 2018 Dollar Tranche Commitments, the 2016 Multicurrency Tranche Commitments and the 2018 Multicurrency Tranche Commitments.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Multicurrency Tranche Revolving Loans and Dollar Tranche Revolving Loans and its LC Exposure and Swingline Exposure at such time.

“Revolving Lender” means a 2016 Revolving Lender or a 2018 Revolving Lender, as the context may require, and “Revolving Lenders” means, collectively, the 2016 Revolving Lenders and the 2018 Revolving Lenders.

“Revolving Loan” means a 2016 Revolving Loan or a 2018 Revolving Loan, as the context may require, and “Revolving Loans” means, collectively, the 2016 Revolving Loans and the 2018 Revolving Loans.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“S&P Rating” means, at any time, the corporate credit rating issued by S&P and then in effect with respect to the Borrower’s senior unsecured long-term debt securities without third-party credit enhancement.

“Sale and Leaseback Transaction” means any sale or other transfer of any property or asset by any Person with the intent to lease such property or asset as lessee.

“SEC” means the United States Securities and Exchange Commission.

“Second Lien Intercreditor Agreement” means a “junior lien” intercreditor agreement among the Administrative Agent and one or more Designated Representatives for holders of Permitted Junior Secured Refinancing Debt in form and substance reasonably satisfactory to the Administrative Agent.

“Secured Obligations” means all Obligations, together with (i) all Swap Obligations owing to any Person that is a Lender or an Affiliate of a Lender or was a Lender or an Affiliate of a Lender at the time the applicable Swap Agreement was entered into (excluding, in case of any Subsidiary Guarantor that is not an ECP, any Excluded Swap Obligations) and (ii) Banking Services Obligations owing to one or more Lenders or their respective Affiliates.

“Secured Parties” means the holders of the Secured Obligations from time to time and shall include (i) each Lender and the Issuing Bank in respect of its Loans and LC Exposure respectively, (ii) the Administrative Agent, the Issuing Bank and the Lenders in respect of all other present and future obligations and liabilities of the Borrower and each Restricted Subsidiary of every type and description arising under or in connection with this Agreement or any other Loan Document, (iii) with respect to any Swap Agreement, each Person that is a Lender or an Affiliate of a Lender or was a Lender or an Affiliate of a Lender at the time such Swap Agreement was entered into with such Person by the Borrower or any Restricted Subsidiary, (iv) each Lender and Affiliate of such Lender in respect of Banking Services Agreements entered into with such Person by the Borrower or any Restricted Subsidiary, (v) each indemnified party under Section 9.03 in respect of the obligations and liabilities of the Borrower to such Person hereunder and under the other Loan Documents, and (vi) their respective successors and (in the case of a Lender, permitted) transferees and assigns.

“Securities Act” means the United States Securities Act of 1933, as amended from time to time and any successor statute.

“Security Agreement” means that certain Pledge and Security Agreement (including any and all supplements thereto), dated as of the Original Effective Date, between the Loan Parties and the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, and any other pledge or security agreement entered into, after the Original Effective Date by any other Loan Party (as required by this Agreement or any other Loan Document), or any other Person.

“Specified Obligations” means Obligations consisting of the principal of and interest on outstanding Revolving Loans, reimbursement obligations in respect of LC Disbursements and any interest with respect thereto, and fees.

“Standard Securitization Undertakings” shall mean representations, warranties, covenants and indemnities entered into by the Borrower or any Subsidiary thereof in connection with a Permitted Receivables Facility which are reasonably customary in an accounts receivable financing transaction in the commercial paper, term securitization or structured lending market.

“Statutory Reserve Rate” means, with respect to any currency, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve, liquid asset, fees or similar requirements (including any marginal, special, emergency or supplemental reserves or other requirements) established by any central bank, monetary authority, the Board, the Financial Services Authority, the European Central Bank or other Governmental Authority for any category of deposits or liabilities customarily used to fund loans in such currency, expressed in the case of each such requirement as a decimal. Such reserve, liquid asset, fees or similar requirements shall, in the case of Dollar denominated Loans, include those imposed pursuant to Regulation D of the Board. Eurocurrency Loans shall be deemed to be subject to such reserve, liquid asset, fee or similar requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under any applicable law, rule or regulation, including Regulation D of the Board. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve, liquid asset or similar requirement.

“Subordinated Indebtedness” means any Indebtedness of the Borrower or any Restricted Subsidiary the payment of which is subordinated to payment of the obligations under the Loan Documents, and includes the 2008 Subordinated Convertible Notes.

“Subordinated Indebtedness Documents” means any document, agreement or instrument evidencing any Subordinated Indebtedness or entered into in connection with any Subordinated Indebtedness, and includes the 2008 Subordinated Convertible Notes Indenture.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held.

“Subsidiary” means any subsidiary of the Borrower.

“Subsidiary Guarantor” means each Material Domestic Subsidiary that is party to the Subsidiary Guaranty. The Subsidiary Guarantors on the Restatement Effective Date are identified as such in Schedule 3.01 hereto. Notwithstanding anything herein to the contrary, no Receivables Entity shall be required to be a Subsidiary Guarantor.

“Subsidiary Guaranty” means that certain Guaranty dated as of the Original Effective Date (including any and all supplements thereto) and executed by each Subsidiary Guarantor.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Restricted Subsidiaries shall be a Swap Agreement.

“Swap Obligations” means any and all obligations of the Borrower or any Restricted Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements with a Lender or an Affiliate of a Lender or Person that was a Lender or an Affiliate of a Lender at the time such Swap Agreement was entered into, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any such Swap Agreement transaction.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Dollar Tranche Percentage of the total Swingline Exposure at such time.

“Swingline Lender” means Morgan Stanley Senior Funding, Inc., in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.05.

“Syndication Agent” means Bank of America, N.A., in its capacity as syndication agent for the credit facilities evidenced by this Agreement.

“Synthetic Lease” means, as to any Person, any lease (including leases that may be terminated by the lessee at any time) of real or personal property, or a combination thereof, (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee is deemed to own the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.

“Synthetic Lease Obligations” means, as to any Person, an amount equal to the capitalized amount of the remaining lease payments under any Synthetic Lease (determined, in the case of a Synthetic Lease providing for an option to purchase the leased property, as if such purchase were required at the end of the term thereof) that would appear on a balance sheet of such Person prepared in accordance with GAAP if such payment obligations were accounted for as Capital Lease Obligations. For purposes of Section 6.02, a Synthetic Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee.

“TARGET” means the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) reasonably determined by the Administrative Agent to be a suitable replacement) for the settlement of payments in euro.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, fees, assessments, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term A Lender” means, as of any date of determination, each Lender that holds Term A Loans.

“Term A Loans” means the 2016 Term A Loans, the 2018 Term A Loans, any Incremental Term A Loan (including any Other Term A Loan), any Other Refinancing Term Loan or any Extended Term A Loan.

“Term B Lender” means, as of any date of determination, each Lender that holds Term B Loans.

“Term B Loans” means the term loans made by the Term B Lenders to the Borrower on the Original Effective Date pursuant to the terms of the Existing Credit Agreement, any Incremental Term B Loan (including any Other Term B Loan), any Other Refinancing Term Loan or any Extended Term B Loan. The aggregate outstanding principal amount of the Term B Loans as of the Restatement Effective Date is $60,550,000.

“Term Lender” means any 2016 Term A Lender, any 2018 Term Lender, any Term B Lender, any Incremental Term Lender or any Extending Term Lender.

“Term Loan” means a Term A Loan or a Term B Loan.

“Trading With the Enemy Act” has the meaning assigned to such term in Section 3.19

“Tranche” means a category of Commitments and extensions of credit thereunder. For purposes hereof, each of the following comprises a separate Tranche: (a) Multicurrency Tranche Commitments, Multicurrency Tranche Revolving Loans and Multicurrency Tranche Letters of Credit, (b) Dollar Tranche Commitments, Dollar Tranche Revolving Loans, Dollar Tranche Letters of Credit and Swingline Loans, (c) Term A Loans and (d) Term B Loans.

“Transactions” means the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents, the borrowing of Loans and other credit extensions, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

“Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is: (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (ii) any other obligation (including any guarantee) that is contingent in nature at such time; or (iii) an obligation to provide collateral to secure any of the foregoing types of obligations.

“Unrestricted Subsidiary” means (a) each JV Subsidiary, (b) HealthTronics, Inc., (c) after the Restatement Effective Date, any additional Subsidiaries of the Borrower designated by the board of directors of the Borrower as an “Unrestricted Subsidiary” pursuant to Section 5.10, and (d) any Subsidiary of any of the foregoing.

“Upfront Payments” means any upfront or similar payments made during the period of twelve months ending on the Original Effective Date or arising thereafter in connection with any drug or pharmaceutical product research and development or collaboration arrangements or the closing of any Drug Acquisition.

“USA PATRIOT Act” has the meaning assigned to such term in Section 9.14.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“2008 Subordinated Convertible Notes” means the 1.75% convertible senior subordinated notes due April 15, 2015, issued by the Borrower under the 2008 Subordinated Convertible Notes Indenture.

“2008 Subordinated Convertible Notes Indenture” means the Indenture dated as of April 15, 2008, between the Borrower and The Bank of New York, as trustee, under which the 2008 Subordinated Convertible Notes are outstanding.

“2010 Senior Notes” means the 7.00% senior notes due November 23, 2020, issued by the Borrower under the 2010 Senior Notes Indenture and any Registered Equivalent Notes issued in exchange therefor.

“2010 Senior Notes Indenture” means the Indenture dated as of November 23, 2010, between the Borrower and Wells Fargo Bank, National Association, as trustee, under which the 2010 Senior Notes are outstanding.

“2011 Senior Notes” means, collectively, (i) the $500,000,000 7% Senior Notes due June 8, 2019 issued pursuant to the Indenture dated as of June 8, 2011 among the Borrower, the Subsidiaries of the Borrower party thereto as guarantors and Wells Fargo Bank, National Association, as trustee, (ii) the $400,000,000 7 1/4% Senior Notes due June 8, 2022 issued pursuant to the Indenture dated as of June 8, 2011 among the Borrower, the Subsidiaries of the Borrower party thereto as guarantors and Wells Fargo Bank, National Association, as trustee, and (iii) any Registered Equivalent Notes in respect of any of the foregoing.

“2016 Availability Period” means the period from and including the Original Effective Date to but excluding the earlier of the 2016 Maturity Date with respect to the 2016 Revolving Commitments (or with respect to any Extended Revolving Commitments, the Maturity Date with respect thereto) and the date of termination of all of the 2016 Revolving Commitments.

“2016 Dollar Tranche Commitment” means, with respect to each 2016 Dollar Tranche Lender, the commitment, if any, of such 2016 Dollar Tranche Lender to make 2016 Dollar Tranche Revolving Loans and to acquire participations in Dollar Tranche Letters of Credit and Swingline Loans hereunder, as such commitment may be (a) reduced or terminated from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.20 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The amount of each 2016 Dollar Tranche Lender’s 2016 Dollar Tranche Commitment as of the Restatement Effective Date is set forth on Schedule 2.01, or in the Assignment and Assumption (or other documentation contemplated by this Agreement) pursuant to which such 2016 Dollar Tranche Lender shall have assumed its 2016 Dollar Tranche Commitment, as applicable. The aggregate principal amount of the 2016 Dollar Tranche Commitments on the Restatement Effective Date is $0.

“2016 Dollar Tranche Lender” means a Lender with a 2016 Dollar Tranche Commitment or holding 2016 Dollar Tranche Revolving Loans.

“2016 Dollar Tranche Revolving Credit Exposure” means, with respect to any 2016 Dollar Tranche Lender at any time, and without duplication, the sum of the outstanding principal amount of such 2016 Dollar Tranche Lender’s 2016 Dollar Tranche Revolving Loans and its Dollar Tranche LC Exposure and its Swingline Exposure at such time.

“2016 Dollar Tranche Revolving Loan” means a Loan made by a 2016 Dollar Tranche Lender pursuant to Section 2.01(a). Each 2016 Dollar Tranche Revolving Loan shall be a Eurocurrency Revolving Loan denominated in Dollars or an ABR Revolving Loan denominated in Dollars.

“2016 Maturity Date” means June 17, 2016.

“2016 Multicurrency Tranche Commitment” means, with respect to each 2016 Multicurrency Tranche Lender, the commitment, if any, of such 2016 Multicurrency Tranche Lender to make 2016 Multicurrency Tranche Revolving Loans and to acquire participations in Multicurrency Tranche Letters of Credit hereunder, as such commitment may be (a) reduced or terminated from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.20 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The amount of each 2016 Multicurrency Tranche Lender’s 2016 Multicurrency Tranche Commitment as of the Restatement Effective Date is set forth on Schedule 2.01, or in the Assignment and Assumption (or other documentation contemplated by this Agreement) pursuant to which such 2016 Multicurrency Tranche Lender shall have assumed its 2016 Multicurrency Tranche Commitment, as applicable. The aggregate principal amount of the 2016 Multicurrency Tranche Commitments on the Restatement Effective Date is $0.

“2016 Multicurrency Tranche Lender” means a Lender with a 2016 Multicurrency Tranche Commitment or holding 2016 Multicurrency Tranche Revolving Loans.

“2016 Multicurrency Tranche Revolving Credit Exposure” means, with respect to any 2016 Multicurrency Tranche Lender at any time, and without duplication, the sum of the outstanding principal amount of such 2016 Multicurrency Tranche Lender’s 2016 Multicurrency Tranche Revolving Loans and its Multicurrency Tranche LC Exposure at such time.

“2016 Multicurrency Tranche Revolving Loan” means a Loan made by a 2016 Multicurrency Tranche Lender pursuant to Section 2.01(c). Each 2016 Multicurrency Tranche Revolving Loan shall be a Eurocurrency Loan denominated in an Agreed Currency or an ABR Loan denominated in Dollars.

“2016 Revolving Commitment” means a 2016 Dollar Tranche Commitment or a 2016 Multicurrency Tranche Commitment, as the context may require, and “2016 Revolving Commitments” means, collectively, the 2016 Dollar Tranche Commitments and the 2016 Multicurrency Tranche Commitments.

“2016 Revolving Credit Exposure” means, with respect to any 2016 Revolving Lender at any time, the sum of the outstanding principal amount of such 2016 Revolving Lender’s 2016 Multicurrency Tranche Revolving Loans and 2016 Dollar Tranche Revolving Loans and its LC Exposure and Swingline Exposure at such time.

“2016 Revolving Lender” means, as of any date of determination, each Lender that has a 2016 Revolving Commitment or, if the 2016 Revolving Commitments have terminated or expired, a Lender with 2016 Revolving Credit Exposure.

“2016 Revolving Loan” means any 2016 Multicurrency Tranche Revolving Loan or 2016 Dollar Tranche Revolving Loan, as the context may require, and “2016 Revolving Loans” means, collectively, the 2016 Dollar Tranche Revolving Loans and the 2016 Multicurrency Tranche Revolving Loans.

“2016 Term A Lender” means, as of any date of determination, each Lender that holds 2016 Term A Loans.

“2016 Term A Loans” means the term loans made by the 2016 Term A Lenders to the Borrower on the Original Effective Date pursuant to the terms of the Existing Credit Agreement. The aggregate outstanding principal amount of the 2016 Term A Loans as of the Restatement Effective Date is $0.

“2018 Availability Period” means the period from and including the Original Effective Date to but excluding the earlier of the 2018 Maturity Date with respect to the 2018 Revolving Commitments (or with respect to any Extended Revolving Commitments, the Maturity Date with respect thereto) and the date of termination of all of the 2018 Revolving Commitments.

“2018 Dollar Tranche Commitment” means, with respect to each 2018 Dollar Tranche Lender, the commitment, if any, of such 2018 Dollar Tranche Lender to make 2018 Dollar Tranche Revolving Loans and to acquire participations in Dollar Tranche Letters of Credit and Swingline Loans hereunder, as such commitment may be (a) reduced or terminated from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.20 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The amount of each 2018 Dollar Tranche Lender’s 2018 Dollar Tranche Commitment as of the Restatement Effective Date is set forth on Schedule 2.01, or in the Assignment and Assumption (or other documentation contemplated by this Agreement) pursuant to which such 2018 Dollar Tranche Lender shall have assumed its 2018 Dollar Tranche Commitment, as applicable. The aggregate principal amount of the 2018 Dollar Tranche Commitments on the Restatement Effective Date is $23,750,000.

“2018 Dollar Tranche Lender” means a Lender with a 2018 Dollar Tranche Commitment or holding 2018 Dollar Tranche Revolving Loans.

“2018 Dollar Tranche Revolving Credit Exposure” means, with respect to any 2018 Dollar Tranche Lender at any time, and without duplication, the sum of the outstanding principal amount of such 2018 Dollar Tranche Lender’s 2018 Dollar Tranche Revolving Loans and its Dollar Tranche LC Exposure and its Swingline Exposure at such time.

“2018 Dollar Tranche Revolving Loan” means a Loan made by a 2018 Dollar Tranche Lender pursuant to Section 2.01(b). Each 2018 Dollar Tranche Revolving Loan shall be a Eurocurrency Revolving Loan denominated in Dollars or an ABR Revolving Loan denominated in Dollars.

“2018 Maturity Date” means March 15, 2018.

“2018 Multicurrency Tranche Commitment” means, with respect to each 2018 Multicurrency Tranche Lender, the commitment, if any, of such 2018 Multicurrency Tranche Lender to make 2018 Multicurrency Tranche Revolving Loans and to acquire participations in Multicurrency Tranche Letters of Credit hereunder, as such commitment may be (a) reduced or terminated from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.20 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The amount of each 2018 Multicurrency Tranche Lender’s 2018 Multicurrency Tranche Commitment as of the Restatement Effective Date is set forth on Schedule 2.01, or in the Assignment and Assumption (or other documentation contemplated by this Agreement) pursuant to which such 2018 Multicurrency Tranche Lender shall have assumed its 2018 Multicurrency Tranche Commitment, as applicable. The aggregate principal amount of the 2018 Multicurrency Tranche Commitments on the Restatement Effective Date is $476,250,000.

“2018 Multicurrency Tranche Lender” means a Lender with a 2018 Multicurrency Tranche Commitment or holding 2018 Multicurrency Tranche Revolving Loans.

“2018 Multicurrency Tranche Revolving Credit Exposure” means, with respect to any 2018 Multicurrency Tranche Lender at any time, and without duplication, the sum of the outstanding principal amount of such 2018 Multicurrency Tranche Lender’s 2018 Multicurrency Tranche Revolving Loans and its Multicurrency Tranche LC Exposure at such time.

“2018 Multicurrency Tranche Revolving Loan” means a Loan made by a 2018 Multicurrency Tranche Lender pursuant to Section 2.01(d). Each 2018 Multicurrency Tranche Revolving Loan shall be a Eurocurrency Loan denominated in an Agreed Currency or an ABR Loan denominated in Dollars.

“2018 Revolving Commitment” means a 2018 Dollar Tranche Commitment or a 2018 Multicurrency Tranche Commitment, as the context may require, and “2018 Revolving Commitments” means, collectively, the 2018 Dollar Tranche Commitments and the 2018 Multicurrency Tranche Commitments.

“2018 Revolving Credit Exposure” means, with respect to any 2018 Revolving Lender at any time, the sum of the outstanding principal amount of such 2018 Revolving Lender’s 2018 Multicurrency Tranche Revolving Loans and 2018 Dollar Tranche Revolving Loans and its LC Exposure and Swingline Exposure at such time.

“2018 Revolving Lender” means, as of any date of determination, each Lender that has a 2018 Revolving Commitment or, if the 2018 Revolving Commitments have terminated or expired, a Lender with 2018 Revolving Credit Exposure.

“2018 Revolving Loan” means any 2018 Multicurrency Tranche Revolving Loan or 2018 Dollar Tranche Revolving Loan, as the context may require, and “2018 Revolving Loans” means, collectively, the 2018 Dollar Tranche Revolving Loans and the 2018 Multicurrency Tranche Revolving Loans.

“2018 Term A Lender” means, as of any date of determination, each Lender that holds 2018 Term A Loans.

“2018 Term A Loans” means the term loans made by the 2018 Term A Lenders to the Borrower on the Original Effective Date pursuant to the terms of the Existing Credit Agreement. The aggregate outstanding principal amount of the 2018 Term A Loans as of the Restatement Effective Date is $1,387,500,000.

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Dollar Tranche Revolving Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “Eurocurrency Dollar Tranche Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Dollar Tranche Revolving Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Dollar Tranche Eurocurrency Revolving Borrowing”).

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04. Accounting Terms; GAAP; Pro Forma Calculations. (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Restatement Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein, (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof and (iii) for the avoidance of doubt, except as provided in the definition of “Consolidated Net Income”, without giving effect to the financial condition, results and performance of the Unrestricted Subsidiaries.

(b) All pro forma computations required to be made hereunder giving effect to any Material Acquisition, Material Disposition, Permitted Acquisition, designation of any Subsidiary as an Unrestricted Subsidiary, or issuance, incurrence or assumption of Indebtedness shall be calculated after giving pro forma effect thereto immediately after giving effect to such acquisition, disposition, designation or issuance, incurrence or assumption of Indebtedness (and to any other such transaction consummated since the first day of the period for which such pro forma computation is being made and on or prior to the date of such computation) as if such transaction had occurred on the first day of the period of four consecutive fiscal quarters ending with the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, ending on December 31, 2012), and, to the extent applicable, the historical earnings and cash flows associated with the assets acquired or disposed of, any related incurrence or reduction of Indebtedness. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Swap Agreement applicable to such Indebtedness).

SECTION 1.05. Status of Secured Obligations. The Secured Obligations are hereby designated as “Designated Senior Debt” for purposes of the 2008 Subordinated Convertible Notes and the 2008 Subordinated Convertible Notes Indenture. In the event that the Borrower or any other Loan Party shall at any time issue or have outstanding any other Subordinated Indebtedness, the Borrower shall take or cause such other Loan Party to take all such actions as shall be necessary to cause the Secured Obligations to constitute senior indebtedness (however denominated) in respect of such Subordinated Indebtedness and to enable the Administrative Agent and the Lenders to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness. Without limiting the foregoing, the Secured Obligations are hereby designated as “senior indebtedness” and as “designated senior indebtedness” and words of similar import under and in respect of any indenture or other agreement or instrument under which such other Subordinated Indebtedness is outstanding and are further given all such other designations as shall be required under the terms of any such Subordinated Indebtedness in order that the Lenders may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness.

SECTION 1.06. Amendment and Restatement of the Existing Credit Agreement. The parties to this Agreement agree that, on the Restatement Effective Date, the terms and provisions of the Existing Credit Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement. This Agreement is not intended to and shall not constitute a novation. All Loans made and Obligations incurred under the Existing Credit Agreement which are outstanding on the Restatement Effective Date shall continue as Loans and Obligations under (and shall be governed by the terms of) this Agreement and the other Loan Documents. Without limiting the foregoing, upon the effectiveness hereof: (a) all references in the “Loan Documents” (as defined in the

Existing Credit Agreement) to the “Administrative Agent”, the “Credit Agreement” and the “Loan Documents” shall be deemed to refer to the Administrative Agent, this Agreement and the Loan Documents, (b) the Existing Letters of Credit which remain outstanding on the Restatement Effective Date shall continue as Letters of Credit under (and shall be governed by the terms of) this Agreement, (c) all obligations constituting “Obligations”, “Swap Obligations” and/or “Banking Services Obligations” (as each is defined in the Existing Credit Agreement) with any Lender or any Affiliate of any Lender which are outstanding on the Restatement Effective Date shall continue as Obligations, Swap Obligations or Banking Services Obligations, as applicable, under this Agreement and the other Loan Documents, (d) the liens and security interests in favor of the Administrative Agent for the benefit of the Secured Parties securing payment of the Secured Obligations are in all respects continuing and in full force and effect with respect to all Secured Obligations, (e) the “Multicurrency Tranche Commitments” and “Dollar Tranche Commitments” (as each is defined in the Existing Credit Agreement) shall be allocated between, and redesignated as, 2016 Multicurrency Tranche Commitments, 2018 Multicurrency Tranche Commitments, 2016 Dollar Tranche Commitments and 2018 Dollar Tranche Commitments hereunder, in each case pursuant to the allocations set forth on Schedule 2.01, (f) the “Extended Revolving Commitments”, “Extended Term A Loan Commitments”, “Extended Term B Loan Commitments”, “Incremental Revolving Commitments”, “Other Refinancing Revolving Commitments”, “Incremental Term A Loan Commitments” and “Incremental Term B Loan Commitments” (as each is defined in the Existing Credit Agreement) shall continue as Extended Revolving Commitments, Extended Term A Loan Commitments, Extended Term B Loan Commitments, Incremental Revolving Commitments, Other Refinancing Revolving Commitments, Incremental Term A Loan Commitments and Incremental Term B Loan Commitments, respectively, hereunder and (g) the Administrative Agent shall make such other reallocations, sales, assignments or other relevant actions in respect of each Lender’s credit exposure under the Existing Credit Agreement as are necessary in order that each such Lender’s Credit Exposure and outstanding Loans hereunder reflects such Lender’s Applicable Percentage of the outstanding aggregate Credit Exposures on the Restatement Effective Date.

ARTICLE II

The Credits

SECTION 2.01. Commitments and Loans. Prior to the Restatement Effective Date, certain revolving loans and term loans were previously made to the Borrower under the Existing Credit Agreement which remain outstanding as of the Restatement Effective Date (such outstanding loans being hereinafter referred to as the “Existing Loans”). Subject to the terms and conditions set forth in this Agreement, the Borrower and each of the Lenders agree that on the Restatement Effective Date but subject to the satisfaction of the reallocation and other transactions described in Section 1.06, the Existing Loans shall be re-evidenced as Revolving Loans of a particular Class and Term Loans of a particular Class, as applicable, under this Agreement and the terms of the Existing Loans shall be restated in their entirety and shall be evidenced by this Agreement. Subject to the terms and conditions set forth herein:

(a) each 2016 Dollar Tranche Lender agrees to make 2016 Dollar Tranche Revolving Loans to the Borrower in Dollars from time to time during the 2016 Availability Period in an aggregate principal amount that will not result in (i) such Lender’s 2016 Dollar Tranche Revolving Credit Exposure exceeding such Lender’s 2016 Dollar Tranche Commitment, (ii) the sum of the total 2016 Dollar Tranche Revolving Credit Exposures exceeding the aggregate 2016 Dollar Tranche Commitments, (iii) the sum of the total Dollar Tranche Revolving Credit Exposures exceeding the aggregate Dollar Tranche Commitments or (iv) subject to Sections 2.04 and 2.11(b), the sum of the Dollar Amount of the total Revolving Credit Exposures exceeding the aggregate Revolving Commitments;

(b) each 2018 Dollar Tranche Lender agrees to make 2018 Dollar Tranche Revolving Loans to the Borrower in Dollars from time to time during the 2018 Availability Period in an aggregate principal amount that will not result in (i) such Lender’s 2018 Dollar Tranche Revolving Credit Exposure exceeding such Lender’s 2018 Dollar Tranche Commitment, (ii) the sum of the total 2018 Dollar Tranche Revolving Credit Exposures exceeding the aggregate 2018 Dollar Tranche Commitments, (iii) the sum of the total Dollar Tranche Revolving Credit Exposures exceeding the aggregate Dollar Tranche Commitments or (iv) subject to Sections 2.04 and 2.11(b), the sum of the Dollar Amount of the total Revolving Credit Exposures exceeding the aggregate Revolving Commitments;

(c) each 2016 Multicurrency Tranche Lender agrees to make 2016 Multicurrency Tranche Revolving Loans to the Borrower in Agreed Currencies from time to time during the 2016 Availability Period in an aggregate principal amount that will not result in (i) subject to Sections 2.04 and 2.11(b), the Dollar Amount of such Lender’s 2016 Multicurrency Tranche Revolving Credit Exposure exceeding such Lender’s 2016 Multicurrency Tranche Commitment, (ii) subject to Sections 2.04 and 2.11(b), the sum of the Dollar Amount of the total 2016 Multicurrency Tranche Revolving Credit Exposures exceeding the aggregate 2016 Multicurrency Tranche Commitments, (iii) subject to Sections 2.04 and 2.11(b), the sum of the Dollar Amount of the total Multicurrency Tranche Revolving Credit Exposures exceeding the aggregate Multicurrency Tranche Commitments or (iv) subject to Sections 2.04 and 2.11(b), the sum of the Dollar Amount of the total Revolving Credit Exposures exceeding the aggregate Revolving Commitments; and

(d) each 2018 Multicurrency Tranche Lender agrees to make 2018 Multicurrency Tranche Revolving Loans to the Borrower in Agreed Currencies from time to time during the 2018 Availability Period in an aggregate principal amount that will not result in (i) subject to Sections 2.04 and 2.11(b), the Dollar Amount of such Lender’s 2018 Multicurrency Tranche Revolving Credit Exposure exceeding such Lender’s 2018 Multicurrency Tranche Commitment, (ii) subject to Sections 2.04 and 2.11(b), the sum of the Dollar Amount of the total 2018 Multicurrency Tranche Revolving Credit Exposures exceeding the aggregate 2018 Multicurrency Tranche Commitments, (iii) subject to Sections 2.04 and 2.11(b), the sum of the Dollar Amount of the total Multicurrency Tranche Revolving Credit Exposures exceeding the aggregate Multicurrency Tranche Commitments or (iv) subject to Sections 2.04 and 2.11(b), the sum of the Dollar Amount of the total Revolving Credit Exposures exceeding the aggregate Revolving Commitments.

Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Dollar Tranche Revolving Loans and Multicurrency Tranche Revolving Loans. Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.

SECTION 2.02. Loans and Borrowings. (a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made under a single Tranche and shall be made by the Lenders of such Class under such Tranche ratably in accordance with their respective Commitments in respect of the applicable Class and in respect of the applicable Tranche; provided that (i) prior to the 2016 Maturity Date, each Borrowing of Dollar Tranche Revolving Loans shall consist of both 2016 Dollar Tranche Revolving Loans and 2018 Dollar Tranche Revolving Loans made by both the 2016 Dollar Tranche Lenders and 2018 Dollar Tranche Lenders, respectively, ratably in accordance with their respective Dollar Tranche Commitments on the date such Loans are made hereunder, (ii) prior to the 2016 Maturity Date, each Borrowing of Multicurrency Tranche Revolving Loans shall consist of both 2016 Multicurrency Tranche Revolving Loans and 2018 Multicurrency Tranche Revolving Loans made by both the 2016 Multicurrency Tranche Lenders and 2018 Multicurrency Tranche Lenders, respectively, ratably in accordance with their respective Multicurrency Tranche Commitments on the date such Loans are made hereunder, (iii) on and after the 2016 Maturity Date, each Borrowing of Dollar Tranche Revolving Loans shall consist of 2018 Dollar Tranche

Revolving Loans made by the 2018 Dollar Tranche Lenders ratably in accordance with their respective 2018 Dollar Tranche Commitments on the date such Loans are made hereunder and (iv) on and after the 2016 Maturity Date, each Borrowing of Multicurrency Tranche Revolving Loans shall consist of 2018 Multicurrency Tranche Revolving Loans made by the 2018 Multicurrency Tranche Lenders ratably in accordance with their respective 2018 Multicurrency Tranche Commitments on the date such Loans are made hereunder. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. Any Swingline Loan shall be made in accordance with the procedures set forth in Section 2.05. The Term Loans shall amortize as set forth in Section 2.10.

(b) Subject to Section 2.14, each Dollar Tranche Revolving Borrowing, each Multicurrency Tranche Revolving Borrowing and each Term Loan Borrowing shall be comprised entirely of ABR Loans or Eurocurrency Loans as the Borrower may request in accordance herewith; provided that each ABR Loan shall only be made in Dollars. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.14, 2.15, 2.16 and 2.17 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Eurocurrency Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 (or, if such Borrowing is denominated in a Foreign Currency, 500,000 units of such currency other than Japanese Yen and ¥50,000,000 in the case of Japanese Yen) and not less than $2,000,000 (or, if such Borrowing is denominated in a Foreign Currency, 2,000,000 units of such currency other than Japanese Yen and ¥200,000,000 in the case of Japanese Yen). At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the aggregate Dollar Tranche Commitments of the relevant Class or the aggregate Multicurrency Tranche Commitments of the relevant Class, as the case may be, or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Each Swingline Loan shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000. Borrowings of more than one Type and Class and under more than one Tranche may be outstanding at the same time; provided that there shall not at any time be more than a total of eight (8) Eurocurrency Revolving Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing of any Class if the Interest Period requested with respect thereto would end after the Maturity Date of the Revolving Commitments of such Class (or if any Extended Revolving Commitments, Incremental Revolving Commitments or Other Refinancing Revolving Commitments are outstanding, the last Maturity Date applicable thereto).

SECTION 2.03. Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request (a) by irrevocable written notice (via a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower, promptly followed by telephonic confirmation of such request) in the case of a Eurocurrency Borrowing, not later than 11:00 a.m., Local Time, three (3) Business Days (in the case of a Eurocurrency Borrowing denominated in Dollars) or by irrevocable written notice (via a written Borrowing Request in a form approved by the

Administrative Agent and signed by the Borrower) not later than three (3) Business Days (in the case of a Eurocurrency Borrowing denominated in a Foreign Currency), in each case before the date of the proposed Borrowing or (b) by telephone in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one (1) Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the aggregate amount of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing and, if such Borrowing is a Revolving Borrowing, whether such Borrowing is to be a Dollar Tranche Revolving Borrowing or Multicurrency Tranche Revolving Borrowing;

(iv) in the case of a Eurocurrency Borrowing, the Agreed Currency and initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to the Type of Borrowing is specified, then, in the case of a Borrowing denominated in Dollars, the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04. Determination of Dollar Amounts. The Administrative Agent will determine the Dollar Amount of:

(a) each Multicurrency Tranche Eurocurrency Borrowing as of the date two (2) Business Days prior to the date of such Borrowing or, if applicable, the date of conversion/continuation of any Borrowing as a Multicurrency Tranche Eurocurrency Borrowing,

(b) the LC Exposure as of the date of each request for the issuance, amendment, renewal or extension of any Letter of Credit, and

(c) all outstanding Credit Events on and as of the last Business Day of each calendar quarter and, during the continuation of an Event of Default, on any other Business Day elected by the Administrative Agent in its discretion or upon instruction by the Required Lenders.

Each day upon or as of which the Administrative Agent determines Dollar Amounts as described in the preceding clauses (a), (b) and (c) is herein described as a “Computation Date” with respect to each Credit Event for which a Dollar Amount is determined on or as of such day.

SECTION 2.05. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans in Dollars to the Borrower from time to time during the 2018 Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $50,000,000, (ii) the Dollar Amount of the total 2016 Dollar Tranche Revolving Credit Exposures exceeding the aggregate 2016 Dollar Tranche Commitments, (iii) the Dollar Amount of the total 2018 Dollar Tranche Revolving Credit Exposures exceeding the aggregate 2018 Dollar Tranche Commitments, (iv) the Dollar Amount of the total Dollar Tranche Revolving Credit Exposures exceeding the aggregate Dollar Tranche Commitments or (v) the Dollar Amount of the total Revolving Credit Exposures exceeding the aggregate Revolving Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

(b) To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 2:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

(c) The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Dollar Tranche Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Dollar Tranche Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Dollar Tranche Lender, specifying in such notice such Lender’s Dollar Tranche Percentage of such Swingline Loan or Loans. Each Dollar Tranche Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Dollar Tranche Lender’s Dollar Tranche Percentage (after giving effect to the reallocation provisions of paragraph (d) below) of such Swingline Loan or Loans. Each Dollar Tranche Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph in an amount equal to its Dollar Tranche Percentage thereof is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Dollar Tranche Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Dollar Tranche Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Dollar Tranche Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Dollar Tranche Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the applicable Dollar Tranche Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

(d) Reallocations and Extensions. If the Maturity Date shall have occurred in respect of any Class of any Tranche of Revolving Commitments at a time when another Tranche or Tranches of any other Class of Revolving Commitments is or are in effect with a longer Maturity Date, then on the earliest occurring Maturity Date all then-outstanding Swingline Loans shall be repaid in full (and there shall be no adjustment to the participations in such Swingline Loans as a result of the occurrence of such earliest Maturity Date); provided, however, that if on the occurrence of such earliest Maturity Date (after giving effect to any repayments of Revolving Loans and any reallocation of Letter of Credit participations as contemplated in Section 2.06(k)), there shall exist sufficient unutilized Revolving Commitments of any other Class or Classes or Extending Revolving Commitments so that the respective outstanding Swingline Loans could be incurred pursuant to such Revolving Commitments of such other Class or Classes or Extending Revolving Commitments which will remain in effect after the occurrence of such earliest Maturity Date, then there shall be an automatic adjustment on such date of the risk participations of each Revolving Lender holding Revolving Commitments of such other Class or Classes or that is an Extending Revolving Lender and such outstanding Swingline Loans shall be deemed to have been incurred solely pursuant to the relevant Revolving Commitments of such other Class or Classes or Extending Revolving Commitments and such Swingline Loans shall not be so required to be repaid in full on such earliest Maturity Date.

SECTION 2.06. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Multicurrency Tranche Letters of Credit denominated in Agreed Currencies and Dollar Tranche Letters of Credit denominated in Dollars, in each case for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the 2018 Availability Period. The letters of credit identified on Schedule 2.06 (the “Existing Letters of Credit”) shall be deemed to be “Letters of Credit” issued on the Restatement Effective Date for all purposes of the Loan Documents. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of, but not less than five (5) Business Days prior to, the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the Agreed Currency applicable thereto, whether such Letter of Credit is a Multicurrency Tranche Letter of Credit or a Dollar Tranche

Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. The Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form and related documents in connection with any request for a Letter of Credit and in connection with any request for a Letter of Credit to be amended, renewed, modified or extended. A Letter of Credit shall be issued, amended, renewed or extended only (A) if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) subject to Sections 2.04 and 2.11(b), the Dollar Amount of the LC Exposure shall not exceed $50,000,000, (ii) subject to Sections 2.04 and 2.11(b), the sum of the Dollar Amount of the total 2016 Multicurrency Tranche Revolving Credit Exposures shall not exceed the aggregate 2016 Multicurrency Tranche Commitments, (iii) subject to Sections 2.04 and 2.11(b), the sum of the Dollar Amount of the total 2018 Multicurrency Tranche Revolving Credit Exposures shall not exceed the aggregate 2018 Multicurrency Tranche Commitments, (iv) subject to Sections 2.04 and 2.11(b), the sum of the Dollar Amount of the total Multicurrency Tranche Revolving Credit Exposures shall not exceed the aggregate Multicurrency Tranche Commitments, (v) the sum of the total 2016 Dollar Tranche Revolving Credit Exposures shall not exceed the aggregate 2016 Dollar Tranche Commitments, (vi) the sum of the total 2018 Dollar Tranche Revolving Credit Exposures shall not exceed the aggregate 2018 Dollar Tranche Commitments, (vii) the sum of the total Dollar Tranche Revolving Credit Exposures shall not exceed the aggregate Dollar Tranche Commitments and (viii) the sum of the total Revolving Credit Exposures shall not exceed the aggregate Revolving Commitments and (B) in accordance with the Issuing Bank’s usual and customary practices from time to time.

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five (5) Business Days prior to the 2018 Maturity Date (or if any Extended Revolving Commitments, Incremental Revolving Commitments or Other Refinancing Revolving Commitments are outstanding, the last Maturity Date applicable thereto); provided that any Letter of Credit may contain customary automatic renewal provisions agreed upon by the Borrower and the Issuing Bank pursuant to which the expiration date of such Letter of Credit (an “Auto Renewal Letter of Credit”) shall automatically be extended for consecutive periods of up to twelve (12) months (but not to a date later than the date set forth in clause (ii) above) (it being understood and agreed that the Existing Letters of Credit issued by Royal Bank of Canada will not be so renewed to the extent that Royal Bank of Canada has not already agreed to the renewal of such Letters of Credit prior to the Restatement Effective Date); provided that any such Auto-Renewal Letter of Credit must permit the Issuing Bank to prevent any such renewal at least once in each twelve month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day in each such twelve month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Issuing Bank, the Borrower shall not be required to make a specific request to the Issuing Bank for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the Issuing Bank to permit the renewal of such Letter of Credit at any time to an expiry date not later than such Maturity Date.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or any Revolving Lender in respect of the Tranche under which such Letter of Credit is issued (each such Revolving Lender, an “Applicable Lender”), the Issuing Bank hereby grants to each Applicable Lender, and each Applicable Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Applicable Lender’s Applicable Percentage of the aggregate Dollar Amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Applicable Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Applicable Lender’s Applicable Percentage (after giving effect to the reallocation provisions of paragraph (k) below) of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent in Dollars the Dollar Amount equal to such LC Disbursement, calculated as of the date the Issuing Bank made such LC Disbursement (or if the Issuing Bank shall so elect in its sole discretion by notice to the Borrower, in such other Agreed Currency which was paid by the Issuing Bank pursuant to such LC Disbursement in an amount equal to such LC Disbursement) not later than 12:00 noon, Local Time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., Local Time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, Local Time, on the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such LC Disbursement is not less than the Dollar Amount of $1,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent Dollar Amount of such LC Disbursement and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Applicable Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Applicable Lender shall pay to the Administrative Agent its Applicable Percentage (after giving effect to the reallocation provisions of paragraph (k) below) of the payment then due from the Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Applicable Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Applicable Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Applicable Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by an Applicable Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement. If the Borrower’s reimbursement of, or obligation to reimburse, any amounts in any Foreign Currency would subject the Administrative Agent, the Issuing Bank or any Multicurrency Tranche Lender to any stamp duty, ad valorem charge or similar tax that would not be payable if such reimbursement were made or required to be made in Dollars, the Borrower shall, at its option, either (x) pay the amount of any such tax requested by the Administrative Agent, the Issuing Bank or the relevant Multicurrency Tranche Lender or (y) reimburse each LC Disbursement made in such Foreign Currency in Dollars, in an amount equal to the Equivalent Amount, calculated using the applicable exchange rates, on the date such LC Disbursement is made, of such LC Disbursement.

(f) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Revolving Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Applicable Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans (or in the case such LC Disbursement is denominated in a Foreign Currency, at the Overnight Foreign Currency Rate for such Agreed Currency plus the then effective Applicable Rate with respect to Eurocurrency Revolving

Loans); provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Applicable Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Applicable Lender to the extent of such payment.

(i) Replacement of Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Revolving Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, a Majority in Interest of the Revolving Lenders) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders (the “LC Collateral Account”), an amount in cash equal to 105% of the Dollar Amount of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that (i) the portions of such amount attributable to undrawn Foreign Currency Letters of Credit or LC Disbursements in a Foreign Currency that the Borrower is not late in reimbursing shall be deposited in the applicable Foreign Currencies in the actual amounts of such undrawn Letters of Credit and LC Disbursements and (ii) the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VII. For the purposes of this paragraph, the Foreign Currency LC Exposure shall be calculated using the applicable Exchange Rate on the date notice demanding cash collateralization is delivered to the Borrower. The Borrower also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.11(b). Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Secured Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account and the Borrower hereby grants the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in the LC Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of a Majority in Interest of the Revolving Lenders), be applied to satisfy other Secured Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.11(b), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower as and to the extent that, after giving effect to such return, the aggregate Revolving Credit Exposures would not exceed the aggregate Revolving Commitments and no Default shall have occurred and be continuing.

(k) Reallocations and Extensions. If the Maturity Date in respect of any Class of any Tranche of Revolving Commitments occurs prior to the expiration of any Letter of Credit, then (i) if Extending Revolving Commitments or one or more other Tranches of Revolving Commitments of any other Class or Classes in respect of which the Maturity Date shall not have occurred are then in effect, such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Lenders to purchase participations therein and to make Revolving Loans and payments in respect thereof pursuant to Section 2.06(e)) under (and ratably participated in by Revolving Lenders pursuant to) Extending Revolving Commitments or the Revolving Commitments of such other Class or Classes in respect of such non-terminating Extending Revolving Commitments or Tranches up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Extending Revolving Commitments or Revolving Commitments of such other Class or Classes thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to immediately preceding clause (i), the Borrower shall cash collateralize any such Letter of Credit in accordance with Section 2.06(j). Except to the extent of reallocations of participations pursuant to clause (i) of the immediately preceding sentence, the occurrence of a Maturity Date with respect to a given Class of any Tranche of Revolving Commitments shall have no effect upon (and shall not diminish) the percentage participations of the Revolving Lenders in any Letter of Credit issued before such Maturity Date.

(l) Issuing Bank Agreements. Each Issuing Bank agrees that, unless otherwise requested by the Administrative Agent, each Issuing Bank shall report in writing to the Administrative Agent (i) on the first Business Day of each week, the daily activity (set forth by day) in respect of Letters of Credit during the immediately preceding week, including all issuances, extensions, amendments and renewals, all expirations and cancellations and all disbursements and reimbursements, (ii) on or prior to each Business Day on which such Issuing Bank expects to issue, amend, renew or extend any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the currency and aggregate face amount of the Letters of Credit to be issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension occurred (and whether the amount thereof changed), it being understood that such Issuing Bank shall not permit any issuance, renewal, extension or amendment resulting in an increase in the amount of any Letter of Credit to occur without first obtaining written confirmation from the Administrative Agent that it is then permitted under this Agreement, (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date of such LC Disbursement and the amount of such LC Disbursement, (iv) on any Business Day on which the Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount and currency of such LC Disbursement and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request, as to the Letters of Credit issued by such Issuing Bank.

SECTION 2.07. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds (i) in the case of Loans denominated in Dollars, by 12:00 noon, New York City time, to the account of the

Administrative Agent most recently designated by it for such purpose by notice to the Lenders and (ii) in the case of each Loan denominated in a Foreign Currency, by 12:00 noon, Local Time, in the city of the Administrative Agent’s Eurocurrency Payment Office for such currency and at such Eurocurrency Payment Office for such currency; provided that Swingline Loans shall be made as provided in Section 2.05. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to (x) an account of the Borrower maintained with the Administrative Agent in New York City or Chicago and designated by the Borrower in the applicable Borrowing Request, in the case of Loans denominated in Dollars and (y) an account of the Borrower in the relevant jurisdiction and designated by the Borrower in the applicable Borrowing Request, in the case of Loans denominated in a Foreign Currency; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the Issuing Bank.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (including without limitation the Overnight Foreign Currency Rate in the case of Loans denominated in a Foreign Currency) or (ii) in the case of the Borrower, the interest rate applicable to the relevant Class of ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.08. Interest Elections. (a) Each Borrowing initially shall be of the Type, and under the applicable Tranche, specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued. Notwithstanding any other provision of this Section, the Borrower shall not be permitted to change the Tranche or Class of any Borrowing.

(b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election (by telephone or irrevocable written notice in the case of a Borrowing denominated in Dollars or by irrevocable written notice (via an Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower) in the case of a Borrowing denominated in a Foreign Currency) by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type and Class resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the

Administrative Agent and signed by the Borrower. Notwithstanding any contrary provision herein, this Section shall not be construed to permit the Borrower to (i) change the currency of any Borrowing, (ii) elect an Interest Period for Eurocurrency Loans that does not comply with Section 2.02(d) or (iii) convert any Borrowing to a Borrowing of a Type not available under the Class of Commitments or the Tranche pursuant to which such Borrowing was made.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing and, if such Borrowing is a Revolving Borrowing, whether the resulting Borrowing is to be a Dollar Tranche Borrowing or a Multicurrency Tranche Borrowing; and

(iv) if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period and Agreed Currency to be applicable thereto after giving effect to such election, which Interest Period shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period (i) in the case of a Borrowing denominated in Dollars, such Borrowing shall be converted to an ABR Borrowing and (ii) in the case of a Borrowing denominated in a Foreign Currency in respect of which the Borrower shall have failed to deliver an Interest Election Request prior to the third (3rd) Business Day preceding the end of such Interest Period, such Borrowing shall automatically continue as a Eurocurrency Borrowing in the same Agreed Currency with an Interest Period of one month unless such Eurocurrency Borrowing is or was repaid in accordance with Section 2.11. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurocurrency Borrowing and (ii) unless repaid, each Eurocurrency Borrowing shall be converted to an ABR Borrowing (and any such Eurocurrency Borrowing denominated in a Foreign Currency shall be redenominated in Dollars at the time of such conversion) at the end of the Interest Period applicable thereto.

SECTION 2.09. Termination and Reduction of Commitments. (a) Unless previously terminated, (i) the 2016 Revolving Commitment of each 2016 Revolving Lender shall automatically and permanently terminate on the 2016 Maturity Date and (ii) the 2018 Revolving Commitment of each 2018 Revolving Lender shall automatically and permanently terminate on the 2018 Maturity Date.

(b) The Borrower may at any time terminate, or from time to time reduce, the Revolving Commitments of any Class; provided that (i) each reduction of such Revolving Commitments shall be in an amount that is an integral multiple of $5,000,000 and not less than $10,000,000 and (ii) the Borrower shall not terminate or reduce such Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans of such Class in accordance with Section 2.11, the Dollar Amount of the sum of the total Revolving Credit Exposures in respect of such Class would exceed the aggregate Revolving Commitments of such Class.

(c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments of any Class under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments of any Class delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or one or more other events specified therein, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the applicable Lenders in accordance with their respective Commitments of such Class.

SECTION 2.10. Repayment and Amortization of Loans; Evidence of Debt. (a)The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each 2016 Revolving Lender the then unpaid principal amount of each 2016 Revolving Loan on the 2016 Maturity Date in the currency of such Loan, (ii) to the Administrative Agent for the account of each 2018 Revolving Lender the then unpaid principal amount of each 2018 Revolving Loan on the 2018 Maturity Date in the currency of such Loan and (iii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the latest Maturity Date with respect to any Revolving Commitments and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two (2) Business Days after such Swingline Loan is made; provided that on each date that a Dollar Tranche Revolving Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding. The Borrower shall repay 2016 Term A Loans on each date set forth below in the aggregate principal amount set forth opposite such date (as adjusted from time to time pursuant to Sections 2.11(a) and 2.11(d)):

Date	Amount
March 31, 2013	$0
June 30, 2013	$0
September 30, 2013	$0
December 31, 2013	$0
March 31, 2014	$0
June 30, 2014	$0
September 30, 2014	$0
December 31, 2014	$0
March 31, 2015	$0
June 30, 2015	$0
September 30, 2015	$0
December 31, 2015	$0
March 31, 2016	$0

To the extent not previously repaid, all unpaid 2016 Term A Loans shall be paid in full in Dollars by the Borrower on the 2016 Maturity Date; provided that, to the extent specified in the applicable Extension Offer, amortization payments with respect to Extended Term A Loans for periods prior to the then current Maturity Date for 2016 Term A Loans may be reduced (but not increased) and amortization payments required with respect to Extended Term A Loans for periods after the Maturity Date for 2016 Term A Loans shall be as specified in the applicable Extension Offer.

The Borrower shall repay 2018 Term A Loans on each date set forth below in the aggregate principal amount set forth opposite such date (as adjusted from time to time pursuant to Sections 2.11(a) and 2.11(d)):

Date	Amount
June 30, 2013	$17,343,750
September 30, 2013	$17,343,750
December 31, 2013	$17,343,750
March 31, 2014	$17,343,750
June 30, 2014	$17,343,750
September 30, 2014	$17,343,750
December 31, 2014	$17,343,750
March 31, 2015	$26,015,625
June 30, 2015	$26,015,625
September 30, 2015	$26,015,625
December 31, 2015	$26,015,625
March 31, 2016	$34,687,500
June 30, 2016	$34,687,500
September 30, 2016	$34,687,500
December 31, 2016	$34,687,500
March 31, 2017	$52,031,250
June 30, 2017	$52,031,250
September 30, 2017	$52,031,250
December 31, 2017	$52,031,250

To the extent not previously repaid, all unpaid 2018 Term A Loans shall be paid in full in Dollars by the Borrower on the 2018 Maturity Date; provided that, to the extent specified in the applicable Extension Offer, amortization payments with respect to Extended Term A Loans for periods prior to the then current Maturity Date for 2018 Term A Loans may be reduced (but not increased) and amortization payments required with respect to Extended Term A Loans for periods after the Maturity Date for 2018 Term A Loans shall be as specified in the applicable Extension Offer.

The Borrower shall repay Term B Loans on each date set forth below in the aggregate principal amount set forth opposite such date (as adjusted from time to time pursuant to Sections 2.11(a) and 2.11(d)):

Date	Amount
September 30, 2011	$1,750,000
December 31, 2011	$1,750,000
March 31, 2012	$1,750,000
June 30, 2012	$1,750,000
September 30, 2012	$1,750,000
December 31, 2012	$1,750,000
March 31, 2013	$1,750,000
June 30, 2013	$1,750,000
September 30, 2013	$1,750,000
December 31, 2013	$1,750,000
March 31, 2014	$1,750,000
June 30, 2014	$1,750,000
September 30, 2014	$1,750,000
December 31, 2014	$1,750,000
March 31, 2015	$1,750,000
June 30, 2015	$1,750,000
September 30, 2015	$1,750,000
December 31, 2015	$1,750,000
March 31, 2016	$1,750,000
June 30, 2016	$1,750,000
September 30, 2016	$1,750,000
December 31, 2016	$1,750,000
March 31, 2017	$1,750,000
June 30, 2017	$1,750,000
September 30, 2017	$1,750,000
December 31, 2017	$1,750,000
March 31, 2018	$1,750,000

To the extent not previously repaid, all unpaid Term B Loans shall be paid in full in Dollars by the Borrower on the Maturity Date; provided that, to the extent specified in the applicable Extension Offer, amortization payments with respect to Extended Term B Loans for periods prior to the then current Maturity Date for Term B Loans may be reduced (but not increased) and amortization payments required with respect to Extended Term B Loans for periods after the Maturity Date for Term B Loans shall be as specified in the applicable Extension Offer.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Tranche under which it was made, the Class, Agreed Currency and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.11. Prepayment of Loans.

(a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty but subject to break funding payments required by Section 2.16, subject to prior notice in accordance with the provisions of this Section 2.11(a). The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Revolving Borrowing, not later than 11:00 a.m., Local Time, three (3) Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 11:00 a.m., New York City time, one (1) Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Revolving Loans included in the prepaid Revolving Borrowing, each voluntary prepayment of a Term Loan Borrowing shall be applied as directed by the Borrower and each mandatory prepayment of a Term Loan Borrowing shall be applied in accordance with Section 2.11(d). Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.13 and (ii) break funding payments pursuant to Section 2.16.

(b) If at any time, (i) solely as a result of fluctuations in currency exchange rates, (x) the sum of the aggregate principal Dollar Amount of all of the 2016 Multicurrency Tranche Revolving Credit Exposures (calculated, with respect to those Credit Events denominated in Foreign Currencies, as of the most recent Computation Date with respect to each such Credit Event) exceeds 105% of the aggregate 2016 Multicurrency Tranche Commitments or (y) the sum of the aggregate principal Dollar Amount of all of the 2018 Multicurrency Tranche Revolving Credit Exposures (so calculated) exceeds 105% of the aggregate 2018 Multicurrency Tranche Commitments or (ii) for any other reason, the sum of the aggregate principal Dollar Amount of all of the Revolving Credit Exposures of any Class (so calculated) exceeds the aggregate Commitments of such Class, the Borrower shall in each case immediately repay the applicable Borrowings or cash collateralize LC Exposure in an account with the Administrative Agent pursuant to Section 2.06(j), as applicable, in an aggregate principal amount sufficient to cause the aggregate Dollar Amount of all Revolving Credit Exposures (so calculated) of each Class to be less than or equal to the aggregate Commitments of such Class.

(c) In the event and on each occasion that any Net Proceeds are received by or on behalf of the Borrower or any of its Restricted Subsidiaries in respect of any Prepayment Event, the Borrower shall, within five (5) Business Days after such Net Proceeds are received, prepay the Obligations as set forth in Section 2.11(d) below in an aggregate amount equal to 100% of such Net Proceeds; provided that no prepayment shall be required pursuant to this clause (c) in connection with the receipt by or on behalf of the Borrower or any of its Restricted Subsidiaries of Net Proceeds of less than $2,000,000 in respect of any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Restricted Subsidiary; provided further that, in the case of any event described in clause (a) or (b) of the definition of the term “Prepayment Event”, if the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Borrower or its relevant Restricted Subsidiaries intend to apply the Net Proceeds from such event (or a portion thereof specified in such certificate), within 360 days after receipt of such Net Proceeds, to consummate a Permitted Acquisition or to otherwise acquire (or replace or rebuild) real property, equipment or other tangible assets (excluding inventory) to be used in the business of the Borrower and/or its Restricted Subsidiaries, and certifying that no Event of Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds specified in such certificate; provided further that to the extent of any such Net Proceeds therefrom that have not been so applied by the end of such 360 day period (or committed to be applied by the end of the 360 day period and applied within 90 days after the end of such 360 day period), at which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so applied.

(d) Subject to Section 2.11(e) below, all such amounts pursuant to Section 2.11(c) shall be applied (i) first, to prepay the next eight scheduled principal payments in respect of each of the Term A Loans and the Term B Loans on a pro rata basis in the order of maturity and (ii) second, to prepay the remaining scheduled principal payments in respect of the Term A Loans and Term B Loans on a pro rata basis.

(e) As long as Term A Loans are outstanding, the Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to Section 2.11(c) at least three (3) Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Term Lender of the contents of any such prepayment notice and of such Term Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the Term Loans). As long as Term A Loans are outstanding, any Term B Lender (a “Declining Term B Lender,” and any Term B Lender which is not a Declining Term B Lender, an “Accepting Term B Lender”) may elect, by delivering written notice to the Administrative Agent and the Borrower no later than 5:00 p.m. one (1) Business Day after the date of such Term B Lender’s receipt of notice from the Administrative Agent regarding such prepayment, that any mandatory prepayment otherwise required to be made with respect to the Term B Loans held by such Term B Lender pursuant to Section 2.11(c) not be made (the aggregate amount of such prepayments declined by the Declining Term B Lenders, the “Declined Prepayment Amount”). If a Term B Lender fails to deliver notice setting forth such rejection of a prepayment to the Administrative Agent within the time frame specified above or such notice fails to specify the principal amount of the Term B Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Term B Loans. In the event that the Declined Prepayment Amount is greater than $0, the Administrative Agent will promptly notify each Term A Lender and Accepting Term B Lender of the amount of such Declined Prepayment Amount and of such Term A Lender’s and Accepting Term B Lender’s ratable portion of such Declined Prepayment Amount (based on such Lender’s Applicable Percentage in respect of the Term A Loans and Term B Loans (excluding the Applicable Percentage of Declining Term B Lenders), as applicable). Any such Accepting Term B Lender may elect, by delivering, not less than one (1) Business Day prior to the proposed prepayment date, a written notice, that such Accepting Term B Lender’s ratable portion of such Declined Prepayment Amount not be applied to repay such Accepting Term B Lender’s Term Loans, in which case the portion of such Declined Prepayment Amount which would otherwise have been applied to such Term Loans of the Declining Term Lenders shall instead be retained by the Borrower. For the avoidance of doubt, the Borrower may, at its option, apply any amounts retained in accordance with the immediately preceding sentence to prepay loans in accordance with Section 2.11(a) above.

(f) For the avoidance of doubt, prior to the 2016 Maturity Date, any prepayments made pursuant to this Section 2.11 shall be applied ratably between the 2016 Revolving Loans and the 2018 Revolving Loans or between the 2016 Term A Loans and the 2018 Term A Loans, as applicable.

SECTION 2.12. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee, which shall accrue at the Applicable Rate on the daily amount of the Available Revolving Commitment of such Revolving Lender during the period from and including the Original Effective Date to but excluding the date on which the last of the Revolving Commitments (or Extended Revolving Commitments) of such Revolving Lender terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the last of the Revolving Commitments terminate, commencing on the first such date to occur after the Original Effective Date; provided that any commitment fees accruing after the date on which such Revolving Commitments terminate shall be payable on demand. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurocurrency Revolving Loans on the average daily Dollar Amount of such Revolving Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Restatement Effective Date to but excluding the later of the date on which the last of such Revolving Lender’s Revolving Commitment terminates and the date on which such Revolving Lender ceases to have any LC Exposure and (ii) to the Issuing Bank for its own account a fronting fee, which shall accrue at the rate per annum separately agreed upon by the Borrower and the Issuing Bank on the average daily Dollar Amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to Letters of Credit issued by the Issuing Bank during the period from and including the Restatement Effective Date to but excluding the later of the date of termination of the last of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees and commissions with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Unless otherwise specified above, participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third (3rd) Business Day following such last day, commencing on the first such date to occur after the Restatement Effective Date; provided that all such fees shall be payable on the date on which the last of the Revolving Commitments terminate and any such fees accruing after the date on which the such Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(d) All fees payable hereunder shall be paid on the dates due, in Dollars and immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the applicable Revolving Lenders. Fees paid shall not be refundable under any circumstances.

SECTION 2.13. Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the applicable Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan of any Class (other than a prepayment of an ABR Revolving Loan prior to the end of the 2016 Availability Period or the 2018 Availability Period, as applicable), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and (ii) for Borrowings denominated in Pounds Sterling, interest shall be computed on the basis of a year of 365 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.14. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

(b) the Administrative Agent is advised by a Majority in Interest of the Lenders of any Class that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the applicable Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the applicable Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective and any such Eurocurrency Borrowing shall be repaid on the last day of the then current Interest Period applicable thereto, and (ii) if any Borrowing Request requests a Eurocurrency Borrowing in Dollars, such Borrowing shall be made as an ABR Borrowing (and if any Borrowing Request requests a Eurocurrency Revolving Borrowing denominated in a Foreign Currency, such Borrowing Request shall be ineffective); provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

SECTION 2.15. Increased Costs. (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank;

(ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition, cost or expense affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

(iii) subject the Administrative Agent, any Lender or the Issuing Bank to any Taxes (other than (A) Indemnified Taxes, (B) Other Taxes and (C) Excluded Taxes (including any change in the rate of Excluded Taxes)) with respect to this Agreement, or any Loan made by it or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to the Administrative Agent or such Lender of making or maintaining any Loan or of maintaining its obligation to make any such Loan (including, without limitation, pursuant to any conversion of any Borrowing denominated in an Agreed Currency into a Borrowing denominated in any other Agreed Currency) or to increase the cost to the Administrative Agent, such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit (including, without limitation, pursuant to any conversion of any Borrowing denominated in an Agreed Currency into a Borrowing denominated in any other Agreed Currency) or to reduce the amount of any sum received or receivable by the Administrative Agent, such Lender or the Issuing Bank hereunder, whether of principal, interest or otherwise (including, without limitation, pursuant to any conversion of any Borrowing denominated in an Agreed Currency into a Borrowing denominated in any other Agreed Currency), then the Borrower will pay to the Administrative Agent, such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or the Issuing Bank setting forth, in reasonable detail, the basis and calculation of the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.11), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(a) and is revoked in accordance therewith) or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19 or the CAM Exchange, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan (but not the Applicable Rate applicable thereto), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the relevant currency of a comparable amount and period from other banks in the eurocurrency market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section, and setting forth in reasonable detail the calculations used by such Lender to determine such amount or amounts, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any amounts under this Section 2.16 incurred more than 180 days prior to the date that such Lender notifies the Borrower of such amount and of such Lender’s intention to claim compensation therefor.

SECTION 2.17. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) In addition, the Borrower shall pay any Other Taxes imposed on or incurred by the Administrative Agent, a Lender or the Issuing Bank to the relevant Governmental Authority in accordance with applicable law.

(c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis for and calculation of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time(s) and in the manner(s) prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

(f) Each Lender and Administrative Agent that is a United States Person, as defined in section 7701(a)(30) of the Code (other than Persons that are corporations or otherwise exempt from United States backup withholding Tax), shall deliver at the time(s) and in the manner(s) prescribed by applicable law or reasonably requested by the Borrower, to the Borrower and the Administrative Agent (as applicable), a properly completed and duly executed United States Internal Revenue Form W-9 or any successor form, certifying that such Person is exempt from United States backup withholding Tax on payments made hereunder.

(g) If a Lender or the Administrative Agent shall become aware that it is entitled to claim a refund from a Governmental Authority in respect of Indemnified Taxes or Other Taxes paid by the Borrower pursuant to this Section 2.17, such Lender or Administrative Agent, as applicable, shall promptly notify the Borrower of the availability of such refund claim and, if the Lender or the Administrative Agent, as applicable, determines in its sole discretion that making a claim for refund will not have an adverse effect on its Taxes or business operations, shall, within 60 days after receipt of a request by the Borrower, make a claim to such Governmental Authority for such refund. If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

(h) Each Lender shall severally indemnify the Administrative Agent for any Taxes (but, in the case of any Indemnified Taxes or Other Taxes, only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of the Borrower to do so) and the Borrower for any Excluded Taxes, in each case attributable to such Lender that are paid or payable by the Administrative Agent or the Borrower in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.17(h) shall be paid within ten (10) days after the Administrative Agent or the Borrower (as applicable) delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent or the Borrower (as applicable). Such certificate shall be conclusive of the amount so paid or payable absent manifest error.

(i) If a payment made to a Lender under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.17(i), “FATCA” shall include any amendments made to FATCA after the Restatement Effective Date.

SECTION 2.18. Payments Generally; Allocations of Proceeds; Pro Rata Treatment; Sharing of Set-offs.

(a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to (i) in the case of payments denominated in

Dollars, 12:00 noon, New York City time and (ii) in the case of payments denominated in a Foreign Currency, 12:00 noon, Local Time, in the city of the Administrative Agent’s Eurocurrency Payment Office for such currency, in each case on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made (i) in the same currency in which the applicable Credit Event was made (or where such currency has been converted to euro, in euro) and (ii) to the Administrative Agent at its offices at 1 Pierrepont Plaza, Brooklyn, NY 11201, Attention of: Stephen Giacolone (Telecopy No. (212) 507-6680) or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto, or, in the case of a Credit Event denominated in a Foreign Currency, the Administrative Agent’s Eurocurrency Payment Office for such currency, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments denominated in the same currency received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Notwithstanding the foregoing provisions of this Section, if, after the making of any Credit Event in any Foreign Currency, currency control or exchange regulations are imposed in the country which issues such currency with the result that the type of currency in which the Credit Event was made (the “Original Currency”) no longer exists or the Borrower is not able to make payment to the Administrative Agent for the account of the applicable Lenders in such Original Currency, then all payments to be made by the Borrower hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Amount (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrower takes all risks of the imposition of any such currency control or exchange regulations.

(b) Any proceeds of Collateral received by the Administrative Agent (i) not constituting (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied on a pro rata basis among the relevant Lenders under the Class of Loans being prepaid as specified by the Borrower) or (B) a mandatory prepayment (which shall be applied in accordance with Section 2.11) or (ii) after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct, such funds shall be applied ratably first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Administrative Agent and the Issuing Bank from the Borrower, second, to pay any fees or expense reimbursements then due to the Lenders from the Borrower, third, to pay interest then due and payable on the Loans ratably, fourth, to prepay principal on the Loans and unreimbursed LC Disbursements and any other amounts owing with respect to Banking Services Obligations and Swap Obligations ratably, fifth, to pay an amount to the Administrative Agent equal to one hundred five percent (105%) of the aggregate undrawn face amount of all outstanding Letters of Credit and the aggregate amount of any unpaid LC Disbursements, to be held as cash collateral for such Obligations, and sixth, to the payment of any other Secured Obligation due to any Secured Party by the Borrower. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower, or unless a Default is in existence, none of the Administrative Agent or any Lender shall apply any payment which it receives to any Eurocurrency Loan of a Class, except (a) on the expiration date of the Interest Period applicable to any such Eurocurrency Loan or (b) in the event, and only to the extent, that there are no outstanding ABR Loans of the same Class and, in any event, the Borrower shall pay the break funding payment required in accordance with Section 2.16. The Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such received proceeds and payments to any portion of the Secured Obligations.

(c) At the election of the Administrative Agent, all payments of principal, interest, LC Disbursements, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees and expenses pursuant to Section 9.03), and other sums due and payable under the Loan Documents, may be paid from the proceeds of Borrowings made hereunder pursuant to Section 2.03.

(d) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements and Swingline Loans to any assignee or participant, other than, except as provided in Section 2.24, to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the relevant Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the relevant Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the relevant Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (including without limitation the Overnight Foreign Currency Rate in the case of Loans denominated in a Foreign Currency).

(f) Subject to Section 2.22, if any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b), 2.18(e) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender and for the benefit of the Administrative Agent, the Swingline Lender or the Issuing Bank to satisfy such

Lender’s obligations to it under such Section until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section; in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

SECTION 2.19. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17 or if any Lender delivers a notice pursuant to Section 2.26, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If (i) any Lender requests compensation under Section 2.15, or (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17 or if any Lender delivers a notice pursuant to Section 2.26, or (iii) any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under the Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and if a Revolving Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (including any amounts under Section 2.16), from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 2.20. Incremental Credit Extensions.

(a) The Borrower may, by written notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders) from time to time after the Restatement Effective Date, request Incremental Term A Loan Commitments, Incremental Term B Loan Commitments and/or Incremental Revolving Commitments, as applicable, in an aggregate amount not to exceed the Incremental Amount from one or more Incremental Term A Lenders, Incremental Term B Lenders and/or Incremental Revolving Lenders (which, in each case, may include any existing Lender) willing to provide such Incremental Term A Loans, Incremental Term B Loans and/or Incremental Revolving Commitments, as the case may be, in their own discretion. Each notice provided pursuant to this Section 2.20 shall set forth (i) the amount of the Incremental Term A Loan Commitments, Incremental Term B Loan Commitments and/or Incremental Revolving Commitments being requested (which shall be in minimum increments of $10,000,000 and a minimum amount of $25,000,000 or equal to the remaining Incremental Amount), (ii) the date on which such Incremental Term A Loan Commitments, Incremental Term B Loan Commitments and/or Incremental Revolving Commitments are requested to become effective (the “Increased Amount Date”), (iii) in the case of Incremental Revolving Commitments, whether such Incremental Revolving Commitments are to be such Class of Dollar Tranche Commitments or Multicurrency Tranche Commitments, in each case with the Latest Maturity, (iv) in the case of Incremental Term A Loan Commitments, whether such Incremental Term A Loan Commitments are commitments to make term loans with the same interest rates, amortization, maturity and other terms as such Class of Term A Loans with the Latest Maturity or commitments to make term loans with interest rates and/or amortization and/or maturity and/or other terms different from such Class of Term A Loans with the Latest Maturity (“Other Term A Loans”), and (v) in the case of Incremental Term B Loan Commitments, whether such Incremental Term B Loan Commitments are commitments to make term loans with the same interest rates, amortization, maturity and other terms as the Term B Loans or commitments to make term loans with interest rates and/or amortization and/or maturity and/or other terms different from the Term B Loans (“Other Term B Loans”).

(b) The Borrower and each Incremental Term A Lender shall execute and deliver to the Administrative Agent an Incremental Amendment and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Term A Loan Commitment of such Incremental Term A Lender. Each Incremental Amendment providing for Incremental Term A Loans shall specify the terms of the applicable Incremental Term A Loans; provided that (i) except as to pricing, amortization, mandatory prepayments and final maturity date (which shall, subject to clause (ii), (iii) and (iv) of this proviso, be determined by the Borrower and the Incremental Term Lenders in their sole discretion), the Other Term A Loans shall have (x) the same terms as such Class of Term A Loans with the Latest Maturity Date or (y) such other terms as shall be reasonably satisfactory to the Administrative Agent, (ii) the final maturity date of any Other Term A Loans shall be no earlier than the Latest Maturity Date of any Class Term A Loans, (iii) the Weighted Average Life to Maturity of any Other Term A Loans shall be no shorter than the remaining Weighted Average Life to Maturity of such Class of Term A Loans with the Latest Maturity Date and (iv) the prepayment provisions of any Other Term A Loans shall not be more favorable than the prepayment provisions applicable to such Class of Term A Loans with the Latest Maturity Date. The Incremental Term A Loans shall rank pari passu or junior in right of payment and of security with the Term A Loans; provided that, if such Incremental Term A Loans rank junior in right of security with the Term A Loans, such Incremental Term Loans will be established as a separate Tranche from the Term A Loans. In the case of any second lien Incremental Term A Loans, such Indebtedness shall be subject to the terms of a customary intercreditor agreement satisfactory in form and substance to the Administrative Agent.

(c) The Borrower and each Incremental Term B Lender shall execute and deliver to the Administrative Agent an Incremental Amendment and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Term B Loan Commitment of such Incremental Term B Lender. Each Incremental Amendment providing for Incremental Term B Loans shall specify the terms of the applicable Incremental Term B Loans; provided that (i) except as to pricing, amortization, mandatory prepayments and final maturity date (which shall, subject to clause (ii), (iii) and (iv) of this proviso, be determined by the Borrower and the Incremental Term Lenders in their sole discretion), the Other Term B Loans shall have (x) the same terms as the Term B Loans or (y) such other terms as shall be reasonably satisfactory to the Administrative Agent, (ii) the final maturity date of any Other Term B Loans shall be no earlier than the Latest Maturity Date of the Term B Loans, (iii) the Weighted Average Life to Maturity of any Other Term B Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term B Loans and (iv) the prepayment provisions of any Other Term B Loans shall not be more favorable than the prepayment provisions applicable to the Term B Loans. The Incremental Term B Loans shall rank pari passu or junior in right of payment and of security with the Term B Loans; provided that, if such Incremental Term B Loans rank junior in right of security with the Term B Loans, such Incremental Term Loans will be established as a separate Tranche from the Term B Loans. In the case of any second lien Incremental Term B Loans, such Indebtedness shall be subject to the terms of a customary intercreditor agreement.

(d) The Borrower and each Incremental Revolving Lender shall execute and deliver to the Administrative Agent an Incremental Amendment and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Revolving Commitment of such Incremental Revolving Lender. Any Incremental Revolving Commitment established hereunder shall have terms identical to such Class of Revolving Commitments with the Latest Maturity Date existing on the Restatement Effective Date, it being understood that the Borrower and the Administrative Agent may make (without the consent of or notice to any other party) any amendment to reflect such increase in the Revolving Commitments.

(e) Notwithstanding the foregoing, no Incremental Term Loan Commitment or Incremental Revolving Commitment shall become effective under this Section 2.20 unless (i) at the time that any such Incremental Term Loan or Incremental Revolving Commitment is made (and after giving effect thereto), (A) no Default or Event of Default shall exist, provided that, in the event that any tranche of Incremental Term Loans is used to finance a Permitted Acquisition and to the extent the Incremental Term Lenders participating in such tranche of Incremental Term Loans agree, the foregoing clause (A) shall be tested at the time of the execution of the acquisition agreement related to such Permitted Acquisition (provided that such Incremental Term Lenders shall not be permitted to waive any Default or Event of Default then existing or existing after giving effect to such tranche of Incremental Term Loans), and (B) the representations and warranties of the Borrower set forth in this Agreement shall be true and correct in all material respects (other than to the extent qualified by materiality or “Material Adverse Effect”, in which case, such representations and warranties shall be true and correct), provided that, in the event that the tranche of Incremental Term Loans is used to finance a Permitted Acquisition and to the extent the Incremental Term Lenders participating in such tranche of Incremental Term Loans agree, the foregoing clause (B) shall be limited to customary “specified representations” and those representations included in the acquisition agreement related to such Permitted Acquisition that are material to the interests of the Lenders and only to the extent that the Borrower has the right to terminate its obligations under such acquisition agreement as a result of a breach of such representations; (ii) on a pro forma basis as of the last day of the most recently ended fiscal quarter for which financial statements have been delivered to the Administrative Agent pursuant to clauses (a) or (b) of Section 5.01 as if (x) in the case of any Incremental Term Loans, such Incremental Term Loans had been outstanding on the last day of such fiscal quarter of the Borrower for testing compliance therewith or (y) in the case any Incremental Revolving Commitments, all Revolving Loans available to the Borrower, including any such Incremental Revolving Commitment, had been outstanding on the last day of such fiscal quarter of the Borrower for testing compliance therewith, the Borrower shall be in compliance with the covenants set forth in Section 6.12; and (iii) the Administrative Agent shall have received documents and legal opinions consistent with those delivered on the Restatement Effective Date as to such matters as are reasonably requested by the Administrative Agent. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Amendment, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Term Loan Commitments and/or Incremental Revolving Commitments evidenced thereby. Any such deemed amendment may be memorialized in writing by the Administrative Agent with the Borrower’s consent and furnished to the other parties hereto.

(f) The Incremental Amendment may, without the consent of any Agents or Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.20. The Borrower will use the proceeds of the Incremental Term Loans and Incremental Revolving Loans for general corporate purposes of the Borrower and its Subsidiaries. Incremental Term Loans and Incremental Revolving Commitments may be made by any existing Lender (but each existing Lender will not have an obligation to make a portion of any Incremental Term Loan or Incremental Revolving Commitments) or by any other bank or other financial institution; provided that any bank or financial institution other than the existing Lenders providing Incremental Revolving Commitments shall be reasonably satisfactory to the Administrative Agent and the Borrower. No Lender shall be obligated to provide any Incremental Term Loans or Incremental Revolving Commitments, unless it so agrees.

(g) This Section 2.20 shall supersede any provisions in Section 2.18 or 9.02 to the contrary.

SECTION 2.21. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s main New York City office on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of the Borrower in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 2.18, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to the Borrower.

SECTION 2.22. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.12(a);

(b) the Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby under Section 9.02;

(c) if any Swingline Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i) so long as no Default has occurred and is continuing: all or any part of the Swingline Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Dollar Tranche Lenders in accordance with their respective Dollar Tranche Percentages (after giving effect to the reallocation provisions of Sections 2.05(d) and 2.06(k)) but only to the extent (A) the sum of all non-Defaulting Lenders’ Dollar Tranche Revolving Credit Exposures plus such Defaulting Lender’s Swingline Exposure does not exceed the total of all non-Defaulting Dollar Tranche Lenders’ Dollar Tranche Commitments and (B) each non-Defaulting Lender’s Dollar Tranche Revolving Credit Exposure in respect of any Class does not exceed such non-Defaulting Lender’s Dollar Tranche Commitment in respect of such Class; and all or any part of the Dollar Tranche LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Dollar Tranche Lenders in accordance with their respective Dollar Tranche Percentages (after giving effect to the reallocation provisions of Sections 2.05(d) and 2.06(k)) but only to the extent (C) the sum of all non-Defaulting Lenders’ Dollar Tranche Revolving Credit Exposures plus such Defaulting Lender’s Dollar Tranche LC Tranche Exposure does not exceed the total of all non-Defaulting Dollar Tranche Lenders’ Dollar Tranche Commitments and (D) each non-Defaulting Lender’s Dollar Tranche Revolving Credit Exposure in respect of any Class does not exceed such non-Defaulting Lender’s Dollar Tranche Commitment in respect of such Class; and all or any part of the Multicurrency Tranche LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Multicurrency Tranche Lenders in accordance with their respective Multicurrency Tranche Percentages but only to the extent (E) the sum of all non-Defaulting Lenders’ Multicurrency Tranche Revolving Credit Exposures plus such Defaulting Lender’s Multicurrency Tranche LC Tranche Exposure does not exceed the total of all non-Defaulting Multicurrency Tranche Lenders’ Multicurrency Tranche Commitments and (F) each non-Defaulting Lender’s Multicurrency Tranche Revolving Credit Exposure in respect of any Class does not exceed such non-Defaulting Lender’s Multicurrency Tranche Commitment in respect of such Class;

(ii) if the reallocations described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one (1) Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize for the benefit of the Issuing Bank only the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;

(iii) if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (ii) above, then the fees payable to the Lenders pursuant to Section 2.12(a) and Section 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages (after giving effect to the reallocation provisions of Sections 2.05(d) and 2.06(k)); and

(v) if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Bank or any other Lender hereunder, all letter of credit fees payable under

Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(d) so long as such Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.22(c), and participating interests in any such newly made Swingline Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.22(c)(i) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event with respect to a Parent of any Lender shall occur following the Restatement Effective Date and for so long as such event shall continue or (ii) the Swingline Lender or the Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless the Swingline Lender or the Issuing Bank, as the case may be, shall have entered into arrangements with the Borrower or such Lender, reasonably satisfactory to the Swingline Lender or the Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Borrower, the Issuing Bank and the Swingline Lender each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Dollar Tranche Revolving Loans of any Class (other than Swingline Loans) and/or Multicurrency Tranche Revolving Loans of any Class of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

SECTION 2.23. Extensions of Loans and Commitments.

(a) Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Term A Lenders of Term A Loans with a like Maturity Date, all Term B Lenders of Term B Loans with a like Maturity Date, all Incremental Term Lenders of Incremental Term Loans with a like Maturity Date, all Lenders of Other Term Loans with a like Maturity Date, all Lenders of Other Refinancing Term Loans with a like Maturity Date, all Incremental Revolving Lenders of Incremental Revolving Commitments with a like Maturity Date, all Revolving Lenders with Revolving Commitments with a like Maturity Date or all Lenders with Other Refinancing Revolving Commitments with a like Maturity Date, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Loans or the aggregate amount of the Commitments with the same Maturity Date, as the case may be) and on the same terms to each such Lender, the Borrower may from time to time offer to extend the maturity date for any such Term A Loans, Term B Loans, Incremental Term Loans, Other Term Loans, Other Refinancing Term Loans, Revolving Commitments, Incremental Revolving Commitments and/or Other Refinancing Revolving Commitments and otherwise modify the terms of such Loans and/or Commitments pursuant to the terms of the relevant Extension Offer (including by increasing the interest rate or fees payable in respect of such Loans and/or Commitments (and related outstandings) and/or modifying the amortization schedule in respect of such Lender’s Loans) (each, an “Extension”, and each group of Loans or Commitments, as applicable, in each case as so extended, as well as the original Loans and Commitments (in each case not so extended), being a Tranche; any Extended Term A Loans, Extended Term B Loans, Extended Incremental Term Loans or Extended Other Term Loans shall constitute a separate Tranche and Class of Term Loans from the Tranche and Class of Term Loans from which they were converted, and any Extended Revolving Commitments shall constitute a separate Tranche and Class of Revolving Commitments from the Tranche and Class of Revolving Commitments from which they were converted), so long as the following terms are satisfied:

(i) no Default or Event of Default shall have occurred and be continuing at the time an Extension Offer is delivered to the Lenders or at the time of the Extension;

(ii) except as to interest rates, fees and final maturity (which shall, subject to the requirements of this Section 2.23, be determined by Borrower and set forth in the relevant Extension Offer), the Revolving Commitment, the Incremental Revolving Commitment or Other Refinancing Revolving Commitment of any Revolving Lender (an “Extending Revolving Lender”) extended pursuant to an Extension (an “Extended Revolving Commitment”), and the related outstandings, shall be a Revolving Commitment, Incremental Revolving Commitment or Other Refinancing Revolving Commitment (or related outstandings, as the case may be) with the same terms as the original Revolving Commitments of the same Class, the Incremental Revolving Commitments or Other Refinancing Revolving Commitments (and related outstandings); provided that (x) subject to the provisions of Sections 2.05(d) and 2.06(k) to the extent dealing with Letters of Credit and Swingline Loans which mature or expire after a Maturity Date when there exist Extended Revolving Commitments with a longer Maturity Date, all Letters of Credit and Swingline Loans shall be participated in on a pro rata basis by all Lenders with Revolving Commitments, Incremental Revolving Commitments or Other Refinancing Revolving Commitments in accordance with their pro rata share of the aggregate Revolving Commitment, Incremental Revolving Commitment or Other Refinancing Revolving Commitment (and except as provided in Sections 2.05(d) and 2.06(k), without giving effect to changes thereto on an earlier Maturity Date with respect to Swingline Loans and Letters of Credit theretofore incurred or issued) and all borrowings under Revolving Commitments of such Class, Incremental Revolving Commitments or Other Refinancing Revolving Commitments and repayments thereunder shall be made on a pro rata basis (except for (A) payments of interest and fees at different rates on Extended Revolving Commitments (and related outstandings) and (B) repayments required upon the Maturity Date for the non-extending Revolving Commitments of the same Class, Incremental Revolving Commitments or Other Refinancing Revolving Commitments) and (y) at no time shall there be Revolving Commitments of the same Class, Incremental Revolving Commitments or Other Refinancing Revolving Commitments hereunder (including Extended Revolving Commitments and any original Revolving Commitments) which have more than three different Maturity Dates;

(iii) except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to the succeeding clauses (v), (vi) and (vii), be determined by the Borrower and set forth in the relevant Extension Offer), the Term A Loans of any Term A Lender (an “Extending Term A Lender”) extended pursuant to any Extension (“Extended Term A Loans”) shall have the same terms as the Tranche and Class of Term A Loans subject to such Extension Offer;

(iv) except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to the succeeding clauses (v), (vi) and (vii), be determined by the Borrower and set forth in the relevant Extension Offer), the Term B Loans of any Term B Lender (an “Extending Term B Lender”) extended pursuant to any Extension (“Extended Term B Loans”) shall have the same terms as the Tranche of Term B Loans subject to such Extension Offer;

(v) the final maturity date for any Extended Term A Loans shall be no earlier than the then Latest Maturity Date for Term A Loans of the same Class hereunder and the amortization schedule applicable to Extended Term A Loans of the same Class pursuant to Section 2.10(a) for periods prior to the applicable Maturity Date may not be increased; the final maturity date for any Extended Term B Loans shall be no earlier than the then Latest Maturity Date for Term B Loans hereunder and the amortization schedule applicable to Extended Term B Loans pursuant to Section 2.10(a) for periods prior to the applicable Maturity Date may not be increased;

(vi) the Weighted Average Life to Maturity of any Extended Term A Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Class of Term A Loans extended thereby; the Weighted Average Life to Maturity of any Extended Term B Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term B Loans extended thereby;

(vii) any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the respective Extension Offer;

(viii) if the aggregate principal amount of applicable Term Loans (calculated on the face amount thereof), Revolving Commitments, Incremental Revolving Commitments or Other Refinancing Revolving Commitments, as the case may be, in respect of which applicable Term Lenders or Revolving Lenders, as the case may be, shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of applicable Term Loans, Revolving Commitments, Incremental Revolving Commitments or Other Refinancing Revolving Commitments, as the case may be, offered to be extended by the Borrower pursuant to such Extension Offer, then the applicable Term Loans, Revolving Loans, Incremental Revolving Loans or Other Refinancing Loans, as the case may be, of the applicable Term Lenders or Revolving Lenders, as the case may be, shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Term Lenders or Revolving Lenders, as the case may be, have accepted such Extension Offer;

(ix) all documentation in respect of such Extension shall be consistent with the foregoing, (x) the Extension shall not become effective unless, on the proposed effective date of the Extension,

(x) the Borrower shall deliver to the Administrative Agent one or more legal opinions reasonably satisfactory to the Administrative Agent and a certificate of an authorized officer of each Loan Party dated the applicable date of the Extension and executed by an authorized officer of such Loan Party certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such extension and (y) the conditions set forth in Section 4.02 shall be satisfied (with all references in such Section to any credit event being deemed to be references to the Extension on the applicable date of the Extension) and the Administrative Agent shall have received a certificate to that effect dated the applicable date of the Extension and executed by a financial officer of the Borrower;

(xi) any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower; and

(xii) the Minimum Tranche Amount shall be satisfied unless waived by the Administrative Agent.

(b) With respect to all Extensions consummated by the Borrower pursuant to this Section 2.23, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Sections 2.11 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment; provided that (A) the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in Borrower’s sole discretion and may be waived by Borrower) of Term A Loans, Term B Loans, Other Refinancing Term Loans or Revolving Commitments, Incremental Revolving Commitments or Other Refinancing Revolving Commitments (as applicable) of any or all applicable Tranches and Classes be tendered and (B) no Tranche of Extended Loans shall be in an amount of less than $100,000,000 (the “Minimum Tranche Amount”), unless such Minimum Tranche Amount is waived by the Administrative Agent. Subject to compliance with the terms of this Section 2.23, the Administrative Agent, the Issuing Bank and the Lenders hereby consent to the Extensions and the other transactions contemplated by this Section 2.23 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans and/or Extended Revolving Commitments on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 2.11 and 2.18) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.23.

(c) No consent of any Lender, the Issuing Bank or the Administrative Agent shall be required to effectuate any Extension, other than the consent of each Lender agreeing to such Extension with respect to one or more of its Term A Loans of any Class, Term B Loans, Other Refinancing Term Loans, Revolving Commitments of any Class, Incremental Revolving Commitments and/or Other Refinancing Revolving Commitments (or a portion thereof); provided that the consent of the Issuing Bank shall be required to effect an Extension of Revolving Commitments. All Extended Term Loans, Extended Revolving Commitments and all obligations in respect thereof shall be Secured Obligations under this Agreement and the other Loan Documents that are secured by all or a portion of the Collateral on a pari passu or junior lien basis with all other applicable Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrower as may be necessary in order to establish new Tranches or sub-tranches in respect of Revolving Commitments or Term Loans so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new Tranches or subtranches, in each case on terms consistent with this Section 2.23. Without limiting the foregoing, in connection with any Extensions the respective Loan Parties shall (at their expense) amend (and the Administrative Agent is hereby directed to amend) any Mortgage that has a maturity date prior to the then Latest Maturity Date so that such maturity date is extended to the then Latest Maturity Date (or such later date as may be advised by local counsel to the Administrative Agent).

(d) In connection with any Extension, the Borrower shall provide the Administrative Agent at least ten (10) days (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.23.

(e) Notwithstanding anything to the contrary contained herein, no Lender shall be required to accept an Extension Offer.

SECTION 2.24. Loan Repurchases.

(a) Subject to the terms and conditions set forth or referred to below, the Borrower may from time to time, at its discretion, conduct modified Dutch auctions in order to purchase its Term Loans of one or more Classes (as determined by the Borrower) (each, a “Purchase Offer”), each such Purchase Offer to be managed exclusively by the Administrative Agent (in such capacity, the “Auction Manager”), so long as the following conditions are satisfied:

(i) each Purchase Offer shall be conducted in accordance with the procedures, terms and conditions set forth in this Section 2.24 and the Auction Procedures;

(ii) no Default or Event of Default shall have occurred and be continuing on the date of the delivery of each Auction Notice and at the time of purchase of any Term Loans in connection with any Purchase Offer;

(iii) the principal amount (calculated on the face amount thereof) of each and all Classes of Term Loans that the Borrower offers to purchase in any such Purchase Offer shall be no less than U.S. $25,000,000 (unless another amount is agreed to by the Administrative Agent) (across all such Classes);

(iv) after giving effect to any purchase of Term Loans of the applicable Class or Classes pursuant to this Section 2.24, Liquidity shall not be less than $200,000,000;

(v) the aggregate principal amount (calculated on the face amount thereof) of all Term Loans of the applicable Class or Classes so purchased by the Borrower shall automatically be cancelled and retired by the Borrower on the settlement date of the relevant purchase (and may not be resold), and in no event shall the Borrower be entitled to any vote hereunder in connection with such Term Loans;

(vi) no more than one Purchase Offer with respect to any Class may be ongoing at any one time;

(vii) the Borrower represents and warrants that no Loan Party shall have any material non-public information with respect to the Loan Parties or their Subsidiaries, or with respect to the Loans or the securities of any such Person, that (A) has not been previously disclosed in writing to the Administrative Agent and the Lenders (other than because such Lender does not wish to receive such material non-public information) prior to such time and (B) could reasonably be expected to have a material effect upon, or otherwise be material to, a Lender’s decision to participate in the Purchase Offer;

(viii) at the time of each purchase of Term Loans through a Purchase Offer, the Borrower shall have delivered to the Auction Manager an officer’s certificate of a Responsible Officer certifying as to compliance with the preceding clause (vii);

(ix) any Purchase Offer with respect to any Class shall be offered to all Term Lenders holding Term Loans of such Class on a pro rata basis; and

(x) no purchase of any Term Loans shall be made from the proceeds of any Revolving Loan or Swingline Loan.

(b) The Borrower must terminate any Purchase Offer if it fails to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of purchase of Term Loans pursuant to such Purchase Offer. If the Borrower commences any Purchase Offer (and all relevant requirements set forth above which are required to be satisfied at the time of the commencement of such Purchase Offer have in fact been satisfied), and if at such time of commencement the Borrower reasonably believes that all required conditions set forth above which are required to be satisfied at the time of the consummation of such Purchase Offer shall be satisfied, then the Borrower shall have no liability to any Term Loan Lender for any termination of such Purchase Offer as a result of its failure to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of consummation of such Purchase Offer, and any such failure shall not result in any Default or Event of Default hereunder. With respect to all purchases of Term Loans of any Class or Classes made by the Borrower pursuant to this Section 2.24, (x) the Borrower shall pay on the settlement date of each such purchase all accrued and unpaid interest (except to the extent otherwise set forth in the relevant offering documents), if any, on the purchased Term Loans of the applicable Class or Classes up to the settlement date of such purchase and (y) such purchases (and the payments made by the Borrower and the cancellation of the purchased Loans, in each case in connection therewith) shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.11 hereof.

(c) The Administrative Agent and the Lenders hereby consent to the Purchase Offers and the other transactions effected pursuant to and in accordance with the terms of this Section 2.24 (provided that, notwithstanding anything to the contrary contained herein, no Lender shall have an obligation to participate in any such Purchase Offer). For the avoidance of doubt, it is understood and agreed that the provisions of Section 2.16, Section 2.18 and Section 9.04 will not apply to the purchases of Term Loans pursuant to Purchase Offers made pursuant to and in accordance with the provisions of this Section 2.24. The Auction Manager acting in its capacity as such hereunder shall be entitled to the benefits of the provisions of Article VIII and Section 9.03 to the same extent as if each reference therein to the “Administrative Agent” were a reference to the Auction Manager, and the Administrative Agent shall cooperate with the Auction Manager as reasonably requested by the Auction Manager in order to enable it to perform its responsibilities and duties in connection with each Purchase Offer.

(d) This Section 2.24 shall supersede any provisions in Section 2.18 or 9.02 to the contrary.

SECTION 2.25. Refinancing Amendment. At any time after the Restatement Effective Date, the Borrower may obtain, from any Lender or any Refinancing Lender, Credit Agreement Refinancing Indebtedness in respect of all or any portion of the Loans or Commitments then outstanding under this Agreement (which for purposes of this Section 2.25 will be deemed to include any then outstanding Other Refinancing Loans, Other Refinancing Commitments, Incremental Loans, Incremental Commitments, Extended Loans or Extended Commitments), in the form of Other Refinancing Loans or Other Refinancing Commitments in each case pursuant to a Refinancing Amendment; provided that such Credit Agreement Refinancing Indebtedness (i) will rank pari passu or junior in right of payment and of security with the other Loans and Commitments hereunder, (ii) will have such pricing, premiums and optional prepayment or redemption terms as may be agreed by the Borrower and the Lenders thereof; (iii)

will have a later maturity date than, and will have a Weighted Average Life to Maturity equal to or greater than, the Loans or Commitments being refinanced and (iv) will have terms and conditions that are substantially identical to, or (taken as a whole) are no more favorable to the lenders or holders providing such Credit Agreement Refinancing Indebtedness than those applicable to the Loans or Commitments being refinanced; provided, further, that the terms and conditions applicable to such Credit Agreement Refinancing Indebtedness may provide for any additional or different financial or other covenants or other provisions that are agreed between the Borrower and the Lenders thereof and applicable only during periods after the Latest Maturity Date that is in effect on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained. Any Other Refinancing Loans or Other Refinancing Commitments, as applicable, may participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis) in any voluntary or mandatory prepayments hereunder, as specified in the applicable Refinancing Amendment. The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements consistent with those delivered on the Original Effective Date pursuant to Section 4.01 of the Existing Credit Agreement (other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent). Each Credit Agreement Refinancing Indebtedness incurred under this Section 2.25 shall be in an aggregate principal amount that is not less than $100,000,000. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Other Refinancing Loans and/or Other Refinancing Commitments). Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.25. This Section 2.25 shall supersede any provisions in Section 2.18 or 9.02 to the contrary.

SECTION 2.26. Illegality. If any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to the LIBO Rate, or to determine or charge interest rates based upon the LIBO Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurocurrency Loans or to convert ABR Loans to Eurocurrency Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining ABR Loans the interest rate on which is determined by reference to the Adjusted LIBO Rate component of the Alternate Base Rate, the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted LIBO Rate component of the Alternate Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurocurrency Loans of such Lender to ABR Loans (the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted LIBO Rate component of the Alternate Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Loan and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the LIBO Rate, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate applicable to such Lender without reference to the Adjusted LIBO Rate component thereof until the Administrative is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the LIBO Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

ARTICLE III

Representations and Warranties

The Borrower represents and warrants to the Lenders that:

SECTION 3.01. Organization; Powers; Subsidiaries. Each of the Borrower and its Material Restricted Subsidiaries is duly organized, validly existing and (to the extent the concept is applicable in such jurisdiction) in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and (to the extent the concept is applicable in such jurisdiction) is in good standing in, every jurisdiction where such qualification is required. Schedule 3.01 hereto identifies each Subsidiary (other than Subsidiaries in respect of which the Borrower and its Subsidiaries own less than 50% of the Equity Interests thereof) as of the Restatement Effective Date, noting whether such Subsidiary is a Material Subsidiary, whether such Subsidiary is an Unrestricted Subsidiary, the jurisdiction of its incorporation or organization, as the case may be, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by the Borrower and the other Subsidiaries and, if such percentage is not 100% (excluding directors’ qualifying shares as required by law), a description of each class issued and outstanding. All of the outstanding shares of capital stock and other equity interests of each Material Restricted Subsidiary are validly issued and outstanding and fully paid and nonassessable and all such shares and other equity interests indicated on Schedule 3.01 as owned by the Borrower or another Material Restricted Subsidiary are owned, beneficially and of record, by the Borrower or any Material Restricted Subsidiary free and clear of all Liens, other than Liens created under the Loan Documents and Liens permitted by Section 6.02. As of the Restatement Effective Date, there are no outstanding commitments or other obligations of any Material Restricted Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Material Restricted Subsidiary.

SECTION 3.02. Authorization; Enforceability. The Transactions are within each Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational actions and, if required, actions by equity holders. The Loan Documents to which each Loan Party is a party have been duly executed and delivered by such Loan Party and constitute a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Loan Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Material Restricted Subsidiaries or any order of any Governmental Authority, (c) will not violate in any material respect or result in a default under any indenture, material agreement or other material instrument binding upon the Borrower or any of its Material Restricted Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Material Restricted Subsidiaries and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Material Restricted Subsidiaries, other than Liens created under the Loan Documents.

SECTION 3.04. Financial Condition; No Material Adverse Change. (a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the fiscal year ended December 31, 2012 reported on by Deloitte & Touche LLP, independent public accountants. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP.

(b) Since December 31, 2012, there has been no material adverse change in the business, assets, operations or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole.

SECTION 3.05. Properties. (a) Each of the Borrower and its Material Restricted Subsidiaries has good title to, or (to the knowledge of the Borrower) valid leasehold interests in, all its real and personal property (excluding intellectual property, which is considered in Section 3.05(b)) material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(b) Each of the Borrower and its Restricted Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property necessary to its business, and the use thereof by the Borrower and its Restricted Subsidiaries does not (to the knowledge of the Borrower) infringe upon the rights of any other Person, except for any such infringements (or ownership or license issues) that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.06. Litigation, Environmental and Labor Matters. (a) Except as set forth in Schedule 3.06 hereto and the Borrower’s Annual Report on Form 10-K for the year ended December 31, 2012, there are no actions, suits, proceedings or investigations by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Transactions.

(b) Except with respect to matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) is subject to any Environmental Liability or (iii) has received notice of any claim with respect to any Environmental Liability.

(c) There are no strikes, lockouts or slowdowns against the Borrower or any of its Subsidiaries pending or, to their knowledge, threatened that have resulted in, or could reasonably be expected to result in, a Material Adverse Effect. The hours worked by and payments made to employees of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards

Act or any other applicable Federal, state, local or foreign law relating to such matters that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect. All material payments due from the Borrower or any of its Subsidiaries, or for which any claim may be made against the Borrower or any of its Subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as liabilities on the books of the Borrower or such Subsidiary except to the extent that the failure to do so has not resulted in, and could not reasonably be expected to result in, a Material Adverse Effect. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement under which the Borrower or any of its Material Restricted Subsidiaries is bound.

SECTION 3.07. Compliance with Laws and Agreements. Except as set forth in Schedule 3.07 hereto, each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08. Investment Company Status. Neither the Borrower nor any of its Restricted Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.09. Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all federal Tax returns and all other material Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, in each case, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.11. Disclosure. All written or formally presented information, including the Information Memorandum, other than any projections and information of a general economic or general industry nature, furnished by or on behalf of, the Borrower or any Subsidiary to the Administrative Agent, any of its Affiliates or any Lender pursuant to or in connection with this Agreement or any other Loan Document, taken as a whole together with all other written information so delivered on or prior to any date of determination (including this Agreement) and all information contained in regular or periodic reports filed by or on behalf of the Borrower with the SEC on or prior to such date is (or will when furnished be) complete and correct in all material respects and does not (or will not when furnished) contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made; provided that, with respect to forecasts or projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time so furnished and, if furnished prior to the Restatement Effective Date, as of the Restatement Effective Date (it being understood by the Administrative Agent and the Lenders that any such projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower or its Subsidiaries, that no assurances can be given that such projections will be realized and that actual results may differ materially from such projections).

SECTION 3.12. Federal Reserve Regulations. No part of the proceeds of any Loan have been used or will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

SECTION 3.13. Liens. There are no Liens on any of the real or personal properties of the Borrower or any Restricted Subsidiary except for Liens permitted by Section 6.02.

SECTION 3.14. No Default. No Default or Event of Default has occurred and is continuing.

SECTION 3.15. No Burdensome Restrictions. The Borrower is not subject to any Burdensome Restrictions except Burdensome Restrictions permitted under Section 6.08.

SECTION 3.16. Security Interest in Collateral. To the extent the Collateral Documents have been executed and delivered by the parties thereto and are then in effect, the Collateral Documents will create in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral covered thereby and (i) when the Collateral constituting certificated securities (as defined in the UCC) is delivered to the Administrative Agent, together with instruments of transfer duly endorsed in blank, the Liens under the Collateral Documents will constitute a fully perfected security interest in all right, title and interest of the pledgors thereunder in such Collateral, prior and superior in right to any other Person, and (ii) when financing statements in appropriate form are filed in the applicable filing offices, the security interest created under the Collateral Documents will constitute a fully perfected security interest in all right, title and interest of the Loan Parties in the remaining Collateral to the extent perfection can be obtained by filing UCC financing statements, prior and superior to the rights of any other Person, except for Liens permitted by Section 6.02.

SECTION 3.17. Solvency. Immediately after the consummation of the Transactions and immediately following the making of each Loan or the issuance of each Letter of Credit made or issued and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of the Borrower and its Restricted Subsidiaries on a consolidated basis will exceed their consolidated debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Borrower and its Restricted Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower and its Restricted Subsidiaries on a consolidated basis will not have incurred any debts and liabilities, subordinated, contingent or otherwise, that they do not believe that they will be able to pay as such debts and liabilities become absolute and matured; and (d) the Borrower and its Restricted Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Restatement Effective Date.

SECTION 3.18. USA Patriot Act. (a) Neither the Borrower nor any of its Restricted Subsidiaries or, to the knowledge of the Borrower, any of their respective Affiliates over which any of the foregoing exercises management control (each, a “Controlled Affiliate”) is a Prohibited Person, and the Borrower, its Restricted Subsidiaries and, to the knowledge of the Borrower, such Controlled Affiliates are in compliance with all applicable orders, rules and regulations of OFAC.

(b) Neither the Borrower nor any of its Restricted Subsidiaries or, to the knowledge of the Borrower, any of their respective Controlled Affiliates: (i) is targeted by United States or multilateral economic or trade sanctions currently in force; (ii) is owned or controlled by, or acts on behalf of, any Person that is targeted by United States or multilateral economic or trade sanctions currently in force; or

(iii) is named, identified or described on any list of Persons with whom United States Persons may not conduct business, including any such blocked persons list, designated nationals list, denied persons list, entity list, debarred party list, unverified list, sanctions list or other such lists published or maintained by the United States, including OFAC, the United States Department of Commerce or the United States Department of State.

SECTION 3.19. Embargoed Persons. (a) None of the Borrower’s or its Restricted Subsidiaries’ assets constitute property of, or are beneficially owned, directly or indirectly, by any Person targeted by economic or trade sanctions under United States law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq. (the “Trading With the Enemy Act”), any of the foreign assets control regulations of the Treasury (31 C.F.R., Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or regulations promulgated thereunder or executive order relating thereto (which includes, without limitation, (i) Executive Order No. 13224, effective as of September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (ii) the USA PATRIOT Act), if the result of such ownership would be that any Loan made by any Lender would be in violation of law (“Embargoed Person”); (b) no Embargoed Person has any interest of any nature whatsoever in any Borrower if the result of such interest would be that any Loan would be in violation of law; (c) the Borrower has not engaged in business with Embargoed Persons if the result of such business would be that any Loan made by any Lender would be in violation of law; and (d) neither the Borrower nor, to the knowledge of the Borrower, any Controlled Affiliate (i) is a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (ii) engages in any dealings or transactions, or is otherwise associated, with any such “blocked person”. For purposes of determining whether or not a representation is true under this Section 3.19, the Borrower shall not be required to make any investigation into (i) the ownership of publicly traded stock or other publicly traded securities or (ii) the beneficial ownership of any collective investment fund.

ARTICLE IV

Conditions

SECTION 4.01. Effectiveness. The effectiveness of the amendment and restatement of the Existing Credit Agreement in the form of this Agreement is subject to the satisfaction of the conditions precedent set forth in Section 4 of the Amendment and Restatement Agreement.

SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a) Except as set forth in Section 2.20(e) with respect to Incremental Term Loans used to finance a Permitted Acquisition, the representations and warranties of the Borrower set forth in this Agreement shall be true and correct in all material respects (other than to the extent qualified by materiality or “Material Adverse Effect” , in which case, such representations and warranties shall be true and correct) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except in the case of any such representation and warranty that expressly relates to an earlier date, in which case such representation and warranty shall be true and correct in all material respects, other than to the extent qualified by materiality or “Material Adverse Effect”, in which case such representation and warranty shall be true and correct on and as of such earlier date.

(b) Except as set forth in Section 2.20(e) with respect to Incremental Term Loans used to finance a Permitted Acquisition, at the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired, terminated or been Cash Collateralized and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

SECTION 5.01. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent, on behalf of each Lender:

(a) within ninety (90) days after the end of each fiscal year of the Borrower (or, if earlier, by the date that the Annual Report on Form 10-K of the Borrower for such fiscal year would be required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available thereunder for the filing of such form), (i) an audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows for the Borrower and its consolidated Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, with such audited balance sheet and related consolidated financial statements reported on by Deloitte & Touche LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied and (ii) a consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows for the Borrower and its consolidated Restricted Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year certified by one of the Borrower’s Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Restricted Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b) within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (or, if earlier, by the date that the Quarterly Report on Form 10-Q of the Borrower for such fiscal quarter would be required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available thereunder for the filing of such form),(i) a consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows for the Borrower and its consolidated Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year and (ii) a consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows for the Borrower and its consolidated Restricted Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, in each case all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries (or the Borrower and its consolidated Restricted Subsidiaries, as applicable) on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.12 (including compliance on a consolidated basis without giving effect to the Unrestricted Subsidiaries) and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(d) concurrently with the delivery of the certificate of a Financial Officer of the Borrower under clause (c) above, updated versions of the exhibits to the Security Agreement (provided that if there have been no changes to any such exhibits since the previous updating required thereby, the Borrower shall indicate that there has been “no change” to the applicable exhibit(s));

(e) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

(f) as soon as available, but in any event not more than ninety (90) days after the end of each fiscal year of the Borrower, a copy of the plan and forecast (including a projected consolidated balance sheet, income statement and funds flow statement) of the Borrower for each month of the fiscal year following such fiscal year in form reasonably satisfactory to the Administrative Agent (without giving effect to any Unrestricted Subsidiaries);

(g) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Restricted Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be; and

(h) promptly after any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Restricted Subsidiary, or compliance with the terms of any Loan Document, as may be reasonably requested by the Administrative Agent or by any Lender through the Administrative Agent.

Information required to be delivered pursuant to Sections 5.01(a), 5.01(b) and 5.01(g) shall be deemed to have been delivered if such information, or one or more annual, quarterly or other periodic reports containing such information, shall have been posted by the Administrative Agent on an IntraLinks or similar site to which the Lenders have been granted access or shall be available on the website of the SEC at http://www.sec.gov; provided that, for the avoidance of doubt, the Borrower shall be required to provide copies of the compliance certificates required by clause (c) of this Section 5.01 to the Administrative Agent. Information required to be delivered pursuant to this Section may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent. In the event any financial statements delivered under clause (a) or (b) above shall be restated, the Borrower shall deliver, promptly after such restated financial statements become available, revised compliance certificates required by clause (c) of this Section 5.01 with respect to the periods covered thereby that give effect to such restatement, signed by a Financial Officer of the Borrower.

SECTION 5.02. Notices of Material Events. The Borrower will, upon knowledge thereof by a Responsible Officer, furnish to the Administrative Agent prompt written notice of the following:

(a) the occurrence of any Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; and

(d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto. Information required to be delivered pursuant to clause (b) of this Section shall be deemed to have been delivered if such information, or one or more annual or quarterly or other periodic reports containing such information, shall have been posted by the Administrative Agent on an IntraLinks or similar site to which the Lenders have been granted access or shall be available on the website of the SEC at http://www.sec.gov. Information required to be delivered pursuant to this Section may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent.

SECTION 5.03. Existence; Conduct of Business. The Borrower will, and will cause each of its Material Restricted Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, qualifications, licenses, permits, privileges, franchises, governmental authorizations and intellectual property rights material to the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted; provided that (i) the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 and (ii) neither the Borrower nor any of its Material Restricted Subsidiaries shall be required to preserve any right, license, permit, privilege, franchise, patent, copyright, trademark or trade name if the Borrower or such Material Restricted Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of business of the Borrower or such Material Restricted Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrower, such Material Restricted Subsidiary or the Lenders.

SECTION 5.04. Payment of Obligations. The Borrower will, and will cause each of its Restricted Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.05. Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Material Restricted Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain with financially sound and reputable carriers (i) insurance in such amounts (with no greater risk retention) and against such risks and such other hazards, as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (ii) during any Collateral Period, all insurance required pursuant to the Collateral Documents. The Borrower will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained. At any time during a Collateral Period, the Borrower shall deliver to the Administrative Agent endorsements (x) to all “All Risk” physical damage insurance policies on all of the Loan Parties’ tangible personal property and assets and business interruption insurance policies naming the Administrative Agent as lender loss payee, and (y) to all general liability and other liability policies naming the Administrative Agent an additional insured. In the event the Borrower or any of its Material Restricted Subsidiaries at any time or times hereafter shall fail to obtain or maintain any of the policies or insurance required herein or to pay any premium in whole or in part relating thereto, then the Administrative Agent, without waiving or releasing any obligations or resulting Default hereunder, may at any time or times thereafter during a Collateral Period (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Administrative Agent deems advisable. All sums so disbursed by the Administrative Agent shall constitute part of the Obligations, payable as provided in this Agreement.

SECTION 5.06. Books and Records; Inspection Rights. The Borrower will, and will cause each of its Material Restricted Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP and applicable law are made of all material financial dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Material Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender (pursuant to a request made through the Administrative Agent), at reasonable times upon reasonable prior notice (but not more than once annually if no Event of Default shall exist), to visit and inspect its properties, to examine and make extracts from its books and records, including examination of its environmental assessment reports and Phase I or Phase II studies, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested. The Borrower acknowledges that the Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain reports pertaining to the Borrower and its Material Restricted Subsidiaries’ assets for internal use by the Administrative Agent and the Lenders.

SECTION 5.07. Compliance with Laws and Material Contractual Obligations. The Borrower will, and will cause each of its Subsidiaries to, (i) comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including without limitation

Environmental Laws) and (ii) perform in all material respects its obligations under material agreements to which it is a party, in each case except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.08. Use of Proceeds. The proceeds of the Revolving Loans will be used for general corporate purposes (including Permitted Acquisitions) of the Borrower and its Restricted Subsidiaries. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

SECTION 5.09. Subsidiary Guarantors; Pledges; Additional Collateral; Further Assurances.

(a) As promptly as possible but in any event within forty-five (45) days (or such later date as may be agreed upon by the Administrative Agent) after any Person becomes a Material Domestic Subsidiary or any Subsidiary qualifies independently as, or is designated by the Borrower as a Material Domestic Subsidiary, the Borrower shall provide the Administrative Agent with written notice thereof setting forth information in reasonable detail describing the material assets of such Person and shall cause each such Material Domestic Subsidiary to deliver to the Administrative Agent a joinder to the Subsidiary Guaranty and, to the extent a Collateral Period is in effect, the Security Agreement (in each case in the form contemplated thereby) pursuant to which such Subsidiary agrees to be bound by the terms and provisions thereof, the Subsidiary Guaranty and the Security Agreement, as applicable, to be accompanied by appropriate corporate resolutions, other corporate documentation and legal opinions as may be reasonably requested by, and in form and substance reasonably satisfactory to, the Administrative Agent and its counsel.

(b) The Borrower will cause, and will cause each other Loan Party to cause, all of its owned property (whether real, personal, tangible, intangible, or mixed but excluding Excluded Assets) to be subject at all times during any Collateral Period (subject to clause (f) below) to perfected Liens in favor of the Administrative Agent for the benefit of the Secured Parties to secure the Secured Obligations in accordance with the terms and conditions of the Collateral Documents on a first priority basis, subject to no other Liens other than Liens permitted by Section 6.02 (and provided further that such perfection with respect to intellectual property shall be limited to the United States). Without limiting the generality of the foregoing, and subject to clause (f) below, the Borrower (i) will cause the Applicable Pledge Percentage of the issued and outstanding Equity Interests of each Pledge Subsidiary directly owned by the Borrower or any other Loan Party (other than Excluded Assets) to be subject at all times during any Collateral Period to a first priority, perfected Lien in favor of the Administrative Agent to secure the Secured Obligations in accordance with the terms and conditions of the Collateral Documents or such other pledge and security documents as the Administrative Agent shall reasonably request and (ii) will, and will cause each Subsidiary Guarantor to, deliver Mortgages and Mortgage Instruments during any Collateral Period with respect to real property (excluding Excluded Assets) owned by the Borrower or such Subsidiary Guarantor to the extent, and within such time period as is, reasonably required by the Administrative Agent. Notwithstanding the foregoing, no such pledge agreement in respect of the Equity Interests of a Foreign Subsidiary shall be required hereunder to the extent the Administrative Agent or its counsel determines that such pledge would not provide material credit support for the benefit of the Secured Parties pursuant to legally valid, binding and enforceable pledge agreements.

(c) Without limiting the foregoing, during a Collateral Period, the Borrower will, and will cause each other Loan Party to, execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings,

Mortgages, deeds of trust and other documents and such other actions or deliveries of the type required by Section 4.01 of the Existing Credit Agreement, as applicable), which may be required by law or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all at the expense of the Borrower (except that such perfection with respect to intellectual property shall be limited to the United States).

(d) If any assets (including any real property or improvements thereto or any interest therein) are acquired by a Loan Party during a Collateral Period (other than Excluded Assets and assets constituting Collateral under the Security Agreement that become subject to the Lien in favor of the Administrative Agent upon acquisition thereof), the Borrower will notify the Administrative Agent thereof, and, if requested by the Administrative Agent, the Borrower will cause such assets to be subjected to a Lien securing the Secured Obligations and will take, and cause the other Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (c) of this Section, all at the expense of the Borrower.

(e) Concurrently with the designation of any Subsidiary as a guarantor under any other Material Indebtedness of the Borrower after the Original Effective Date, the Borrower shall cause each such Subsidiary to deliver to the Administrative Agent a duly executed copy of the Subsidiary Guaranty (or supplement thereto) pursuant to which such Subsidiary agrees to be bound by the terms and provisions of the Subsidiary Guaranty, and such Subsidiary Guaranty (or supplement thereto) shall be accompanied by appropriate officer’s certificates, resolutions, organizational documents and legal opinions of counsel as the Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(f) Upon the occurrence of a Collateral Release Date, and so long as no Default is then continuing and no Liens permitted by Section 6.02(t), (u) or (v) securing Indebtedness exist with respect to any Collateral (or such Liens are contemporaneously released with any release pursuant to this clause (f)), (i) upon written request of the Borrower to the Administrative Agent (which request shall include a duly completed certificate signed by a Responsible Officer of the Borrower certifying that a Collateral Release Date has occurred and the foregoing conditions set forth in this clause (f) have occurred or shall occur contemporaneously with such release) any Liens granted to the Administrative Agent on the Original Effective Date pursuant to the requirements of the foregoing clauses (a), (b), (c) and/or (d) of this Section 5.09 (such clauses, collectively, the “Collateral Requirements”) which remain in effect at such time shall be promptly released by the Administrative Agent (and the Administrative Agent agrees to execute and deliver any documents or instruments reasonably requested by the Borrower and in form and substance reasonably satisfactory to the Administrative Agent to evidence the release of all Collateral, all at the expense of the Borrower) and (ii) the Collateral Requirements shall be suspended and of no effect unless and until a subsequent Collateral Trigger Date occurs following the occurrence of a Collateral Release Date, at which time the Collateral Requirements shall again become fully effective and binding upon the Borrower and the other Loan Parties in all respects, and the Borrower hereby acknowledges and agrees that it will, and will cause each other Loan Party to, within thirty (30) days of such Collateral Trigger Date (or such later date as may be agreed upon by the Administrative Agent) and at the sole cost and expense of the Borrower, (x) re-grant the security interests in the Collateral pursuant to comparable Collateral Documents, all in accordance with the Collateral Requirements and (y) deliver to the Administrative Agent such corporate documentation, legal opinions, Mortgages, Mortgage Instruments and pledges, in each case in accordance with the Collateral Requirements and in form and substance reasonably satisfactory to the Administrative Agent and its counsel. Immediately upon the occurrence of a Collateral Release Date, each Lender party hereto shall be deemed to have consented to the release of Liens and suspension of the Collateral Requirements in accordance with this Section 5.09.

SECTION 5.10. Designation of Subsidiaries. The Borrower may, at any time from and after the Original Effective Date, designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing, (ii) immediately after giving effect to such designation, the Borrower shall be in compliance with the covenants set forth in Section 6.12 on a pro forma basis in accordance with Section 1.04(b) (and as a condition precedent to the effectiveness of any such designation, the Borrower shall deliver to the Administrative Agent a certificate setting forth in reasonable detail the calculations demonstrating such compliance), (iii) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if it was previously designated as an Unrestricted Subsidiary pursuant to this Section 5.10 and (iv) if a Restricted Subsidiary is being designated as an Unrestricted Subsidiary hereunder, such Restricted Subsidiary, together with all other Unrestricted Subsidiaries as of such date of designation (the “Designation Date”), must not have contributed greater than fifteen percent (15%) of the Borrower’s Consolidated EBITDA (calculated inclusive of all Unrestricted Subsidiaries), as of the most recently ended fiscal quarter of the Borrower, for the period of four consecutive fiscal quarters then ended, for which financial statements have been delivered pursuant to Section 5.01. The designation of any Restricted Subsidiary as an Unrestricted Subsidiary after the Restatement Effective Date shall constitute an Investment by the applicable Loan Party therein at the date of designation in an amount equal to the fair market value of the applicable Loan Party’s investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary after the Restatement Effective Date shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (ii) a return on any Investment by the applicable Loan Party in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of such Loan Party’s Investment in such Subsidiary. Notwithstanding the foregoing, the Borrower shall not be permitted to be an Unrestricted Subsidiary.

SECTION 5.11. Ratings. Until the Term B Loans are paid in full and terminated in accordance with this Agreement, the Borrower shall use commercially reasonable efforts to cause (x) S&P and Moody’s to continue to issue ratings for the Term Loans, (y) Moody’s to continue to issue a corporate family rating (or the equivalent thereof) of the Borrower and (z) S&P to continue to issue a corporate credit rating (or the equivalent thereof) of the Borrower (it being understood, in each case, that such obligation shall not require the Borrower to maintain a specific rating).

ARTICLE VI

Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired, terminated or been Cash Collateralized and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

SECTION 6.01. Indebtedness. The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(a) the Secured Obligations;

(b) Indebtedness existing on the Restatement Effective Date and set forth in Schedule 6.01 and any refinancing, extensions, renewals or replacements of any such Indebtedness that does not increase the outstanding principal amount thereof (other than with respect to unpaid accrued interest and premium thereon, any committed or undrawn amounts and underwriting discounts, fees, commissions and expenses, associated with such Indebtedness);

(c) Indebtedness under the 2008 Subordinated Convertible Notes, the 2010 Senior Notes and any Permitted Refinancing Indebtedness in respect thereof;

(d) Indebtedness of the Borrower to any Subsidiary and of any Restricted Subsidiary to the Borrower or any other Subsidiary; provided that Indebtedness of any Restricted Subsidiary that is not a Loan Party to any Loan Party shall be subject to the limitations set forth in Section 6.04(d);

(e) Guarantees by the Borrower or any Restricted Subsidiary of Indebtedness or other obligations of the Borrower or any Subsidiary; provided that the aggregate amount of Indebtedness and other payment obligations (other than in respect of any overdrafts and related liabilities arising in the ordinary course of business from treasury, depository and cash management services or in connection with any automated clearing-house transfer of funds) of Subsidiaries that are not Loan Parties that is Guaranteed by any Loan Party shall be subject to the limitations set forth in Section 6.04(d);

(f) Indebtedness of the Borrower or any Restricted Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations, Synthetic Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and any Permitted Refinancing Indebtedness in respect thereof; provided that (i) such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness incurred under this clause (f) shall not exceed, on a pro forma basis in accordance with Section 1.04(b), immediately after giving effect to the issuance or incurrence of such Indebtedness the greater of (x) $125,000,000 and (y) 10% of Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending as of the last day of the most recent fiscal quarter for which Financials have been delivered;

(g) Indebtedness of the Borrower or any Restricted Subsidiary as an account party in respect of trade letters of credit;

(h) Indebtedness owed in respect of any Banking Services and any other netting services, overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing-house transfers of funds;

(i) Indebtedness under bid bonds, performance bonds, surety bonds and similar obligations, in each case, incurred by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business, including guarantees or obligations with respect to letters of credit supporting such bid bonds, performance bonds, surety bonds and similar obligations;

(j) Swap Agreements permitted under Section 6.05;

(k) Indebtedness of Foreign Subsidiaries, and guarantees thereof by Foreign Subsidiaries, in respect of local lines of credit, letters of credit, bank guarantees and similar extensions of credit; provided that the aggregate principal amount of such Indebtedness shall not exceed, on a pro forma basis in accordance with Section 1.04(b), immediately after giving effect to the issuance or incurrence of such Indebtedness the greater of (x) $200,000,000 and (y) 20% of Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending as of the last day of the most recent fiscal quarter for which Financials have been delivered;

(l) Guarantees of Indebtedness of directors, officers, employees, agents and advisors of the Borrower or any of its Restricted Subsidiaries in respect of expenses of such Persons in connection with relocations and other ordinary course of business purposes; provided that the aggregate amount of Indebtedness so guaranteed, when added to the aggregate amount of unreimbursed payments theretofore made in respect of such guarantees and the amount of loans and advances then outstanding under Section 6.04(u), shall not at any time exceed $20,000,000;

(m) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guaranties, surety bonds or performance bonds securing the performance of the Borrower or any of its Restricted Subsidiaries pursuant to such agreements, in connection with Permitted Acquisitions or permitted Dispositions;

(n) Indebtedness representing installment insurance premiums owing in the ordinary course of business;

(o) Indebtedness representing deferred compensation, severance, pension, and health and welfare retirement benefits or the equivalent to current and former employees of the Borrower and its Restricted Subsidiaries incurred in the ordinary course of business or existing on the Restatement Effective Date;

(p) unsecured Indebtedness arising out of judgments not constituting an Event of Default;

(q) unsecured Indebtedness of the Borrower and any Restricted Subsidiary incurred in connection with a Permitted Acquisition so long as immediately prior to and after giving effect (including giving effect on a pro forma basis) to the incurrence of such Indebtedness the Borrower is in compliance with the covenants set forth in Section 6.12;

(r) Indebtedness of any Person that becomes a Restricted Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Restricted Subsidiary in a transaction permitted hereunder) after the Restatement Effective Date, or Indebtedness of any Person that is assumed by any Restricted Subsidiary in connection with an acquisition of assets by such Restricted Subsidiary in a Permitted Acquisition, and any refinancing, renewal, extension or replacement in respect thereof; provided that (A) such Indebtedness exists at the time such Person becomes a Restricted Subsidiary (or is so merged or consolidated) or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary (or such merger or consolidation) or such assets being acquired and (B) neither the Borrower nor any Restricted Subsidiary (other than such Person or the Restricted Subsidiary with which such Person is merged or consolidated or that so assumes such Person’s Indebtedness) shall Guarantee or otherwise become liable for the payment of such Indebtedness unless such Indebtedness or Guarantee, as the case may be, is unsecured and, immediately prior to and after giving effect (including giving effect on a pro forma basis) to the assumption of such Indebtedness or making of such Guarantee, as the case may be, the Borrower is in compliance with the covenants set forth in Section 6.12;

(s) Permitted Indebtedness and Permitted First Lien Indebtedness;

(t) Indebtedness under the 2011 Senior Notes and any Permitted Refinancing Indebtedness in respect thereof;

(u) other Indebtedness of the Borrower and its Subsidiaries; provided that the aggregate outstanding principal amount of such Indebtedness shall not exceed $250,000,000;

(v) Indebtedness incurred in connection with the Headquarters Transaction in an aggregate outstanding principal amount not in excess of $90,000,000;

(w) (i) Permitted Pari Passu Secured Refinancing Debt, (ii) Permitted Junior Secured Refinancing Debt and (iii) Permitted Unsecured Refinancing Debt, and any Permitted Refinancing Indebtedness in respect thereof;

(x) Indebtedness of the Borrower in respect of one or more series of senior unsecured notes or senior secured notes that will be secured by all or a portion of the Collateral on a pari passu or junior basis with the Secured Obligations, that are issued or made in lieu of Incremental Revolving Loans, Incremental Term A Loans and/or Incremental Term B Loans and Permitted Refinancing Indebtedness in respect thereof (the “Additional Notes”); provided that (A) such Additional Notes are not scheduled to mature prior to the date that is 91 days after the Latest Maturity Date, (B) the aggregate principal amount of all Additional Notes issued pursuant to this clause (x) shall not exceed (x) $500,000,000 less (y) the aggregate principal amount of all Incremental Revolving Loans, Incremental Term A Loans and Incremental Term B Loans made after the Restatement Effective Date pursuant to clause (x) of the definition of “Incremental Amount”, (C) such Additional Notes shall not be subject to any Guarantee by any Restricted Subsidiary other than a Loan Party, (D) in the case of Additional Notes that are secured, the obligations in respect thereof shall not be secured by any Lien on any asset of the Borrower or any of its Restricted Subsidiaries other than any asset constituting Collateral, (E) at the time of the incurrence of such Indebtedness and after giving effect thereto on a pro forma basis in accordance with Section 1.04(b), the Borrower will be in compliance with the covenants set forth in Section 6.12, (F) if such Additional Notes are secured, the security agreements relating to such Additional Notes shall be substantially the same as the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (G) no Default or Event of Default shall have occurred and be continuing or would exist immediately after giving effect to such incurrence (provided that in the event that the Additional Notes are used to finance a Permitted Acquisition, the condition required by this clause (G) shall be tested at the time of the execution of the acquisition agreement related to such Permitted Acquisition) and (H) if such Additional Notes are secured, such Additional Notes shall be subject to an intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent;

(y) Indebtedness of the Borrower or any Restricted Subsidiary incurred pursuant to Permitted Receivables Facilities; provided that the Attributable Receivables Indebtedness thereunder shall not exceed an aggregate amount of $300,000,000 at any time outstanding; and

(z) unsecured Indebtedness of the Borrower or any Restricted Subsidiary owed to any Unrestricted Subsidiary pursuant to any intercompany corporate reorganization described on Schedule 6.03; provided that (i) any such Indebtedness shall be on terms and conditions not materially less favorable to the Borrower or Restricted Subsidiary than it would obtain on an arm’s-length basis from a Person that is not an Affiliate and (ii) the payment of such Indebtedness shall be subordinated to payment of the obligations under the Loan Documents on terms reasonably acceptable to the Administrative Agent.

For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased, plus the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing.

The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 6.01. The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of the Borrower dated such date prepared in accordance with GAAP.

Any usage of the baskets set forth in this Section 6.01 by the Borrower or any Restricted Subsidiary in compliance with the Existing Credit Agreement prior to the Restatement Effective Date shall not reduce the amount of the baskets for purposes of calculating basket availability and covenant compliance on or after the Restatement Effective Date.

SECTION 6.02. Liens. The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) Liens created pursuant to any Loan Document;

(b) Permitted Encumbrances;

(c) any Lien on any property or asset of the Borrower or any Restricted Subsidiary existing on the Restatement Effective Date and set forth in Schedule 6.02 and any modifications, renewals and extensions thereof and any Lien granted as a replacement or substitute therefor; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Restricted Subsidiary other than improvements thereon or proceeds from the disposition of such asset and (ii) such Lien shall secure only those obligations which it secures on the Restatement Effective Date and any refinancing, extensions, renewals or replacements thereof that do not increase the outstanding principal amount thereof (other than as permitted by Section 6.01);

(d) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Restricted Subsidiary or existing on any property or asset of any Person that becomes a Restricted Subsidiary after the Restatement Effective Date prior to the time such Person becomes a Restricted Subsidiary and any modifications, replacements, renewals or extensions thereof; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Restricted Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary, as the case may be, and any refinancing, extensions, renewals or replacements thereof that do not increase the outstanding principal amount thereof (other than as permitted by Section 6.01);

(e) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Restricted Subsidiary; provided that (i) such Liens secure Indebtedness permitted by clause (f) of Section 6.01 and any Permitted Refinancing Indebtedness in respect thereof, (ii) such Liens and the Indebtedness secured thereby are initially incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such Liens shall not apply to any other property or assets of the Borrower or any Restricted Subsidiary other than improvements thereon or proceeds from the disposition of such property or assets;

(f) in connection with the sale or transfer of any assets in a transaction permitted under Section 6.03, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;

(g) in the case of any joint venture, any put and call arrangements related to its Equity Interests set forth in its organizational documents or any related joint venture or similar agreement;

(h) any interest or title of a lessor under any lease or sublease entered into by the Borrower or any Restricted Subsidiary in the ordinary course of its business and other statutory and common law landlords’ liens under leases;

(i) any interest or title of a licensor under any license or sublicense entered into by the Borrower or any Restricted Subsidiary as a licensee or sublicensee (A) existing on the Restatement Effective Date or (B) in the ordinary course of its business;

(j) licenses, sublicenses, leases or subleases granted to other Persons permitted under Section 6.03;

(k) Liens on earnest money deposits of cash or cash equivalents made in connection with any Permitted Acquisition or other Investment permitted pursuant to Section 6.04;

(l) Liens in the nature of the right of setoff in favor of counterparties to contractual agreements with the Loan Parties in the ordinary course of business;

(m) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business in accordance with the past practices of the Borrower or such Restricted Subsidiary;

(n) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(o) Liens on the assets and equity interests of Foreign Subsidiaries customarily granted in connection with financing transactions in the respective jurisdictions of such Subsidiaries and any Permitted Refinancing Indebtedness in respect thereof; provided that such Liens shall secure only Indebtedness or other obligations of such Foreign Subsidiaries permitted hereunder;

(p) Liens on insurance policies and the proceeds thereof securing Indebtedness permitted by Section 6.01(n);

(q) Dispositions and other sales of assets permitted under Section 6.03;

(r) Liens on deposits or other amounts held in escrow (i) in connection with the Nebido Contingent Cash Consideration Agreement, dated as of February 23, 2009, by and between the Borrower and American Stock & Transfer Trust Company, as paying agent, and (ii) to secure contractual payments (contingent or otherwise) payable by the Borrower or its Restricted Subsidiaries to a seller after the consummation of a Permitted Acquisition;

(s) Liens on the real property (including any improvements thereto and fixtures thereon) leased by the Borrower and/or the Restricted Subsidiaries pursuant to, and securing Indebtedness incurred in connection with, the Headquarters Transaction;

(t) Liens securing Permitted Indebtedness; provided that (i) such Indebtedness may be secured by all or a portion of the Collateral on a junior basis with the Secured Obligations, (ii) such Indebtedness shall not be secured by any Lien on any asset of the Borrower or any of its Restricted Subsidiaries other than any asset constituting Collateral, (iii) the security agreements relating to such Indebtedness shall be substantially the same as the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent) and (iv) such Indebtedness shall be subject to an intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent;

(u) Liens securing Permitted Pari Passu Secured Refinancing Debt and Permitted Junior Secured Refinancing Debt; and any Permitted Refinancing Indebtedness in respect thereof;

(v) Liens securing Permitted First Lien Indebtedness; provided that (i) such Indebtedness may be secured by all or a portion of the Collateral on a pari passu basis with the Secured Obligations, (ii) such Indebtedness shall not be secured by any Lien on any asset of the Borrower or any of its Restricted Subsidiaries other than any asset constituting Collateral, (iii) the security agreements relating to such Indebtedness shall be substantially the same as the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent) and (iv) such Indebtedness shall be subject to an intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent;

(w) Liens on Permitted Receivables Related Assets of the Borrower and its Restricted Subsidiaries arising under Permitted Receivables Facilities; and

(x) Liens on assets of the Borrower and its Restricted Subsidiaries not otherwise permitted above; provided that the aggregate amount of obligations subject to any such Liens shall not immediately after giving effect to the incurrence of such obligations exceed the greater of (x) $50,000,000 and (y) 10% of Consolidated Net Tangible Assets at the end of the most recent fiscal quarter of the Borrower for which Financials have been delivered (or, prior to the first delivery of any such financial statements, as of the end of the fiscal quarter of the Borrower ended December 31, 2012).

Any usage of the baskets set forth in this Section 6.02 by the Borrower or any Restricted Subsidiary in compliance with the Existing Credit Agreement prior to the Restatement Effective Date shall not reduce the amount of the baskets for purposes of calculating basket availability and covenant compliance on or after the Restatement Effective Date.

SECTION 6.03. Fundamental Changes and Asset Sales. (a) The Borrower will not, and will not permit any Restricted Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease, Exclusively License or otherwise dispose of (in one transaction or in a series of transactions) any of its assets (including pursuant to a Sale and Leaseback Transaction), or any of the Equity Interests of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that:

(i) any Person may merge into or consolidate with the Borrower in a transaction in which the Borrower is the surviving corporation;

(ii) any Person (other than the Borrower) may merge into or consolidate with any Restricted Subsidiary in a transaction in which the surviving entity is such Restricted Subsidiary (provided that any such merger, consolidation or liquidation involving a Subsidiary Guarantor must result in such Subsidiary Guarantor as the surviving entity);

(iii) any Restricted Subsidiary may merge into or consolidate with any Person in a transaction permitted under clauses (xiv), (xv) and (xix) hereunder in which the surviving entity is not a Subsidiary;

(iv) any Restricted Subsidiary may dispose of any or all of its assets (upon voluntary liquidation, dissolution or otherwise) to the Borrower or any other Loan Party;

(v) any Restricted Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders;

(vi) sales, transfers and other dispositions of inventory, used, worn out, obsolete or surplus property, cash and Permitted Investments in the ordinary course of business and the assignment, cancellation, abandonment or other disposition of intellectual property that is, in the reasonable judgment of the Borrower, no longer economically practicable to maintain or useful in the conduct of the business of the Borrower and the Restricted Subsidiaries, taken as a whole;

(vii) Dispositions to the Borrower or any Restricted Subsidiary; provided that (i) any such Disposition made by a Loan Party to a Restricted Subsidiary that is not a Loan Party shall be made in compliance with Section 6.04 and (ii) Equity Interests in a Domestic Subsidiary may not be transferred to a Foreign Subsidiary;

(viii) the discount or sale, in each case without recourse and in the ordinary course of business, of past due receivables arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale or financing of receivables);

(ix) leases, subleases, non-Exclusive Licenses or sublicenses of property to other Persons in the ordinary course of business not materially interfering with the business of the Borrower and the Restricted Subsidiaries taken as a whole;

(x) Liens incurred in compliance with Section 6.02;

(xi) Investments permitted by Section 6.04;

(xii) subject to Section 2.11(c), dispositions of property as a result of a casualty event involving such property or any disposition of real property to a Governmental Authority as a result of a condemnation of such real property;

(xiii) Permitted Exchanges;

(xiv) Dispositions of investments in joint ventures, to the extent required by, or made pursuant to buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements; provided that the consideration received shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of the Borrower);

(xv) sales or other Dispositions of non-core assets acquired in a Permitted Acquisition; provided that such sales shall be consummated within 360 days of such Permitted Acquisition; and provided further that (i) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of Borrower) and (ii) no less than 75% of the consideration received for such assets shall be paid in cash or Permitted Investments (provided that, for purposes of satisfying the requirements of this clause (ii), the Borrower shall be permitted to designate, pursuant to a certificate executed by a Financial Officer of the Borrower and delivered to the Administrative Agent, non-cash consideration received for any such Disposition as cash consideration in an amount not to exceed $10,000,000 for each such Disposition);

(xvi) any Immaterial Asset Sale;

(xvii) Dispositions by any Restricted Subsidiary to any Unrestricted Subsidiary made in connection with any intercompany corporate reorganizations; provided that (i) any such Disposition shall be on terms and conditions (A) not materially less favorable to such Restricted Subsidiary than it would obtain on an arm’s-length basis from a Person that is not an Affiliate or (B) otherwise reasonably acceptable to the Administrative Agent, and (ii) the aggregate fair market value of all such Dispositions of property or series of related Dispositions of property made pursuant to this clause (xvii), or the Disposition Consideration payable to the Borrower or any Restricted Subsidiary in connection therewith, shall not exceed $40,000,000;

(xviii) the Borrower or any Restricted Subsidiary may transfer, sell and/or pledge Receivables and Permitted Receivables Facility Assets under Permitted Receivables Facilities; and

(xix) Dispositions of assets that are not permitted by any other clause of this Section 6.03; provided that the Disposition Consideration of all assets sold, transferred, leased or otherwise disposed of, and of all assets Exclusively Licensed in reliance on this clause (xix) shall not at the time of and immediately after giving effect to any such transaction exceed in any fiscal year 15% of Consolidated Total Assets at the end of the immediately preceding fiscal year of the Borrower.

Any usage of the baskets set forth in this Section 6.03(a) by the Borrower or any Restricted Subsidiary in compliance with the Existing Credit Agreement prior to the Restatement Effective Date shall not reduce the amount of the baskets for purposes of calculating basket availability and covenant compliance on or after the Restatement Effective Date.

(b) The Borrower will not, and will not permit any of its Restricted Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Restricted Subsidiaries on the Restatement Effective Date and businesses reasonably related thereto or similar or complementary thereto or reasonable extensions thereof (including, but not limited to the business of diagnostics, medical devices, delivery technologies and biotechnology).

(c) The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, change its fiscal year from the basis in effect on the Restatement Effective Date.

SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, (i) purchase, hold or acquire (including pursuant to any merger or consolidation with any Person that was not a wholly owned Restricted Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or (ii) purchase or otherwise acquire (in one transaction or a series of transactions) substantially all the assets of any Person or any assets of any other Person constituting a business unit, division, product line (including rights in respect of any drug or other pharmaceutical product) or line of business of such Person, or (iii) acquire an exclusive long-term license of rights to a drug or other product line of any Person (each, an “Investment”) except:

(a) cash and Permitted Investments;

(b) Permitted Acquisitions;

(c) Investments by the Borrower and its Restricted Subsidiaries existing on the Restatement Effective Date and set forth on Schedule 6.04 and any modification, replacement, renewal or extension thereof to the extent not involving any additional Investment;

(d) Investments made by the Borrower in or to any Restricted Subsidiary and made by any Restricted Subsidiary in or to the Borrower or any other Restricted Subsidiary and Guarantees by the Borrower or any Restricted Subsidiary of obligations of any other Restricted Subsidiary; provided that the amount of any Investment by a Loan Party to a Restricted Subsidiary which is not a Loan Party or constituting a Guarantee of obligations of any Restricted Subsidiary that is not a Loan Party shall not exceed, together with the aggregate amount of all other Investments pursuant to this proviso, and Section 6.04(y) below, $900,000,000 at any time outstanding;

(e) Guarantees constituting Indebtedness permitted by Section 6.01;

(f) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(g) Investments made as a result of the receipt of non-cash consideration from a Disposition, of any asset in compliance with Section 6.03;

(h) Investments in the form of Swap Agreements permitted by Section 6.05;

(i) payroll, travel and similar advances to directors, officers and employees of the Borrower or any Restricted Subsidiary that are made in the ordinary course of business;

(j) extensions of trade credit in the ordinary course of business;

(k) Investments to the extent the consideration paid therefor consists of Equity Interests (other than Disqualified Equity Interests) of the Borrower;

(l) Investments of any Person in existence at the time such Person becomes a Restricted Subsidiary; provided such Investment was not made in connection with or anticipation of such Person becoming a Restricted Subsidiary and any modification, replacement, renewal or extension thereof;

(m) transfers of rights with respect to one or more products or technologies under development to joint ventures with third parties or to other entities where the Borrower or a Restricted Subsidiary retains rights to acquire such joint ventures or other entities or otherwise repurchase such products or technologies;

(n) any customary upfront milestone, marketing or other funding payment in the ordinary course of business to another Person in connection with obtaining a right to receive royalty or other payments in the future;

(o) transfers of intellectual property to Foreign Subsidiaries, the Equity Interests of which are directly owned by or on behalf of any Loan Party and are pledged to the Administrative Agent pursuant to the Collateral Documents (including any local law governed pledge agreement requested by the Administrative Agent);

(p) Exclusive Licenses from a Foreign Subsidiary to the Borrower or a Domestic Subsidiary of rights to a drug or other pharmaceutical products, diagnostics, delivery technologies, medical devices or biotechnology businesses acquired by such Foreign Subsidiary in an acquisition permitted by Section 6.03;

(q) Investments in joint ventures (including JV Subsidiaries) and acquisitions of Equity Interests that would constitute Permitted Acquisitions but for the fact that Persons in which such Equity Interests are acquired do not become wholly owned Subsidiaries of the Borrower; provided that the sum of the aggregate amount of such Investments, plus the aggregate consideration paid in all such acquisitions, made under this clause (q) shall not exceed $100,000,000 at any time outstanding;

(r) Permitted Foreign Loans;

(s) Investment in Light Sciences Oncology LLC in an amount not to exceed $12,000,000 at any time outstanding;

(t) Investments consisting of Liens made in accordance with Section 6.02;

(u) loans or advances to directors and employees of the Borrower or any Restricted Subsidiary made in the ordinary course of business; provided that the aggregate outstanding amount of such loans and advances, when aggregated with the Guarantees then outstanding under Section 6.01(l), at any time shall not exceed $20,000,000;

(v) any Investment in an aggregate amount, when aggregated with the aggregate amount of Restricted Payments made pursuant to Section 6.07(g), not to exceed at any time the aggregate amount of net cash proceeds received from sales or issuances of Equity Interests of the Borrower (other than Disqualified Equity Interests) after the Restatement Effective Date;

(w) (i) Investments made by any Restricted Subsidiary in or to any Unrestricted Subsidiary and (ii) any purchase or other acquisition by any Restricted Subsidiary of all or substantially all of the assets constituting a business unit, division, product line (including rights in respect of any drug or other pharmaceutical product) or line of business of any Unrestricted Subsidiary, in each case in connection with (a) any intercompany corporate reorganization described on Schedule 6.03 or (b) any other intercompany corporate reorganizations; provided that with respect to the foregoing clause (b), (x) any such Investment, purchase or other acquisition shall be made on terms and conditions (A) not materially less favorable to such Restricted Subsidiary than it would obtain on an arm’s-length basis from a Person that is not an Affiliate or (B) otherwise reasonably acceptable to the Administrative Agent, and (y) the aggregate fair market value of all such Investments, purchases and other acquisitions made pursuant to this clause (w)(b), or the consideration payable in connection therewith, shall not exceed $40,000,000;

(x) the Borrower or any Restricted Subsidiary may make contributions of Permitted Receivables Facility Assets to (A) any Receivables Seller and any Receivables Entity pursuant to Permitted Receivables Facilities described in clause (i) of the definition thereof and (B) any Receivables Seller and any bank, other financial institution or commercial paper conduit or other conduit facility maintained by a bank or other financial institution pursuant to Permitted Receivables Facilities described in clause (ii) of the definition thereof; and

(y) any other Investment so long as the aggregate amount of all such Investments, when aggregated with the aggregate amount of Investments made pursuant to Section 6.04(d) above, does not exceed $900,000,000 at any time outstanding. For purposes of clause (q) and this clause (y), the aggregate consideration payable for any Investment (other than a Milestone Payment) shall be the cash amount paid on or prior to the consummation of such Investment and shall not include any purchase price adjustment, royalty, earnout, contingent payment or any other deferred payment of a similar nature that may be payable in connection therewith.

For purposes of covenant compliance with this Section 6.04, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, less any amount paid, repaid, returned, distributed or otherwise received in cash in respect of such Investment.

Any usage of the baskets set forth in this Section 6.04 by the Borrower or any Restricted Subsidiary in compliance with the Existing Credit Agreement prior to the Restatement Effective Date shall not reduce the amount of the baskets for purposes of calculating basket availability and covenant compliance on or after the Restatement Effective Date.

SECTION 6.05. Swap Agreements. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Borrower or any Restricted Subsidiary has actual exposure (other than those in respect of Equity Interests of the Borrower or any of its Restricted Subsidiaries but without giving effect to the 2008 Subordinated Convertible Notes, the Existing Target Notes and any other Indebtedness convertible into Equity Interests in the Borrower), (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Restricted Subsidiary and (c) Permitted Convertible Debt Hedge Transactions.

SECTION 6.06. Transactions with Affiliates. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates (other than the Borrower or any Restricted Subsidiary), except (a) transactions that are on terms and conditions not materially less favorable to the Borrower or such Restricted Subsidiary than it would obtain on an arm’s-length basis from a Person that is not an Affiliate, (b) any Restricted Payment permitted by Section 6.07, (c) customary fees and indemnifications paid to directors of the Borrower and its Restricted Subsidiaries, (d) transactions undertaken in good faith for the purpose of improving the consolidated tax efficiency of the Borrower and the Restricted Subsidiaries, (e) compensation and indemnification of, and other employment agreements and arrangements, employee benefit plans, and stock incentive plans with directors, officers and employees of the Borrower or any Restricted Subsidiary entered in the ordinary course of business, (f) Intellectual Property licenses to Loan Parties in existence on the Restatement Effective Date, (g) loans and advances and other transactions to the extent permitted by Sections 6.01 and 6.04, (h) leases or subleases of property in the ordinary course of business not materially interfering with the business of the Borrower and the Restricted Subsidiaries taken as a whole, (i) transactions between or among the Borrower and/or any Restricted Subsidiary and any entity that becomes a Restricted Subsidiary as a result of such transaction, (j) transactions permitted by Section 6.03(a)(xvii), (k) any intercompany corporate reorganization described on Schedule 6.03 and (l) transactions in the ordinary course of business (substantially consistent with past practice prior to the Restatement Effective Date) between or among the Borrower and/or any Restricted Subsidiary and HealthTronics, Inc. or any Unrestricted Subsidiary owned, directly or indirectly, by HealthTronics, Inc.

SECTION 6.07. Restricted Payments. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) the Borrower may declare and pay dividends or make other Restricted Payments with respect to its Equity Interests payable solely in additional Equity Interests of the Borrower (other than Disqualified Equity Interests), (b) the Borrower may repurchase Equity Interests upon the exercise of stock options if such Equity Interests represent a portion of the exercise price of such options, (c) the Borrower may make cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests in the Borrower, (d) Restricted Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests, (e) the Borrower may make Restricted Payments pursuant to and in accordance with stock incentive plans or other employee benefit plans for directors, officers or employees of the Borrower and its Subsidiaries, (f) so long as no Default or Event of Default has occurred and is continuing or would arise after giving effect (including pro forma effect) thereto, the Borrower may purchase Equity Interests from present or former officers, directors or employees of the Borrower or any Subsidiary upon the death, disability, retirement or termination of employment or service of such officer, director or employee, in an aggregate amount not exceeding $10,000,000 in any fiscal year of the Borrower, (g) so long as no Default or Event of Default has occurred and is continuing or would arise after giving effect (including pro forma effect) thereto, Borrower may make Restricted Payments in an aggregate amount not to exceed, when aggregated with the aggregate amount of Investments made pursuant to Section 6.04(v), the aggregate amount of net cash proceeds received from sales or issuances of Equity Interests of the Borrower (other than Disqualified Equity Interests) after the Restatement Effective Date, (h) the Borrower and its Restricted Subsidiaries may make Restricted Payments with respect to (i) the 2008 Subordinated Convertible Notes and the Existing Target Notes and (ii) any other Convertible Debt Securities or Permitted Convertible Debt Hedge Transactions, provided that with respect to the foregoing clause (ii), Restricted Payments of the type set forth in clause (y) of the definition thereof shall be permitted only so long as no Default or Event of Default has occurred and is continuing or would arise after giving effect

(including pro forma effect) thereto, (i) the payment of any dividend or distribution, or the consummation of any irrevocable redemption, within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if at such date of declaration or redemption notice such dividend, distribution or redemption, as the case may be, would have complied with this Section 6.07 and (j) the Borrower and its Restricted Subsidiaries may make any other Restricted Payment so long as no Event of Default has occurred and is continuing prior to making such Restricted Payment or would arise after giving effect (including pro forma effect in accordance with Section 1.04(b)) thereto and immediately after giving effect to such Restricted Payment the aggregate amount of all such Restricted Payments made after the Restatement Effective Date under this clause will not exceed the sum of (x) the Applicable Amount plus (y), if the Leverage Ratio after giving effect (including pro forma effect in accordance with Section 1.04(b)) to such Restricted Payment is less than or equal to 2.50 to 1.00, 50% of the cumulative Consolidated Net Income calculated for the period commencing on January 1, 2013 and continuing through the end of the most recent fiscal quarter of the Borrower for which Financials have been delivered. As used in this Section 6.07, “Applicable Amount” means the greater of (i) $500,000,000 and (ii) 7.5% of Consolidated Total Assets as of the end of the most recent fiscal quarter of the Borrower for which Financials have been delivered (or, prior to the first delivery of any such financial statements, as of the end of the fiscal quarter of the Borrower ended December 31, 2012).

SECTION 6.08. Restrictive Agreements. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to holders of its Equity Interests or to make or repay loans or advances to the Borrower or any other Restricted Subsidiary or to Guarantee Indebtedness of the Borrower or any other Restricted Subsidiary; provided that (i) the foregoing limitations in clauses (a) and (b) shall not apply to (A) restrictions and conditions imposed by law or by any Loan Document, (B) restrictions and conditions existing on the Restatement Effective Date identified on Schedule 6.08 and any amendments or modifications thereof that do not materially expanding the scope of any such restriction or condition taken as a whole, (C) restrictions and conditions imposed by agreements relating to Indebtedness of any Restricted Subsidiary in existence at the time such Restricted Subsidiary became a Restricted Subsidiary and any amendments or modifications thereof that do not materially expand the scope of any such restriction or condition taken as a whole, provided that such restrictions and conditions apply only to such Restricted Subsidiary, (D) customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary pending such sale, provided such restrictions and conditions apply only to the Restricted Subsidiary that is to be sold and such sale is permitted hereunder, (E) restrictions imposed by any amendment or refinancings that are otherwise permitted by the Loan Documents or the contracts, instruments or obligations referred to in clauses (A), (B), (C), (J) or (K) of this Section 6.08, provided that such amendments or refinancings do not materially expand the scope of any such restriction or condition, (F) customary restrictions and conditions contained in Permitted Receivables Facility Documents, (G) any restriction arising under or in connection with any agreement or instrument governing Equity Interests of any JV Subsidiary that is formed or acquired after the Restatement Effective Date, (H) customary restrictions and conditions contained in any agreement relating to the Disposition of any property permitted by Section 6.03 pending the consummation of such Disposition, (I) restrictions in the transfers of assets encumbered by a Lien permitted by Section 6.02, (J) restrictions or conditions set forth in the 2008 Subordinated Convertible Notes, the 2010 Senior Notes, the Existing Target Notes and the 2011 Senior Notes, (K) restrictions or conditions set forth in any agreement governing Indebtedness permitted by Section 6.01 (including any Permitted Pari Passu Secured Refinancing Debt, any Permitted Junior Secured Refinancing Debt and any Permitted Unsecured Refinancing Debt); provided that such restrictions and conditions are customary for such Indebtedness and are no more restrictive, taken as a whole, than the comparable restrictions and conditions set forth in this Agreement as determined in the good faith judgment of the board of directors of the Borrower, (L) customary provisions restricting assignment of any agreement entered into in the ordinary course of business and (M) restrictions on cash or other deposits (including escrowed funds) or net worth imposed under contracts entered into in the ordinary course of business; and (ii) clause (a) of the foregoing shall not apply to (1) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (2) customary provisions in leases, subleases, licenses, sublicenses and other agreements entered into in the ordinary course of business.

SECTION 6.09. Amendments to Subordinated Indebtedness Documents. None of the Borrower or any Restricted Subsidiary will amend, modify or waive any of its rights under any agreement or instrument governing or evidencing any Subordinated Indebtedness to the extent such amendment, modification or waiver could reasonably be expected to be adverse in any material respect to the Lenders.

SECTION 6.10. Sale and Leaseback Transactions. None of the Borrower or any Restricted Subsidiary will enter into any Sale and Leaseback Transaction unless (a) the sale or transfer of the property thereunder is permitted by Section 6.03, (b) any Capital Lease Obligations and Synthetic Lease Obligations arising in connection therewith are permitted by Section 6.01 and (c) any Liens arising in connection therewith (including Liens deemed to arise in connection with any such Capital Lease Obligations and Synthetic Lease Obligations) are permitted by Section 6.02.

SECTION 6.11. Capital Expenditures. The Borrower will not, nor will it permit any Restricted Subsidiary to expend, or be committed to expend (in the aggregate for the Borrower and its Restricted Subsidiaries) for Capital Expenditures during any fiscal year of the Borrower, an amount in excess of the greater of (x) $200,000,000 and (y) 10% of Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending as of the last day of the immediately preceding fiscal year of the Borrower so long as Financials for such period have been delivered; provided, however, that (i) if the aggregate amount of Capital Expenditures made in any fiscal year shall be less than the maximum amount of Capital Expenditures permitted under this Section 6.11 for such fiscal year (without giving effect to any carryover), then an amount of such shortfall may be added and carried over to the amount of Capital Expenditures permitted under this Section 6.11 for the immediately succeeding fiscal year only and (ii) to the extent that the maximum amount of Capital Expenditures permitted under this Section 6.11 has been utilized for any fiscal year (including, without limitation, any carryover), not more than $10,000,000 of Capital Expenditures availability in the immediately succeeding fiscal year may be utilized solely in the last fiscal quarter of the then current fiscal year and not thereafter.

SECTION 6.12. Financial Covenants.

(a) Maximum Leverage Ratio. The Borrower will not permit the ratio (the “Leverage Ratio”), determined as of the end of each of its fiscal quarters ending on and after the Restatement Effective Date of (i) Consolidated Total Indebtedness minus the aggregate amount (not to exceed $250,000,000) of unrestricted and unencumbered (other than pursuant to the Collateral Documents or Liens permitted by clauses (b), (t), (u), (v) or (w) of Section 6.02) cash and Permitted Investments to (ii) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending with the end of such fiscal quarter, all calculated for the Borrower and its Restricted Subsidiaries on a consolidated basis, to be greater than 3.75 to 1.00.

(b) Minimum Interest Coverage Ratio. The Borrower will not permit the ratio (the “Interest Coverage Ratio”), determined as of the end of each of its fiscal quarters ending on and after the Restatement Effective Date, of (i) Consolidated EBITDA to (ii) Consolidated Cash Interest Expense, in each case for the period of four (4) consecutive fiscal quarters ending with the end of such fiscal quarter, all calculated for the Borrower and its Restricted Subsidiaries on a consolidated basis, to be less than 3.50 to 1.00.

ARTICLE VII

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article VII) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days;

(c) any representation or warranty made or deemed made by or on behalf of the Borrower or any other Loan Party in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the Borrower’s existence), 5.08 or 5.09 or in Article VI;

(e) the Borrower or any Subsidiary Guarantor, as applicable, shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Loan Document (other than those specified in clause (n) below), and such failure shall continue unremedied for a period of thirty (30) days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

(f) the Borrower or any Restricted Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

(g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits, after the expiration of any applicable grace period provided in the applicable agreement or instrument under which such Indebtedness was created, the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, (ii) any redemption, repurchase, conversion or settlement with respect to any Convertible Debt Security pursuant to its terms unless such redemption, repurchase, conversion or settlement results from a default thereunder or an event of the type that constitutes an Event of Default or (iii) any early payment requirement or unwinding or termination with respect to any Permitted Bond Hedge or other Swap Agreement.

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Material Restricted Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Restricted Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) the Borrower or any Material Restricted Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article VII, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Restricted Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j) the Borrower or any Material Restricted Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k) one or more judgments for the payment of money in an aggregate amount in excess of $100,000,000 shall be rendered against the Borrower, any Restricted Subsidiary or any combination thereof and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Restricted Subsidiary to enforce any such judgment; provided, that any such amount shall be calculated after deducting from the sum so payable any amount of such judgment or order that is covered by a valid and binding policy of insurance in favor of the Borrower or such Restricted Subsidiary (but only if the applicable insurer shall have been advised of such judgment and of the intent of the Borrower or such Restricted Subsidiary to make a claim in respect of any amount payable by it in connection therewith and such insurer shall not have disputed coverage);

(l) an ERISA Event shall have occurred that, in the reasonable opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(m) a Change in Control shall occur;

(n) the occurrence of any “default”, as defined in any Loan Document (other than this Agreement), which default continues beyond any period of grace therein provided;

(o) any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or the Borrower or any Restricted Subsidiary shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms); or

(p) at any time during a Collateral Period, any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any material portion of the Collateral purported to be covered thereby, except as permitted by the terms of any Loan Document or as a result of the gross negligence or willful misconduct of the Administrative Agent so long as not resulting from the breach or non-compliance with any Loan Document by any Loan Party;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article VII), and at any time thereafter during the continuance of such event, the Administrative Agent may, and (x) with respect to clause (i) below, at the request of a Majority in Interest of Revolving Lenders of any Class, shall, and (y) with respect to clause (ii) below, at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Revolving Commitments of such Class, and thereupon such Revolving Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Secured Obligations accrued hereunder and under the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article VII, the Revolving Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other Secured Obligations accrued hereunder and under the other Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.

ARTICLE VIII

The Administrative Agent

Each of the Lenders and the Issuing Bank hereby irrevocably appoints Morgan Stanley Senior Funding, Inc. as its administrative agent and authorizes Morgan Stanley Senior Funding, Inc. to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto, and Morgan Stanley Senior Funding, Inc. hereby accepts such appointment.

The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative

Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right (with the consent of the Borrower (such consent not to be unreasonably withheld or delayed), provided that no consent of the Borrower shall be required if a Default has occurred and is continuing) to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article VIII and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

None of the Lenders, if any, identified in this Agreement as a Syndication Agent or Co-Documentation Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to the relevant Lenders in their respective capacities as Syndication Agent or Co-Documentation Agent, as applicable, as it makes with respect to the Administrative Agent in the preceding paragraph.

The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender. The Administrative Agent shall have the exclusive right on behalf of the Lenders to enforce the payment of the principal of and interest on any Loan after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.

In its capacity, the Administrative Agent is a “representative” of the Secured Parties within the meaning of the term “secured party” as defined in the New York Uniform Commercial Code. Each Lender authorizes the Administrative Agent to enter into each of the Collateral Documents to which it is a party and to take all action contemplated by such documents. Each Lender agrees that no Secured Party (other than the Administrative Agent) shall have the right individually to seek to realize upon the security granted by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised solely by the Administrative Agent for the benefit of the Secured Parties upon the terms of the Collateral Documents. In the event that any Collateral is hereafter pledged by any Person as collateral security for the Secured Obligations, the Administrative Agent is hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Secured Parties any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Administrative Agent on behalf of the Secured Parties. The Lenders hereby authorize the Administrative Agent to release any Lien granted to or held by the Administrative Agent upon any Collateral (i) as described in Section 9.02(d); (ii) as permitted by, but only in accordance with, the terms of the applicable Loan Document; (iii) if approved, authorized or ratified in writing by the Required Lenders, unless such release is required to be approved by all of the Lenders hereunder; and (iv) upon the occurrence of a Collateral Release Date in accordance with the terms and conditions of Section 5.09(f). Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant hereto.

The Borrower, on its behalf and on behalf of its Subsidiaries, and each Lender, on its behalf and on the behalf of its affiliated Secured Parties, hereby irrevocably constitute the Administrative Agent as the holder of an irrevocable power of attorney (fondé de pouvoir within the meaning of Article 2692 of the Civil Code of Québec) in order to hold hypothecs and security granted by the Borrower or any Subsidiary on property pursuant to the laws of the Province of Quebec to secure obligations of the Borrower or any Subsidiary under any bond, debenture or similar title of indebtedness issued by the Borrower or any Subsidiary in connection with this Agreement, and agree that the Administrative Agent may act as the bondholder and mandatary with respect to any bond, debenture or similar title of indebtedness that may be issued by the Borrower or any Subsidiary and pledged in favor of the Secured Parties in connection with this Agreement. Notwithstanding the provisions of Section 32 of the An Act respecting the special powers of legal persons (Quebec), Morgan Stanley Senior Funding, Inc., as Administrative Agent may acquire and be the holder of any bond issued by the Borrower or any Subsidiary in connection with this Agreement (i.e., the fondé de pouvoir may acquire and hold the first bond issued under any deed of hypothec by the Borrower or any Subsidiary).

The Administrative Agent is hereby authorized to execute and deliver any documents necessary or appropriate to create and perfect the rights of pledge for the benefit of the Secured Parties including a right of pledge with respect to the entitlements to profits, the balance left after winding up and the voting rights of the Borrower as ultimate parent of any subsidiary of the Borrower which is organized under the laws of the Netherlands and the Equity Interests of which are pledged in connection herewith (a “Dutch Pledge”). Without prejudice to the provisions of this Agreement and the other Loan Documents, the parties hereto acknowledge and agree with the creation of parallel debt obligations of the Borrower or any relevant Subsidiary as will be described in any Dutch Pledge (the “Parallel Debt”), including that any payment received by the Administrative Agent in respect of the Parallel Debt will - conditionally upon such payment not subsequently being avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency, preference, liquidation or similar laws of general application - be deemed a satisfaction of a pro rata portion of the corresponding amounts of the Obligations, and any payment to the Secured Parties in satisfaction of the Obligations shall - conditionally upon such payment not subsequently being avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency, preference, liquidation or similar laws of general application - be deemed as satisfaction of the corresponding amount of the Parallel Debt. The parties hereto acknowledge and agree that, for purposes of a Dutch Pledge, any resignation by the Administrative Agent is not effective until its rights under the Parallel Debt are assigned to the successor Administrative Agent.

The parties hereto acknowledge and agree for the purposes of taking and ensuring the continuing validity of German law governed pledges (Pfandrechte) with the creation of parallel debt obligations of the Borrower as will be further described in a separate German law governed parallel debt undertaking. The Administrative Agent shall (i) hold such parallel debt undertaking as fiduciary agent (Treuhaender) and (ii) administer and hold as fiduciary agent (Treuhaender) any pledge created under a German law governed Collateral Document which is created in favor of any Secured Party or transferred to any Secured Party due to its accessory nature (Akzessorietaet), in each case in its own name and for the account of the Secured Parties. Each Lender, on its own behalf and on behalf of its affiliated Secured Parties, hereby authorizes the Administrative Agent to enter as its agent in its name and on its behalf into any German law governed Collateral Document, to accept as its agent in its name and on its behalf any pledge under such Collateral Document and to agree to and execute as agent in its name and on its behalf any amendments, supplements and other alterations to any such Collateral Document and to release any such Collateral Document and any pledge created under any such Collateral Document in accordance with the provisions herein and/or the provisions in any such Collateral Document.

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i) if to the Borrower, to it at 1400 Atwater Drive, Malvern, Pennsylvania 19355, Attention of Treasurer (Telecopy No. 484-216-3002; Telephone No. 484-216-6842);

(ii) if to the Administrative Agent, to it at Morgan Stanley Senior Funding, Inc., 1 Pierrepont Plaza, Brooklyn, NY, 11201, Attention of: Stephen Giacolone (Telecopy No. 212-507-6680) or such other office or person as the Administrative Agent may hereafter designate in writing as such to the other parties hereto;

(iii) if to the Issuing Bank, to it at Morgan Stanley Senior Funding, Inc., Morgan Stanley Senior Funding, Inc., 1 Pierrepont Plaza, Brooklyn, NY, 11201, Attention of: Stephen Giacolone (Telecopy No. (212) 507-6680) or such other office or person as the Issuing Bank may hereafter designate in writing as such to the other parties hereto;

(iv) if to the Swingline Lender, to it at Morgan Stanley Senior Funding, Inc., Morgan Stanley Senior Funding, Inc., 1 Pierrepont Plaza, Brooklyn, NY, 11201, Attention of: Stephen Giacolone (Telecopy No. (212) 507-6680) or such other office or person as the Swingline Lender may hereafter designate in writing as such to the other parties hereto; and

(v) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Except as provided in Section 2.20 with respect to an Incremental Amendment, Section 2.23 with respect to an Extension Amendment and Section 2.25 with respect to a Refinancing Amendment, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby; provided that (x) any amendment to the financial covenant definitions in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (ii) even if the effect of such amendment would be to reduce the rate of interest on any Loan or any L/C Disbursement or to reduce any fee payable hereunder and (y) that only the consent of the Required Lenders shall be necessary to reduce or waive any obligation of the Borrower to pay interest or fees at the applicable default rate set forth in Section 2.13(c), (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement (other than any reduction of the amount of, or any extension of the payment date for, the mandatory prepayments required under Section 2.11, in each case which shall only require the approval of the Required Lenders), or any interest thereon (other than interest payable at the applicable default rate of interest set forth in Section 2.13(c)), or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (iv) change Section 2.18(b) or (d) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definitions of “Required Lenders” or “Majority in Interest” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender (it being understood that, solely with the consent of the parties prescribed by Section 2.20 to be parties to an Incremental Amendment, Incremental Term Loans may be included in the determination of Required Lenders on substantially the same basis as the Commitments and the Revolving Loans are included on the Original Effective Date), (vi) release all or substantially all of the Subsidiary Guarantors from their obligations under the Subsidiary Guaranty without the written consent of each Lender, (vii) except as provided in clause (d) of this Section or in any Collateral Document, release all or substantially all of the Collateral, without the written consent of each Lender, or (viii) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class without the written consent of Lenders representing a Majority in Interest of each affected Class; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be.

(c) Notwithstanding the foregoing, this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (x) to add one or more credit facilities (in addition to the

Incremental Term Loans pursuant to an Incremental Amendment) to this Agreement and to permit extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Loans, the Term Loans, Incremental Term Loans and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Lenders.

(d) The Lenders hereby irrevocably authorize the Administrative Agent to release any Liens granted to the Administrative Agent by the Loan Parties on any Collateral (i) upon the termination of all the Commitments, payment and satisfaction in full in cash of all Secured Obligations (other than Unliquidated Obligations), and the cash collateralization of all Unliquidated Obligations in a manner satisfactory to the Administrative Agent, (ii) constituting property being sold or disposed of if the Borrower certifies to the Administrative Agent that the Disposition is made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property leased to the Borrower or any Subsidiary under a lease which has expired or been terminated in a transaction permitted under this Agreement, or (iv) as required to effect any Disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Article VII. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

(e) If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Borrower may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity (which is reasonably satisfactory to the Borrower and the Administrative Agent) shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, and (ii) the Borrower shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.15 and 2.17, (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender and (3) any amounts owing to such Lender pursuant to Section 2.12(d).

(f) Notwithstanding anything to the contrary herein the Administrative Agent may, with the consent of the Borrower only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency.

SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as Intralinks) of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all documented out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel (other than in-house counsel) for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and any other Loan Document, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit; provided, however, that in no event shall the Borrower be required to reimburse the Lenders for more than one counsel to the Administrative Agent (and up to one local counsel in each applicable jurisdiction and regulatory counsel) and one counsel for all of the other Lenders (and up to one local counsel in each applicable jurisdiction and regulatory counsel), unless a Lender or its counsel determines that it would create actual or potential conflicts of interest to not have individual counsel, in which case each Lender may have its own counsel which shall be reimbursed in accordance with the foregoing.

(b) Except in respect of Indemnified Taxes or Other Taxes otherwise covered by Section 2.17(c), the Borrower shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee (but excluding any Excluded Taxes), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any of its Related Indemnified Persons.

(c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, and each Revolving Lender severally agrees to pay to the Issuing Bank or the Swingline Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood that the Borrower’s failure to pay any such amount shall not relieve the Borrower of any default in the payment thereof); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Lender in its capacity as such.

(d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet) other than damages that are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any of its Related Indemnified Persons, or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e) All amounts due under this Section shall be payable not later than fifteen (15) days after written demand therefor.

SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (other than the Borrower and its Affiliates, except to the extent permitted in Section 2.24) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A) the Borrower (provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received written notice thereof); provided, further, that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;

(B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund; and

(C) the Issuing Bank; provided that no consent of the Issuing Bank shall be required for an assignment of all or any portion of a Term Loan.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning

Lender’s Commitment or Loans of any Class, the amount of the applicable Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (in the case of Revolving Commitments and Revolving Loans) or $1,000,000 (in the case of a Term Loan) unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, such fee to be paid by either the assigning Lender or the assignee Lender or shared between such Lenders;

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its affiliates and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws; and

(E) without the prior written consent of the Administrative Agent, no assignment shall be made to a prospective assignee that bears a relationship to the Borrower described in Section 108(e)(4) of the Code.

For the purposes of this Section 9.04(b), the term “Approved Fund” has the following meaning:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of and interest on the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive (absent manifest error), and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b), 2.18(e) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) (i) Any Lender may, without the consent of the Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities excluding the Borrower and its Affiliates (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (D) without the prior written consent of the Administrative Agent, no participation shall be sold to a prospective participant that bears a relationship to the Borrower described in Section 108(e)(4) of the Code. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(d) as though it were a Lender.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.17(e) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 9.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid (except for Unliquidated Obligations) or any Letter of Credit is outstanding (unless such Letter of Credit has been Cash Collateralized) and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

SECTION 9.06. Integration; Effectiveness. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective on the Restatement Effective Date.

SECTION 9.07. Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower or any Subsidiary Guarantor against any of and all of the Secured Obligations held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12. Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 9.12, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its Related Parties) to any swap, derivative or other transaction relating to the Borrower and its obligations, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the facilities evidenced by this Agreement or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the facilities evidenced by this Agreement, (h) with the prior written consent of the Borrower or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 9.12 or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.13. Release of Liens and Guarantees. A Subsidiary Guarantor shall automatically be released from its obligations under the Loan Documents upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Guarantor ceases to be a Restricted Subsidiary; provided that, if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise. Upon (a) any Disposition (other than any lease or license) by any Loan Party (other than to the Borrower or any Subsidiary) of any Collateral in a transaction permitted under this Agreement, (b) any Disposition by any Loan Party to a Receivables Entity of any Permitted Receivables Facility Assets in connection with a Permitted Receivables Facility or (c) the effectiveness of any written consent to the release of the security interest created under any Collateral Document in any Collateral pursuant to Section 9.02, the security interests in such Collateral created by the Collateral Documents shall be automatically released. In connection with any termination or release pursuant to this Section, the Administrative Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release in accordance with Section 9.02; provided, however, that (i) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent’s reasonable opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Secured Obligations or any Liens upon (or obligations of the Borrower or any Subsidiary in respect of) all interests retained by the Borrower or any Subsidiary, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent.

SECTION 9.14. USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “USA Patriot Act”) hereby notifies each Loan Party that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the USA Patriot Act.

SECTION 9.15. Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the Secured Parties, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession. Should any Lender (other than the Administrative Agent) obtain possession of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

SECTION 9.16. No Fiduciary Relationship. The Borrower, on behalf of itself and its Subsidiaries, agrees that, in connection with all aspects of the transactions contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) and any communications in connection therewith: (i) (A) the arranging and other services regarding this Agreement provided by the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Lenders and their Affiliates, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Lenders and their Affiliates is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) no Lender or any of its Affiliates has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except, in the case of a Lender, those obligations expressly set forth herein and in the other Loan Documents; and (iii) each of the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and no Lender or any of its Affiliates has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against each of the Lenders and their Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

ARTICLE X

COLLECTION ALLOCATION MECHANISM EXCHANGE

(a) On the CAM Exchange Date, (i) the Commitments shall automatically and without further act be terminated as provided in Article VII, (ii) the principal amount of each Revolving Loan and LC Disbursement denominated in a Foreign Currency shall automatically and without any further action required, be converted into Dollars determined using the Exchange Rates calculated as of the CAM Exchange Date, equal to the Dollar Amount of such amount and on and after such date all amounts accruing and owed to any Revolving Lender in respect of such Obligations shall accrue and be payable in Dollars at the rates otherwise applicable hereunder and (iii) the Revolving Lenders shall automatically and without further act be deemed to have exchanged interests in the Specified Obligations such that, in lieu of the interests of each Revolving Lender in the particular Specified Obligations that it shall own as of such date and prior to the CAM Exchange, such Revolving Lender shall own an interest equal to such Revolving Lender’s CAM Percentage in all the Specified Obligations. Each Revolving Lender, each Person acquiring a participation from any Revolving Lender as contemplated by Section 9.04, and the Borrower hereby consents and agrees to the CAM Exchange. Each of the Borrower and the Revolving Lenders agrees from time to time to execute and deliver to the Administrative Agent all such promissory notes and other instruments and documents as the Administrative Agent shall reasonably request to evidence and confirm the respective interests and obligations of the Revolving Lenders after giving effect to the CAM Exchange, and each Revolving Lender agrees to surrender any promissory notes originally received by it hereunder to the Administrative Agent against delivery of any promissory notes so executed and delivered; provided that the failure of the Borrower to execute or deliver or of any Revolving Lender to accept any such promissory note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange.

(b) As a result of the CAM Exchange, on and after the CAM Exchange Date, (i) each payment received by the Administrative Agent pursuant to any Loan Document in respect of the Specified Obligations shall be distributed to the Revolving Lenders pro rata in accordance with their respective CAM Percentages (to be redetermined as of each such date of payment or distribution to the extent required by paragraph (c) below) and (ii) Section 2.17(a) shall not apply with respect to any Taxes required to be withheld or deducted by the Borrower from or in respect of payments hereunder to any Revolving Lender or the Administrative Agent that exceed the Taxes the Borrower would have been required to withhold or deduct from or in respect of payments to such Revolving Lender or the Administrative Agent had such CAM Exchange not occurred.

(c) In the event that, on or after the CAM Exchange Date, the aggregate amount of the Specified Obligations shall change as a result of the making of an LC Disbursement by the Issuing Bank that is not reimbursed by the Borrower, then (i) each Revolving Lender (determined without giving effect to the CAM Exchange) shall, in accordance with Section 2.06(d), promptly purchase from the Issuing Bank the Dollar equivalent of a participation in such LC Disbursement in the amount of such Revolving Lender’s Applicable Percentage of such LC Disbursement (without giving effect to the CAM Exchange), (ii) the Administrative Agent shall redetermine the CAM Percentages after giving effect to such LC Disbursement and the purchase of participations therein by the applicable Revolving Lenders, and (iii) in the event distributions shall have been made in accordance with clause (i) of paragraph (b) above, the Revolving Lenders shall make such payments to one another in Dollars as shall be necessary in order that the amounts received by them shall be equal to the amounts they would have received had each LC Disbursement been outstanding immediately prior to the CAM Exchange. Each such redetermination shall be binding on each of the Borrower and Revolving Lenders and their successors and assigns and shall be conclusive absent manifest error.

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SCHEDULE 1.01

SPECIFIED LITIGATION

The following descriptions have been taken from the Borrower’s Form 10-K for the year ended December 31, 2012 (the “10-K”). These descriptions are summaries only. Please refer to the 10-K for complete disclosure.

1.	Vaginal Mesh Cases.

Since 2008, AMS, Inc., and more recently, in certain cases the Borrower or certain of its subsidiaries, have been named as defendants in multiple lawsuits in various federal and state courts, as well as in Canada, alleging personal injury resulting from use of transvaginal surgical mesh products designed to treat pelvic organ prolapse and stress urinary incontinence. Plaintiffs in these suits allege various personal injuries including chronic pain, incontinence and inability to control bowel function, and permanent deformities. On February 7, 2012, a multidistrict litigation (“MDL”) was formed, and cases pending in federal courts are now consolidated in the Southern District of West Virginia as part of MDL No. 2325. Similar cases in various state courts around the country are also currently pending. More specifically, as of February 20, 2013, approximately 5,100 mesh cases are currently pending against AMS, Inc. and/or the Borrower or certain of its subsidiaries. Litigation similar to that described above may also be brought by other plaintiffs in various jurisdictions. The majority of the currently pending cases are in the MDL.

In addition, the Borrower has been contacted regarding a civil investigation that has been initiated by a number of state attorneys general into mesh products, including transvaginal surgical mesh products designed to treat pelvic organ prolapse and stress urinary incontinence. The Borrower has not yet received a subpoena relating to this investigation, and at this time, the Borrower cannot predict or determine the outcome of this investigation or reasonably estimate the amount or range of amounts of fines or penalties, if any, that might result from a settlement or an adverse outcome from this investigation.

AMS, Inc. and the Borrower intend to vigorously contest all currently pending cases and any future cases that may be brought, if any, and to explore other options as appropriate in the best interests of AMS, Inc. and the Borrower. It is not possible at this time to determine with certainty the ultimate outcome of these matters or the effect of potential future claims. Nevertheless, the Borrower believes it is reasonably possible that the outcomes of such cases could result in losses in excess of insurance reimbursement levels that could have a material adverse effect on Borrower’s business, financial condition, results of operations and cash flows.

2.	Pricing Litigation

A number of cases were brought by state government entities that allege generally that the Borrower’s wholly-owned subsidiary, Endo Pharmaceuticals Inc. (“EPI”), and numerous other pharmaceutical companies reported false pricing information in connection with certain drugs that are reimbursable under Medicaid. These cases generally seek damages, treble damages, disgorgement of profits, restitution and attorneys’ fees.

As previously reported, a case pending in the 19th Judicial District, Parish of East Baton Rouge, Louisiana against EPI and numerous other pharmaceutical companies: State of Louisiana v. Abbott Laboratories, Inc., et al. contained allegations similar to those described above. Without admitting any liability or wrongdoing, in the third quarter of 2012, EPI and the State of Louisiana have reached an agreement to resolve this case for a total of approximately $4.6 million. On July 1, 2011, the Texas Attorney General’s Office issued a Civil Investigative Demand (“CID”) to Qualitest Pharmaceuticals, Inc. and to EPI inquiring into activities in Texas that are similar to those contained in the allegations described above. Without admitting any liability or wrongdoing, in the third quarter of 2012, Qualitest Pharmaceuticals, EPI and the State of Texas have reached an agreement to resolve this matter for a total of $25.0 million. The Borrower recorded corresponding charges for these amounts in the 2012 Consolidated Statement of Operations as Litigation-related and other contingencies.

Additionally, there is a previously reported case pending in the Third Judicial District Court of Salt Lake County, Utah against EPI and numerous other pharmaceutical companies: State of Utah v. Actavis US, Inc., et al.

EPI intends to contest the above unresolved case vigorously and to explore other options as appropriate in the best interests of the Borrower. Litigation similar to that described above may also be brought by other plaintiffs in various jurisdictions. However, the Borrower cannot predict the timing or outcome of any such litigation, or whether any such litigation will be brought against the Borrower or its subsidiaries.

3.	Impax Settlement Agreement

Pursuant to the June 2010 Settlement and License Agreement (the “Impax Settlement Agreement”) with Impax Laboratories Inc. (“Impax”), EPI agreed to provide a payment to Impax should prescription sales of the non-crush resistant formulation of Opana® ER, as defined in the Impax Settlement Agreement, fall below a predetermined contractual threshold in the quarter immediately prior to the date on which Impax was authorized to launch its generic version of the non-crush resistant formulation of Opana® ER, which occurred on January 2, 2013. During the first quarter of 2012, the Novartis shut-down of its Lincoln, Nebraska manufacturing facility and resulting lack of 2012 oxymorphone active pharmaceutical ingredient (“API”) quota granted by the DEA to Novartis caused EPI to attempt an accelerated launch of the crush-resistant formulation of Opana® ER. While significant uncertainties existed throughout the first quarter of 2012 about the Borrower’s ability to rapidly ramp up production of the formulation designed to be crush-resistant and produce finished goods at a new, untested manufacturing facility in a very short period of time, the Borrower was able to do so in March 2012. Accordingly, the Borrower recognized a liability under the Impax Settlement Agreement upon the Borrower’s sale of the formulation designed to be crush-resistant, which occurred in March 2012. The total charge of $102.0 million was recorded in Cost of Revenues in the Borrower’s 2012 Consolidated Financial Statements.

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SCHEDULE 2.01

COMMITMENTS

LENDER	2016 DOLLAR TRANCHE COMMITMENT	2018 DOLLAR TRANCHE COMMITMENT	2016 MULTICURRENCY TRANCHE COMMITMENT	2018 MULTICURRENCY TRANCHE COMMITMENT
Morgan Stanley Bank, N.A.	$0	$0	$0	$50,750,000
Bank of America, N.A.	$0	$0	$0	$50,750,000
Citibank, N.A.	$0	$0	$0	$43,000,000
Barclays Bank PLC	$0	$0	$0	$43,000,000
Credit Suisse AG, Cayman Islands Branch	$0	$0	$0	$43,000,000
Deutsche Bank AG New York Branch	$0	$0	$0	$34,000,000
DNB Bank ASA, Grand Cayman Branch	$0	$0	$0	$34,000,000
Royal Bank of Canada	$0	$0	$0	$34,000,000
SunTrust Bank	$0	$0	$0	$34,000,000
Sumitomo Mitsui Banking Corporation	$0	$0	$0	$23,750,000
TD Bank, N.A.	$0	$0	$0	$23,750,000
Fifth Third Bank	$0	$0	$0	$18,750,000
PNC Bank, National Association	$0	$0	$0	$14,750,000
Wells Fargo Bank, National Association	$0	$0	$0	$12,500,000
Union Bank, N.A.	$0	$0	$0	$10,000,000
Credit Industriel et Commercial	$0	$6,250,000	$0	$0
First Niagara Bank, N.A.	$0	$6,250,000	$0	$0
Raymond James Bank, N.A.	$0	$6,250,000	$0	$0
U.S. Bank National Association	$0	$0	$0	$6,250,000
Mega International Commercial Bank Co., Ltd., New York Branch	$0	$2,500,000	$0	$0
TriState Capital Bank	$0	$2,500,000	$0	$0
AGGREGATE COMMITMENTS	$0	$23,750,000	$0	$476,250,000

SCHEDULE 2.02

MANDATORY COST FORMULAE

1.	The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.	On the first day of each Interest Period (or as soon as possible thereafter) the Administrative Agent shall calculate, as a percentage rate, a rate (the “Associated Costs Rate”) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Administrative Agent as a weighted average of the Lenders’ Associated Costs Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3.	The Associated Costs Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Administrative Agent. This percentage will be certified by that Lender in its notice to the Administrative Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender’s participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4.	The Associated Costs Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Administrative Agent as follows:

(a)	in relation to a Loan in Pounds Sterling:

AB + C(B – D) + E × 0.01	per cent. per annum
100 – ( A + C)

(b)	in relation to a Loan in any currency other than Pounds Sterling:

E × 0.01	per cent. per annum.
300

Where:

A	is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B	is the percentage rate of interest (excluding the Applicable Rate and the Mandatory Cost and, if the Loan is an Unpaid Sum, the additional rate of interest specified in Section 2.13(c)) payable for the relevant Interest Period on the Loan.

C	is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

D	is the percentage rate per annum payable by the Bank of England to the Administrative Agent on interest bearing Special Deposits.

E	is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Administrative Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Administrative Agent pursuant to paragraph 7 below and expressed in Pounds Sterling per £1,000,000.

5.	For the purposes of this Schedule:

(a)	“Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)	“Facility Office” means in respect of a Lender or the Issuing Bank, the office or offices notified by such Lender or the Issuing Bank to the Administrative Agent in writing on or before the date it becomes a Lender or the Issuing Bank (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

(c)	“Fees Rules” means the rules on periodic fees contained in the Financial Services Authority Fees Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(d)	“Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate);

(e)	“Participating Member State” means any member state of the European Union that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to economic and monetary union.

(f)	“Reference Banks” means, in relation to Mandatory Cost, the principal London offices of Morgan Stanley Senior Funding, Inc. and Bank of America, N.A. or their respective Affiliates or (in each case) such other banks as may be appointed by the Administrative Agent in consultation with the Borrower.

(g)	“Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

(h)	“Unpaid Sum” means any sum due and payable but unpaid by any Loan Party under the Loan Documents.

6.	In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

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7.	If requested by the Administrative Agent, the Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Administrative Agent, the rate of charge payable by the Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by the Reference Bank as being the average of the Fee Tariffs applicable to the Reference Bank for that financial year) and expressed in Pounds Sterling per £1,000,000 of the Tariff Base of the Reference Bank.

8.	Each Lender shall supply any information required by the Administrative Agent for the purpose of calculating its Associated Costs Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

(a) the jurisdiction of its Facility Office; and

(b) any other information that the Administrative Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Administrative Agent of any change to the information provided by it pursuant to this paragraph.

9.	The percentages of each Lender for the purpose of A and C above and the rates of charge of the Reference Bank for the purpose of E above shall be determined by the Administrative Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Administrative Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

10.	The Administrative Agent shall have no liability to any Person if such determination results in an Associated Costs Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11.	The Administrative Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Associated Costs Rate for each Lender based on the information provided by any Lender or the Reference Bank pursuant to paragraphs 3, 7 and 8 above.

12.	Any determination by the Administrative Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Associated Costs Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

13.	The Administrative Agent may from time to time, after consultation with the Borrower and the relevant Lenders, determine and notify to all parties hereto any amendments which are required to be made to this Schedule 2.02 in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

3

Schedule 2.06

Existing Letters of Credit

1. Letter of Credit number 6644/S22450 in the face amount of $100,000.00 for the benefit of the Maryland Board of Pharmacy issued by the Royal Bank of Canada with an expiration date of December 14, 2013.

2. Letter of Credit number 6644/S24409 in the face amount of $623,600.00 for the benefit of Huntsville Utilities issued by the Royal Bank of Canada with an expiration date of August 11, 2013.

3. Letter of Credit number 6644/S24410 in the face amount of $18,500.00 for the benefit of Huntsville Utilities issued by the Royal Bank of Canada with an expiration date of August 11, 2013.

4. Letter of Credit number 6644/S24437 in the face amount of $100,000.00 for the benefit of the Arizona State Board of Pharmacy issued by the Royal Bank of Canada with an expiration date of October 28, 2013.

5. Letter of Credit number 6644/S24438 in the face amount of $100,000.00 for the benefit of the Oregon Board of Pharmacy issued by the Royal Bank of Canada with an expiration date of October 28, 2013.

6. Letter of Credit number 6644/S24439 in the face amount of $100,000.00 for the benefit of the Nevada State Board of Pharmacy issued by the Royal Bank of Canada with an expiration date of October 28, 2013.

7. Letter of Credit number 6644/S24440 in the face amount of $100,000.00 for the benefit of the Nebraska Board of Pharmacy issued by the Royal Bank of Canada with an expiration date of October 28, 2013.

8. Letter of Credit number 6644/S24441 in the face amount of $100,000.00 for the benefit of the State of Indiana Board of Pharmacy issued by the Royal Bank of Canada with an expiration date of October 28, 2013.

9. Letter of Credit number 6644/S24442 in the face amount of $100,000.00 for the benefit of the California State Board Pharmacy issued by the Royal Bank of Canada with an expiration date of October 28, 2013.

10. Letter of Credit number 6644/S24443 in the face amount of $5,000.00 for the benefit of the State of Wisconsin issued by the Royal Bank of Canada with an expiration date of October 29, 2013.

11. Letter of Credit number 2012050100 in the face amount of $100,000.00 for the benefit of the Western Surety Company issued by Morgan Stanley with an expiration date of April 30, 2014.

12. Letter of Credit number 6644/S24449 in the face amount of $100,000.00 for the benefit of the Maryland Board of Pharmacy issued by the Royal Bank of Canada with an expiration date of December 14, 2013.

13. Letter of Credit number 6644/S24533 in the face amount of $100,000.00 for the benefit of the Wyoming State Board of Pharmacy issued by the Royal Bank of Canada with an expiration date of May 12, 2014.

14. Letter of Credit number 2012041800 in the face amount of 50,000.00 € for the benefit of Meridian VAT LC issued by Morgan Stanley with an expiration date of April 17, 2014.

SCHEDULE 3.01

SUBSIDIARIES

(*) - Subsidiary Guarantor

Subsidiary	Owner	Material Subsidiary: Yes / No	Unrestricted Subsidiary: Yes / No	Jurisdiction	Organizational Form	Percentage Ownership

*Endo Pharmaceuticals Inc.	Endo Health Solutions Inc.	Yes	No	Delaware	Corporation	100%

Endo Pharma Canada Inc.	Endo Pharmaceuticals Inc.	No	No	New Brunswick	Corporation	100%

Endo Inc.	Endo Health Solutions Inc.	No	No	Delaware	Corporation	100%

Endo Pharma Ireland Limited	Endo Pharmaceuticals Inc.	No	No	Dublin	Limited Company	100%

*Endo Pharmaceuticals Solutions Inc.	Endo Pharmaceuticals Inc.	Yes	No	Delaware	Corporation	100%

CPEC LLC	Endo Pharmaceuticals Solutions Inc.	No	No	Delaware	LLC	100%

IPI Management Corp.	Endo Pharmaceuticals Solutions Inc.	No	No	Massachusetts	Corporation	100%

*Endo Pharmaceuticals Valera Inc.	Endo Pharmaceuticals Solutions Inc.	Yes	No	Delaware	Corporation	100%

*Ledgemont Royalty Sub LLC	Endo Pharmaceuticals Solutions Inc.	Yes	No	Delaware	LLC	100%

HealthTronics, Inc.	Endo Health Solutions Inc.	No	Yes	Georgia	Corporation	100%

*Generics International (US Parent), Inc.	Endo Pharmaceuticals Inc.	No	No	Delaware	Corporation	100%

*Generics International (US Midco), Inc.	Generics International (US Parent), Inc.	No	No	Delaware	Corporation	100%

Subsidiary	Owner	Material Subsidiary: Yes / No	Unrestricted Subsidiary: Yes / No	Jurisdiction	Organizational Form	Percentage Ownership

*Generics International (US Holdco), Inc.	Generics International (US Parent), Inc.	No	No	Delaware	Corporation	100%

*Generics International (US), Inc.	Generics International (US Parent), Inc.	Yes	No	Delaware	Corporation	100%

*Generics Bidco I, LLC	Generics International (US), Inc.	Yes	No	Delaware	LLC	100%

*Vintage Pharmaceuticals, LLC	Generics International (US), Inc.	Yes	No	Delaware	LLC	100%

*Generics Bidco II, LLC	Generics International (US), Inc.	No	No	Delaware	LLC	100%

*Moores Mill Properties, L.L.C.	Generics International (US), Inc.	No	No	Delaware	LLC	100%

*Wood Park Properties LLC	Generics International (US), Inc.	No	No	Delaware	LLC	100%

*Quartz Specialty Pharmaceuticals, LLC	Generics Bidco I, LLC Vintage Pharmaceuticals, LLC	No	No	Delaware	LLC	50% 50%

ClariPath Laboratories, Inc. n/k/a HealthTronics Laboratory Solutions, Inc.	HealthTronics, Inc.	No	Yes	DE	Corporation	100%

Endocare, Inc.	HealthTronics, Inc.	No	Yes	DE	Corporation	100%

Healthtronics GmbH	HealthTronics, Inc.	No	Yes	Switzerland	LLC	100%

HealthTronics Group, LP f/k/a Prime Medical Management, LP	HealthTronics, Inc.	No	Yes	DE	LP	100%

HT Cryosurgery Management Company, LLC	Advanced Medical Partners, Inc.	No	Yes	DE	LLC	100%

Subsidiary	Owner	Material Subsidiary: Yes / No	Unrestricted Subsidiary: Yes / No	Jurisdiction	Organizational Form	Percentage Ownership

HT Lithotripsy Management Company, L.L.C.	HealthTronics, Inc.	No	Yes	DE	LLC	100%

HT Prostate Services, L.L.C.	HealthTronics, Inc.	No	Yes	DE	LLC	100%

HT Prostate Therapy Management Company, L.L.C.	HealthTronics, Inc.	No	Yes	DE	LLC	100%

Litho Management, Inc.	HealthTronics, Inc.	No	Yes	TX	Corporation	100%

Lithotripters, Inc.	HealthTronics, Inc.	No	Yes	NC	Corporation	100%

Medstone International Inc.	HealthTronics, Inc.	No	Yes	DE	Corporation	100%

Prime Medical Operating, Inc. f/k/a Prime Medical Services, Inc. f/k/a C.P. Rehab Corp.	HealthTronics, Inc.	No	Yes	DE	Corporation	100%

Surgicenter Management, Inc.	HealthTronics, Inc.	No	Yes	DE	Corporation	100%

HealthTronics Medical, L.L.C.	HealthTronics Service Center	No	Yes	DE	LLC	100%

HMT High Medical Technologies AG	HMT Holding AG	No	Yes	Switzerland	Corporation	100%

HMT Holding AG	HealthTronics GmbH	No	Yes	Switzerland	Corporation	100%

INnMed, LLC	HT Cryosurgery Management Company, LLC	No	Yes	CO	LLC	100%

Advanced Medical Partners in Radiation, LLC	Lithotripters, Inc.	No	Yes	DE	LLC	100%

Subsidiary	Owner	Material Subsidiary: Yes / No	Unrestricted Subsidiary: Yes / No	Jurisdiction	Organizational Form	Percentage Ownership

Florida Laser Partners, L.P.	HT Prostate Therapy Management Company, LLC	No	Yes	DE	LP	99.99% GP1

HealthTronics Service Center, L.L.C. f/k/a HealthTronics Service Center, Inc. f/k/a/ Prime Service Center, Inc. f/k/a Prime Cardiac Rehabilitation Services, Inc.	Lithotripters, Inc.	No	Yes	DE	LLC	100%

HealthTronics Urology Services, L.L.C. (in NY d/b/a Healthtronics Urology Equipment LLC)	Lithotripters, Inc.	No	Yes	DE	LLC	100%

Keystone ABG, LLC	Lithotripters, Inc.	No	Yes	PA	LLC	100%

West Coast Cambridge Inc. dba Litho Management Associates	Litho Group, Inc.	No	Yes	CA	Corporation	100%

Amcare Health Services, Inc.	Litho Group, Inc.	No	Yes	PA	Corporation	100%

Amcare, Inc.	Litho Group, Inc.	No	Yes	CA	Corporation	100%

Integrated Lithotripsy of Georgia, LLC	HT Lithotripsy Management Company, LLC	No	Yes	GA	LLC	100%

Midwest Cambridge, Inc. f/k/a Integrated Health Services at Whispering Meadows, Inc.	Litho Group, Inc.	No	Yes	IL	Corporation	100%

T2 Lithotripter Investment, Inc.	Litho Group, Inc.	No	Yes	DE	Corporation	100%

[1]	0.01% Lithotripters, Inc. (sole limited partner)

Subsidiary	Owner	Material Subsidiary: Yes / No	Unrestricted Subsidiary: Yes / No	Jurisdiction	Organizational Form	Percentage Ownership

Advanced Medical Partners, Inc. (d/b/a CryoSyndicators In Michigan, NH, OK, & RI and d/b/a CryoSyndicators Incorporated in Nebraska)	Litho Management, Inc.	No	Yes	DE	Corporation	100%

KCPR, LLC	Amcare Health Services, Inc.	No	Yes	TX	LLC	100%

Litho Group, Inc. d/b/a Lithotripsy Management Associates	HT Lithotripsy Management Company, LLC	No	Yes	DE	Corporation	100%

Midwest Urologic Laser Services, LLC	Amcare, Inc.	No	Yes	DE	LLC	100%

Midwest Urologic Laser, LLC	Midwest Urologic Stone Unit Limited Partnership	No	Yes	DE	LLC	100%

NGST, Inc.	Prime Lithotripter Operations, Inc.	No	Yes	TN	Corporation	100%

P1 Mobile Solutions, LLC	HT Cryosurgery Management Company, LLC	No	Yes	CO	LLC	100%

Prime Kidney Stone Treatment, Inc. f/k/a Fazio Consulting, Inc.	Prime Lithotripsy Services, Inc.	No	Yes	NJ	Corporation	100%

Prime Lithotripter Operations, Inc.	Prime Medical Operating, Inc.	No	Yes	NY	Corporation	100%

Sun Medical Technologies, Inc.	Prime Medical Operating, Inc.	No	Yes	CA	Corporation	100%

Prime Lithotripsy Services, Inc.	Prime Medical Operating, Inc.	No	Yes	NY	Corporation	100%

Prostate Laser Technologies, L.L.C.	HT Prostate Therapy Management Company, LLC	No	Yes	LA	LLC	100%

Subsidiary	Owner	Material Subsidiary: Yes / No	Unrestricted Subsidiary: Yes / No	Jurisdiction	Organizational Form	Percentage Ownership

U.S. Surgical Services, LLC	HT Cryosurgery Management Company, LLC	No	Yes	TN	LLC	100%

Greater Nebraska Lithotripsy, L.L.C.	HT Lithotripsy Management Company, LLC	No	Yes	NE	LLC	55.90%[2]

High Plains Lithotripsy, L.L.C.	HT Lithotripsy Management Company, LLC	No	Yes	NE	LLC	53.44%[3]

Mid America Cryotherapy, LP	Advanced Medical Partners, Inc.	No	Yes	TX	LP	79.99%: AMPI LP4

Ocean Radiation Therapy, Inc.	HealthTronics, Inc.	No	Yes	DE	Corporation	100%

OssaTron Services of Southern Kansas, L.P.	SurgiCenter Management, Inc.	No	Yes	DE	LP	100%

OssaTronics of Houston, LLC	SurgiCenter Management, Inc.	No	Yes	DE	LLC	55%[5]

Uropath, LLC (n/k/a HealthTronics Laboratory Solutions, LLC)	HealthTronics Laboratory Solutions, Inc.	No	Yes	TX	LLC	100%

Southeast Cryotherapy LP	Lithotripters, Inc.	No	Yes	TX	LP	50%[6]

American Cryogenic Equipment, LLC	HT Cryosurgery Management Company, LLC	No	Yes	PA	LLC	100%

Medstone International Inc.	HealthTronics, Inc.	No	Yes	DE	Corporation	100%

[2]	44.1% owned by physician investors
[3]	46.56% owned by physician investors
[4]	99.990%: AMPI and 0.010%: HT Cryosurgery Management Company, LLC
[5]	45% owned by physician investors
[6]	20% Advanced Medical Partners, Inc. (“AMPI”) GP, 10% AMPI LP and 20% owned by physician investors

Subsidiary	Owner	Material Subsidiary: Yes / No	Unrestricted Subsidiary: Yes / No	Jurisdiction	Organizational Form	Percentage Ownership

Mid Atlantic Cryo Therapy Associates, LLC	HT Cryosurgery Management Company, LLC	No	Yes	PA	LLC	100%

HealthTronics Information Technology Solutions, Inc.	HealthTronics, Inc.	No	Yes	DE	Corporation	100%

HealthTronics Data Solutions, LLC	HealthTronics, Inc.	No	Yes	DE	LLC	100%

HealthTronics Lithotripsy Services, LLC	HealthTronics, Inc.	No	Yes	UT	LLC	100%

Cryo Management Services, Inc.	HT Cryosurgery Management Company, LLC	No	Yes	DE	Corporation	100%

Cryo Services Plus, Inc.	HT Cryosurgery Management Company, LLC	No	Yes	TX	Corporation	100%

CryoSource, Inc.	HT Cryosurgery Management Company, LLC	No	Yes	DE	Corporation	100%

T&O Diagnostics, Inc.	HT Cryosurgery Management Company, LLC	No	Yes	TX	Corporation	100%

Urocare, Inc.	HT Cryosurgery Management Company, LLC	No	Yes	DE	Corporation	100%

Urosource Mobile Medical Solutions, Inc.	HT Cryosurgery Management Company, LLC	No	Yes	TX	Corporation	100%

Trellis Healthcare Consulting, L.L.C.	HealthTronics Information Technology Solutions, Inc.	No	Yes	CO	LLC	100%

HT Cryo Solutions, LLC	HealthTronics, Inc.	No	Yes	DE	LLC	100%

Subsidiary	Owner	Material Subsidiary: Yes / No	Unrestricted Subsidiary: Yes / No	Jurisdiction	Organizational Form	Percentage Ownership

*American Medical Systems Holdings, Inc.	Endo Health Solutions Inc.	Yes	No	DE	Corporation	100%

*American Medical Systems, Inc.	American Medical Systems Holdings, Inc.	Yes	No	DE	Corporation	100%

*AMS Research Corporation	American Medical Systems, Inc.	Yes	No	DE	Corporation	100%

*AMS Sales Corporation	American Medical Systems, Inc.	Yes	No	DE	Corporation	100%

*Laserscope	American Medical Systems, Inc.	Yes	No	CA	Corporation	100%

AMS India, Inc.	AMS Sales Corporation	No	No	DE	Corporation	100%

American Medical Systems Australia Pty Ltd	American Medical Systems, Inc.	No	No	Australia	Corporation	100%

AMS Bermuda ULC	American Medical Systems, Inc.	No	No	Bermuda	Exempted Unlimited Liability Company	100%

AMS Medical Technologies ULC	American Medical Systems, Inc. AMS Bermuda ULC	No	No	Ireland	Private Unlimited Company Non-resident Irish Company	99% 1%

AMS Medical Systems Ireland Limited	AMS Medical Technologies ULC	No	No	Ireland	Ireland Limited Company by Shares	100%

AMS-American Medical Systems do Brasil Produtos Urologicos e Ginecologicos Ltda	American Medical Systems, Inc. American Medical Systems Canada, Inc.	No	No	Brazil	Limited Liability Corporation	99% 1%

American Medical Systems Canada Inc.	American Medical Systems, Inc.	No	No	Canada	Corporation	100%

Subsidiary	Owner	Material Subsidiary: Yes / No	Unrestricted Subsidiary: Yes / No	Jurisdiction	Organizational Form	Percentage Ownership

American Medical Systems Luxembourg S.à r.l.	American Medical Systems, Inc.	No	No	Luxembourg	Corporation	100%

American Medical Systems Benelux BVBA	American Medical Systems Luxembourg S.à r.l.	No	No	Belgium	Corporation	100%

American Medical Systems Europe B.V.	American Medical Systems Luxembourg S.à r.l.	No	No	Netherlands	Corporation	100%

American Medical Systems Deutschland GmbH	American Medical Systems Europe B.V.	No	No	Germany	Corporation	100%

American Medical Systems France S.A.S.	American Medical Systems Luxembourg S.à r.l.	No	No	France	Joint Stock Company Simplified	100%

American Medical Systems Iberica S.L.	American Medical Systems Luxembourg S.à r.l.	No	No	Spain	Limited Liability Corporation	100%

AMS Japan, Inc.	AMS Sales Corporation	No	No	Japan	Corporation	100%

AMS Sverige AB	American Medical Systems Luxembourg S.à r.l.	No	No	Sweden	Private Limited Company	100%

American Medical Systems UK Ltd.	American Medical Systems Luxembourg S.à r.l.	No	No	United Kingdom	Private Limited Company	100%

SCHEDULE 3.06

MATERIAL LITIGATION

NONE

SCHEDULE 3.07

COMPLIANCE WITH LAWS

As previously reported, in January 2007 and April 2011, the Borrower received subpoenas issued by the United States Department of Health and Human Services (HHS), Office of Inspector General (OIG) and the United States Department of Justice (DOJ), respectively. The subpoenas request documents relating to Lidoderm® (lidocaine patch 5%), focused primarily on the sale, marketing and promotion of Lidoderm®. In late 2012, without admitting any liability or wrongdoing, the Borrower reached a tentative agreement with the HHS-OIG, DOJ and participating state entities to resolve this matter for a total of approximately $194.0 million. The settlement remains subject to further negotiation of specific terms and to final approval by the federal government and participating state entities, and accordingly, there is no assurance that a resolution will occur. The Borrower has cooperated fully and continues to cooperate with the government’s investigation. Settlements of these investigations have commonly resulted in the payment of substantial damages and fines to the government for alleged civil and criminal violations, and have commonly included a corresponding plea agreement or deferred prosecution agreement, and entry into a Corporate Integrity Agreement with the HHS-OIG.

SCHEDULE 6.01

EXISTING INDEBTEDNESS

1.	$514,000 - 3.25% Convertible Senior Subordinated Notes due 2036 of American Medical Systems, Inc.

2.	$72,000 - 4.00% Convertible Senior Subordinated Notes due 2041 of American Medical Systems, Inc.

3.	Indebtedness of approximately $800,000 pursuant to the Master Unified Lease Agreement dated January 2013, between Canon Business Solutions, Inc. and Endo Pharmaceuticals Inc.

SCHEDULE 6.02

EXISTING LIENS

AMERICAN MEDICAL SYSTEMS, INC.

Uniform Commercial Code Filings

Secured Party	Original Filing Number	Original Filing Date	State of Filing	Collateral
Canon Financial Services	2010 0008544	1/4/2010	Delaware	True Lease
CooperSurgical, Inc.	2010 0627558	2/24/2010	Delaware	Specific Inventory and Equipment
US Bancorp	2010 1496821	4/29/2010	Delaware	Specific Equipment
Canon Financial Services	2011 2586132	7/6/2011	Delaware	Specific Equipment

LASERSCOPE

Uniform Commercial Code Filings

Secured Party	Original Filing Number	Original Filing Date	State of Filing	Collateral
Dell Financial Services L.P.	06-7071401652	5/24/2006	California	True Lease

ENDO PHARMACEUTICALS INC.

Uniform Commercial Code Filings

Secured Party	Original Filing Number	Original Filing Date	State of Filing	Collateral
Key Equipment Finance Inc.	20081483443	4/29/2008	Delaware	Specific Lease Equipment
De Lage Landen Financial Services, Inc.	20011158875	3/30/2011	Delaware	Specific Equipment

Equipment lien pursuant to the Master Unified Lease Agreement dated January 2013, between Canon Business Solutions, Inc. and Endo Pharmaceuticals Inc.

GENERICS INTERNATIONAL (US), INC.

Uniform Commercial Code Filings

Secured Party	Original Filing Number	Original Filing Date	State of Filing	Collateral
De Lage Landen Financial Services, Inc.	20094176126	12/30/2009	Delaware	Specific Equipment

SCHEDULE 6.03

INTERCOMPANY REORGANIZATIONS

The transfer of the operations with respect to the AMS US service business line for green light and other laser therapies support from AMS and certain of its subsidiaries to HealthTronics, Inc. and other Unrestricted Subsidiaries pursuant to intercompany service arrangements.

The transfer by HealthTronics, Inc. and other Unrestricted Subsidiaries to AMS or its subsidiary of the business line and related assets of Endocare, Inc.

SCHEDULE 6.04

EXISTING INVESTMENTS

1.	Endo Pharmaceuticals Inc.’s investment in Durect Corporation.

2.	Endo Pharmaceuticals Inc.’s investment in Life Sciences Opportunities Fund (Institutional) II, L.P.

3.	Endo Pharmaceuticals Solutions Inc.’s investment in Arca biopharma, Inc.

4.	Endo Pharmaceuticals Solutions Inc.’s investment in CPEC LLC.

5.	Endo Pharmaceuticals Solutions Inc.’s investment in Aeolus Pharmaceuticals, Inc.

6.	American Medical Systems Inc.’s investment in NxThera Inc.

SCHEDULE 6.08

EXISTING RESTRICTIONS

Endo Pharmaceuticals Inc. has assets in a Rabbi Trust that are restricted for use to pay benefits to a former CEO of Penwest Pharmaceuticals Co. The Trustee under this arrangement is Wells Fargo and the asset value as of February 28, 2013 is $2,138,077.

EXHIBIT A

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1. Assignor:

2. Assignee:
[and is an Affiliate/Approved Fund of [identify Lender]1]

3. Borrower(s):	Endo Health Solutions Inc.

4. Administrative Agent:	Morgan Stanley Senior Funding, Inc. as the administrative agent under the Credit Agreement

5. Credit Agreement:	The Amended and Restated Credit Agreement dated as of June 17, 2011, as amended and restated as of March 26, 2013, among Endo Health Solutions Inc., the Lenders and Morgan Stanley Senior Funding, Inc., as Administrative Agent

[1]	Select as applicable.

6.	Assigned Interest:

Facility Assigned[2]	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/Loans[3]
	$	$		%
	$	$		%
	$	$		%

Effective Date:             , 20      [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

Consented to and Accepted:

MORGAN STANLEY SENIOR FUNDING, INC.,as Administrative Agent

By:
Title:

MORGAN STANLEY BANK, N.A., as Issuing Bank

By:
Title:

[2]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g., “Revolving Commitment”, “Term Loan Commitment”, etc.).
[3]	Set forth, so at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

2

Consented to:

[ENDO HEALTH SOLUTIONS INC.][1]

By:
Title:

[1]	To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

ANNEX I

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee, and (vi) it does not bear a relationship to the Borrower described in Section 108(e)(4) of the Code; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B

LIST OF CLOSING DOCUMENTS

ENDO HEALTH SOLUTIONS INC.

CREDIT FACILITIES

March 26, 2013

LIST OF CLOSING DOCUMENTS5

1.	Amendment and Restatement Agreement, by and among Endo Health Solutions Inc., a Delaware corporation (the “Borrower”), the Lenders party thereto and Morgan Stanley Senior Funding, Inc., in its capacity as Administrative Agent for itself and the other Lenders (the “Administrative Agent”), attaching the Amended and Restated Credit Agreement (the “Restated Credit Agreement”) by and among the Borrower, the Lenders and the Administrative Agent.

SCHEDULES

Schedule 1.01	—	Specified Litigation
Schedule 2.01	—	Commitments
Schedule 2.02	—	Mandatory Cost
Schedule 2.06	—	Existing Letters of Credit
Schedule 3.01	—	Subsidiaries
Schedule 3.06	—	Material Litigation
Schedule 3.07	—	Compliance with Laws
Schedule 6.01	—	Existing Indebtedness
Schedule 6.02	—	Existing Liens
Schedule 6.01	—	Intercompany Reorganizations
Schedule 6.04	—	Existing Investments
Schedule 6.08	—	Existing Restrictions

EXHIBITS

Exhibit A	—	Form of Assignment and Assumption
Exhibit B	—	List of Closing Documents
Exhibit C	—	Auction Procedures

2.	Certificate of the Secretary or an Assistant Secretary of each Loan Party certifying (i) that there have been no changes in the Certificate of Incorporation or other charter document of such Loan Party, as attached thereto and as certified as of a recent date by the Secretary of State of the jurisdiction of its organization, since the date of the certification thereof by such secretary of state, (ii) the By-Laws or other applicable organizational document, as attached thereto, of such Loan Party as in effect on the date of such certification, (iii) resolutions of the

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Each capitalized term used herein and not defined herein shall have the meaning assigned to such term in the above-defined Credit Agreement. Items appearing in bold and italics shall be prepared and/or provided by the Borrower and/or Borrower’s counsel.

Board of Directors or other governing body of such Loan Party authorizing the execution, delivery and performance of each Loan Document to which it is a party, and (iv) the names and true signatures of the incumbent officers of each Loan Party authorized to sign the Loan Documents to which it is a party, and (in the case of the Borrower) authorized to request a Borrowing or the issuance of a Letter of Credit under the Restated Credit Agreement.

3.	Good Standing Certificate for each Loan Party from the Secretary of State of the jurisdiction of its organization.

4.	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Loan Parties.

5.	A Certificate signed by a Financial Officer of the Borrower certifying: all of the representations and warranties of the Borrower set forth in the Restated Credit Agreement are true and correct in all material respects (other than to the extent qualified by materiality or “Material Adverse Effect”, in which case, such representations and warranties are true and correct), except in the case of any such representation and warranty that expressly relates to an earlier date, in which case such representation and warranty is true and correct in all material respects, other than to the extent qualified by materiality or “Material Adverse Effect”, in which case such representation and warranty is true and correct on and as of such earlier date and (b) no Default or Event of Default has occurred and is continuing.

EXHIBIT C

AUCTION PROCEDURES

This Exhibit C is intended to summarize certain basic terms of the modified Dutch auction (an “Auction”) procedures pursuant to and in accordance with the terms and conditions of Section 2.24 of the Credit Agreement, of which this Exhibit C is a part. It is not intended to be a definitive statement of all of the terms and conditions of an Auction, the definitive terms and conditions for which shall be set forth in the applicable offering document. None of the Administrative Agent, the Auction Manager, or any of their respective affiliates or any officers, directors, employees, agents or attorneys-in-fact of such Persons (together with the Administrative Agent and its affiliates, the “Agent-Related Person”) makes any recommendation pursuant to any offering document as to whether or not any Lender should sell its Term Loans to the Borrower pursuant to any offering documents, nor shall the decision by the Administrative Agent, the Auction Manager or any other Agent-Related Person (or any of their affiliates) in its respective capacity as a Lender to sell its Term Loans to the Borrower be deemed to constitute such a recommendation. Each Lender should make its own decision on whether to sell any of its Term Loans and, if it decides to do so, the principal amount of and price to be sought for such Term Loans. In addition, each Lender should consult its own attorney, business advisor or tax advisor as to legal, business, tax and related matters concerning each Auction and the relevant offering documents. Capitalized terms not otherwise defined in this Exhibit C have the meanings assigned to them in the Credit Agreement.

Notice Procedures. In connection with each Auction, the Borrower will provide notification to the Auction Manager (for distribution to the Lenders of the Term Loans (each, an “Auction Notice”). Each Auction Notice shall contain (i) the maximum principal amount (calculated on the face amount thereof) of Term Loans of each applicable Class that the Borrower offers to purchase in such Auction (the “Auction Amount”), which shall be no less than $25,000,000 (unless another amount is agreed to by the Administrative Agent); (ii) the range of discounts to par (the “Discount Range”), expressed as a range of prices per $1,000 (in increments of $5), at which the Borrower would be willing to purchase Term Loans of each applicable Class in such Auction; and (iii) the date on which such Auction will conclude, on which date Return Bids (as defined below) will be due by 1:00 p.m. (New York time) (as such date and time may be extended by the Auction Manager, such time the “Expiration Time”). Such Expiration Time may be extended for a period not exceeding three (3) Business Days upon notice by the Borrower to the Auction Manager received not less than 24 hours before the original Expiration Time; provided that only one extension per offer shall be permitted. An Auction shall be regarded as a “failed auction” in the event that either (x) the Borrower withdraws such Auction in accordance with the terms hereof or (y) the Expiration Time occurs with no Qualifying Bids (as defined below) having been received. In the event of a failed auction, the Borrower shall not be permitted to deliver a new Auction Notice prior to the date occurring three (3) Business Days after such withdrawal or Expiration Time, as the case may be. Notwithstanding anything to the contrary contained herein, the Borrower shall not initiate any Auction by delivering an Auction Notice to the Auction Manager until after the conclusion (whether successful or failed) of the previous Auction (if any), whether such conclusion occurs by withdrawal of such previous Auction or the occurrence of the Expiration Time of such previous Auction.

Reply Procedures. In connection with any Auction, each Lender of Term Loans of each applicable Class wishing to participate in such Auction shall, prior to the Expiration Time, provide the Auction Manager with a notice of participation, in the form included in the respective offering document (each, a “Return Bid”) which shall specify (i) a discount to par that must be expressed as a price per $1,000 (in increments of $5) in principal amount of Term Loans of each applicable Class (the “Reply Price”) within the Discount Range and (ii) the principal amount of Term Loans of each applicable Class, in an amount not less than $1,000,000 or an integral multiple of $1,000 in excess thereof, that such

Lender offers for sale at its Reply Price (the “Reply Amount”). A Lender may submit a Reply Amount that is less than the minimum amount and incremental amount requirements described above only if the Reply Amount comprises the entire amount of the Term Loans of each applicable Class held by such Lender. Lenders may only submit one Return Bid per Auction but each Return Bid may contain up to three (3) component bids, each of which may result in a separate Qualifying Bid and each of which will not be contingent on any other component bid submitted by such Lender resulting in a Qualifying Bid. In addition to the Return Bid, the participating Lender must execute and deliver, to be held by the Auction Manager, an assignment and acceptance in the form included in the offering document (each, an “Auction Assignment and Assumption”). The Borrower will not purchase any Term Loans of any applicable Class at a price that is outside of the applicable Discount Range, nor will any Return Bids (including any component bids specified therein) submitted at a price that is outside such applicable Discount Range be considered in any calculation of the Applicable Threshold Price.

Acceptance Procedures. Based on the Reply Prices and Reply Amounts received by the Auction Manager, the Auction Manager, in consultation with the Borrower, will calculate the lowest purchase price (the “Applicable Threshold Price”) for such Auction within the Discount Range for such Auction that will allow the Borrower to complete the Auction by purchasing the full Auction Amount (or such lesser amount of Term Loans for which the Borrower has received Qualifying Bids). The Borrower shall purchase Term Loans of each applicable Class from each Lender whose Return Bid is within the Discount Range and contains a Reply Price that is equal to or less than the Applicable Threshold Price (each, a “Qualifying Bid”). All Term Loans included in Qualifying Bids (including multiple component Qualifying Bids contained in a single Return Bid) received at a Reply Price lower than the Applicable Threshold Price will be purchased at such applicable Reply Prices and shall not be subject to proration.

Proration Procedures. All Term Loans of each applicable Class offered in Return Bids (or, if applicable, any component thereof) constituting Qualifying Bids at the Applicable Threshold Price will be purchased at the Applicable Threshold Price; provided that if the aggregate principal amount (calculated on the face amount thereof) of all Term Loans of any applicable Class for which Qualifying Bids have been submitted in any given Auction at the Applicable Threshold Price would exceed the remaining portion of the Auction Amount (after deducting all Term Loans of such Class to be purchased at prices below the Applicable Threshold Price), the Borrower shall purchase the Term Loans of such Class for which the Qualifying Bids submitted were at the Applicable Threshold Price ratably based on the respective principal amounts offered and in an aggregate amount equal to the amount necessary to complete the purchase of the Auction Amount. No Return Bids or any component thereof will be accepted above the Applicable Threshold Price.

Notification Procedures. The Auction Manager will calculate the Applicable Threshold Price and post the Applicable Threshold Price and proration factor onto an internet or intranet site (including an IntraLinks, SyndTrak or other electronic workspace) in accordance with the Auction Manager’s standard dissemination practices by 4:00 p.m. New York time on the same Business Day as the date the Return Bids were due (as such due date may be extended in accordance with this Exhibit C). The Auction Manager will insert the principal amount of Term Loans of each applicable Class to be assigned and the applicable settlement date into each applicable Auction Assignment and Assumption received in connection with a Qualifying Bid. Upon the request of the submitting Lender, the Auction Manager will promptly return any Auction Assignment and Assumption received in connection with a Return Bid that is not a Qualifying Bid.

Auction Assignment and Assumption. Each Auction Notice and Auction Assignment and Assumption shall contain the following representations and warranties by the Borrower:

The conditions set forth in Section 2.24 of the Credit Agreement have each been satisfied on and as of the date hereof, except to the extent that such conditions refer to conditions that must be satisfied as of a future date, in which case the Borrower must terminate any Auction if it fails to satisfy one of more of the conditions which are required to be met at the time which otherwise would have been the time of purchase of Term Loans of any applicable Class pursuant to an Auction.

The representations and warranties of the Borrower contained in Article III of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (other than any representation or warranty that is qualified by materiality or reference to Material Adverse Effect, which shall be true and correct in all respects) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes hereof, the representations and warranties contained in Section 3.04(a) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b) of Section 5.01 of the Credit Agreement.

Additional Procedures. Once initiated by an Auction Notice, the Borrower may withdraw an Auction only in the event that, (i) as of such time, no Qualifying Bid has been received by the Auction Manager or (ii) the Borrower has failed to meet a condition set forth in Section 2.24 of the Credit Agreement. Furthermore, in connection with any Auction, upon submission by a Lender of a Return Bid, such Lender will not have any withdrawal rights. Any Return Bid (including any component bid thereof) delivered to the Auction Manager may not be modified, revoked, terminated or cancelled by a Lender. However, an Auction may become void if the conditions to the purchase of Term Loans of any applicable Class by the Borrower required by the terms and conditions of Section 2.24 of the Credit Agreement are not met. The purchase price in respect of each Qualifying Bid for which purchase by the Borrower is required in accordance with the foregoing provisions shall be paid directly by the Borrower to the respective assigning Lender on a settlement date as determined jointly by the Borrower and the Auction Manager (which shall be not later than ten (10) Business Days after the date Return Bids are due). The Borrower shall execute each applicable Auction Assignment and Assumption received in connection with a Qualifying Bid. All questions as to the form of documents and validity and eligibility of Term Loans of each applicable Class that are the subject of an Auction will be determined by the Auction Manager, in consultation with the Borrower, and their determination will be final and binding so long as such determination is not inconsistent with the terms of Section 2.24 of the Credit Agreement or this Exhibit C. The Auction Manager’s interpretation of the terms and conditions of the offering document, in consultation with the Borrower, will be final and binding so long as such interpretation is not inconsistent with the terms of Section 2.24 of the Credit Agreement or this Exhibit C. None of the Administrative Agent, the Auction Manager, any other Agent-Related Person or any of their respective affiliates assumes any responsibility for the accuracy or completeness of the information concerning the Borrower, the Loan Parties, or any of their affiliates (whether contained in an offering document or otherwise) or for any failure to disclose events that may have occurred and may affect the significance or accuracy of such information. This Exhibit C shall not require the Borrower to initiate any Auction.